Exhibit 4.3

Execution Version

GSRP PORTFOLIO II LLC

$597,500,000

3.10% Senior Notes due June 29, 2046

Additional Senior Notes

Subordinate Notes

NOTE PURCHASE AGREEMENT

Dated October 1, 2021

i

v

EXHIBITS

EXHIBIT A	—	Defined Terms
EXHIBIT B-1	—	Form of 3.10% Senior Note due June 29, 2046
EXHIBIT B-2	—	Form of Additional Senior Note
EXHIBIT B-3	—	Form of Subordinate Note
EXHIBIT C	—	Form of Supplemental NPA
EXHIBIT D	—	Form of Opinion of Special Counsel for the Obligors
EXHIBIT E	—	Form of Insurance Consultant Certificate
EXHIBIT F	—	Form of Independent Engineer Certificate
EXHIBIT G	—	Form of Market Consultant Certificate
EXHIBIT H	—	Form of Operating Statement
EXHIBIT I	—	Form of Joinder Agreement
EXHIBIT J	—	Form of Subordination Agreement

SCHEDULES

SCHEDULE 5.4	—	Subsidiaries of the Obligors and Ownership of Subsidiary Stock
SCHEDULE 5.7	—	Litigation
SCHEDULE 5.8	—	Taxes
SCHEDULE 5.15	—	Indebtedness
SCHEDULE 5.17	—	Energy Regulatory Matters
SCHEDULE 10.1	—	Transactions with Affiliates
SCHEDULE 10.5	—	Permitted Liens
SCHEDULE 10.6	—	Permitted Indebtedness
SCHEDULE 10.12	—	Tax Credits and Other Tax-Related Matters
SCHEDULE A-1	—	Knowledge Persons
SCHEDULE A-2	—	Projects
SCHEDULE A-3	—	Certain Power Purchase Agreements
SCHEDULE A-4	—	Existing Project Financing Documents
SCHEDULE A-5	—	EPC Contractors

SCHEDULE A-6	—	Cash Grant Projects
SCHEDULE A-7	—	[Reserved]
SCHEDULE A-8	—	Qualified Replacement Manager Individuals
PURCHASER	—	Information Relating to Initial Purchasers
SCHEDULE

GSRP PORTFOLIO II LLC

200 West Street

New York, New York 10282

3.10% Senior Notes due June 29, 2046

October 1, 2021

TO EACH OF THE PURCHASERS LISTED IN

THE PURCHASER SCHEDULE HERETO,

MUFG UNION BANK, N.A., AS FIRST LIEN COLLATERAL AGENT

MUFG BANK, LTD., AS INTERCREDITOR AGENT

AND MUFG UNION BANK, N.A., As NOTES AGENT:

Ladies and Gentlemen:

GSRP Portfolio II LLC, a Delaware limited liability company (the “Company”), each Portfolio Holding Company (together with each other Person that becomes a party hereto as a guarantor in accordance with Section 13, collectively, the “Guarantors”, and together with the Company, the “Obligors”) and GSRP Portfolio II HoldCo LLC, a Delaware limited liability company (“Holdings”), agree with each of the purchasers under the caption “INITIAL PURCHASERS” on the signature pages hereof (each, an “Initial Purchaser” and, collectively, the “Initial Purchasers”) and each purchaser that executes and delivers a Supplemental NPA as provided in Section 1.3 (each, together with each Initial Purchaser, a “Purchaser” and, collectively with the Initial Purchasers, the “Purchasers”), MUFG Union Bank, N.A., not in its individual capacity but solely as first lien collateral agent appointed in accordance herewith (together with its successors and assigns in such capacity, the “First Lien Collateral Agent”), MUFG Bank, Ltd., not in its individual capacity but solely as Intercreditor Agent (as defined herein) and MUFG Union Bank, N.A., not in its individual capacity but solely as the Notes Agent (as defined herein) appointed in accordance herewith, as follows:

SECTION	1. AUTHORIZATION OF NOTES.

Section 1.1 Amount; Establishment of Series.

The Company will authorize the issue and sale, subject to the terms and conditions of this Agreement, of up to $597,500,000 aggregate principal amount of its guaranteed senior secured notes as provided in Section 1.2. In addition, the Company may issue and sell, subject to the terms and conditions of this Agreement, (a) an unlimited aggregate principal amount of additional guaranteed senior secured notes substantially in the form of Exhibit B-2 as provided in Section 1.3 (the “Additional Senior Notes” and, together with the Initial Notes, the “Senior Notes”, such terms to include any Senior Notes issued in substitution therefor pursuant to Section 14) and (b) an unlimited aggregate principal amount of subordinated notes substantially in the form of Exhibit B-3 as provided in Section 1.3 (the “Subordinate Notes”, such term to include any Subordinate Notes issued in substitution therefor pursuant to Section 14). The Additional Senior Notes and Subordinate Notes may be issued in one or more series (each a “Series” of Notes), subject to compliance with the terms and conditions of this Agreement. Certain capitalized and other terms used in this Agreement are defined in Exhibit A and, for purposes of this Agreement, the rules of construction set forth in Section 23.4 shall govern.

Section 1.2 The Initial Notes.

The Company will authorize, as the initial Series of Senior Notes hereunder, the issue and sale of $597,500,000 aggregate principal amount of its 3.10% Senior Notes due June 29, 2046 (the “Initial Notes”). The Initial Notes shall be substantially in the form set out in Exhibit B-1, with such changes therefrom, if any, as may be approved by each Purchaser and the Obligors.

Section 1.3 Issuance of Notes.

Each Series of Notes (other than the Initial Notes) will be issued pursuant to a supplemental note purchase agreement substantially in the form of Exhibit C (each, a “Supplemental NPA”), and will be subject to the following terms and conditions:

(a) the designation of each Series of Notes shall distinguish the Notes of one Series from the Notes of all other Series;

(b) each Supplemental NPA shall specify whether the Series of Notes issued pursuant thereto shall constitute Additional Senior Notes or Subordinate Notes;

(c) the Notes of each Series of Additional Senior Notes shall rank pari passu in right of payment with the Notes of each other Series of Senior Notes;

(d) subject to Section 1.3(f), each Series of Additional Senior Notes or Subordinate Notes shall be dated the date of issue, shall bear interest at such rate or rates, shall mature on such date or dates, if any, as are provided in the Supplemental NPA under which such Additional Senior Notes or Subordinate Notes are issued, may be issued in such denominations, may be subject to payment of such Make-Whole Amount or premium or without premium, may contain tax indemnification provisions, and provisions for the exchange or transfer of such Additional Senior Notes or Subordinate Notes and may have such additional or different conditions precedent to closing and such additional or different representations and warranties or other terms and provisions as shall be specified in such Supplemental NPA;

(e) any additional, or more restrictive, covenants, Events of Default, rights or similar provisions (including tax indemnification provisions) that are added by a Supplemental NPA for the benefit of any Additional Senior Notes to be issued pursuant to such Supplemental NPA shall apply to all outstanding Senior Notes, whether or not the Supplemental NPA so provides, but shall only apply to all outstanding Subordinate Notes if the applicable Supplemental NPA so provides, and any additional, or more restrictive, covenants, Events of Default, rights or similar provisions that are added by a Supplemental NPA for the benefit of any Subordinate Notes to be issued pursuant to such Supplemental NPA shall apply to all outstanding Notes, whether or not the Supplemental NPA so provides;

(f) (i) the Additional Senior Notes shall have a final maturity date not earlier than the Maturity Date of the Initial Notes and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Initial Notes, and the Additional Senior Notes shall not be prepayable or redeemable except in connection with any offer to repay or optional redemption on a pro rata basis with all Senior Notes then outstanding and, where relevant, the Senior Notes of holders accepting such offer to repay or upon acceleration thereof; (ii) the Subordinate Notes of any Series shall have a final maturity date not earlier than at least one year after the latest Maturity Date of the Senior Notes then outstanding and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Senior Notes then outstanding; and (iii) the Subordinate Notes shall not be prepayable or redeemable prior to the repayment in full of all Senior Notes at any time outstanding, except that, so long as no Default or Event of Default then exists, the Company shall be permitted to offer to repay or redeem Subordinate Notes (and complete such offer) (x) in circumstances where (A) the Company has made a mandatory offer to repay or redeem required pursuant to this Agreement or a voluntary offer to repay or redeem to all holders of the Senior Notes, (B) each such offer made to the holders of Senior Notes specifies the Company’s intention to make an offer to the holders of Subordinate Notes to repay or redeem their Subordinate Notes (such an offer described in clauses (A) and (B), a “Senior Notes Offer”), and (C) the mandatory or voluntary offer to the holders of Subordinate Notes is made subject to the Company completing the repayment or redemption of the Senior Notes to such holders that accept the Company’s Senior Notes Offer, (y) so long as the Distribution Conditions have been satisfied, with cash otherwise available for the transfer in the Distribution Reserve Account or (z) with the proceeds of any equity contributions to the Company.

(g) except to the extent provided in clauses (d) or (e) above or as otherwise specified in this Agreement, all of the provisions of this Agreement shall apply to the Notes of each Series; and

(h) the issuance of Additional Senior Notes or any Subordinate Notes shall be subject to the satisfaction of the conditions set forth in Section 4.2.

The Purchasers of the Initial Notes or any Additional Senior Notes or Subordinate Notes are under no obligation to purchase any subsequent Series of Notes.

Upon the issuance of any Additional Senior Notes or Subordinate Notes, the Company shall, at its expense, provide, or cause to be provided, to each holder the Supplemental NPA entered into in connection with such Notes.

Section 1.4 Subordinate Notes.

The Supplemental NPA pursuant to which any Series of Subordinate Notes is issued shall specify whether or not the Subordinate Notes of such Series will be unsecured or entitled to the benefits of a second priority Lien on the Collateral, subject to Section 1.5. A second lien collateral agent shall be appointed pursuant to any Supplemental NPA in respect of any Series of Subordinate Notes that will be entitled to a second priority Lien on the Collateral, such second lien collateral agent shall enter into a joinder to the Intercreditor Agreement and such Series of Subordinate Notes shall be subject to the terms of the Intercreditor Agreement. Any Series of unsecured Subordinate Notes shall be subject, notwithstanding any provision hereof or of any Supplemental NPA to the contrary, to the terms of a subordination agreement substantially in the form of Exhibit J or any other form of subordination agreement satisfactory to the Required Holders (any such subordination agreement actually entered into, the “Subordination Agreement”). If at any time a Default or an Event of Default has occurred and is continuing, holders of Subordinate Notes shall not be entitled to any vote hereunder, other than in respect of matters related exclusively to Subordinate Notes, as provided in Section 18, or as expressly provided in the Intercreditor Agreement or Subordination Agreement, as applicable; provided that this restriction on voting will cease to apply once all Senior Notes outstanding have been repaid in full in cash and cancelled.

Section 1.5 Priority of Security.

(a) Subject to the provisions of this Agreement, all Senior Notes, as soon as issued, shall rank pari passu and be secured equally and ratably by the Collateral without discrimination or preference with all other Senior Notes as if all of the Senior Notes had been issued simultaneously. Any Series of Subordinate Notes that is entitled to the benefits of the Collateral pursuant to the terms of the Supplemental NPA for such Series shall be secured by a second priority Lien on the Collateral pursuant to Second Lien Security Documents in accordance with the Intercreditor Agreement. Any Series of Subordinate Notes may rank senior to, junior to or pari passu with one or more other Series of Subordinate Notes; provided that in all events the Subordinate Notes will be subordinate to the Senior Notes as provided in this Agreement, the Intercreditor Agreement and any applicable Subordination Agreement.

(b) The Collateral is for the equal and ratable benefit and security of all the First Lien Secured Parties, subject to the terms of the Intercreditor Agreement, without any preference or priority of any Senior Note of any Series over any other Senior Note of any Series.

(c) The Senior Notes shall rank prior to the Subordinate Notes in respect of any Liens and security interests created by the Security Documents. The priority of the Senior Notes over the Subordinate Notes shall be effective in all events and in all circumstances and, without limiting the generality of the foregoing, such priority shall be effective notwithstanding the dates of issue or delivery of any Notes, the dates of any advances evidenced or collaterally secured by any Notes, the dates of enforcement of remedies following an Event of Default pursuant to the terms of this Agreement or any Supplemental NPA or the rules of priority established under Applicable Law.

SECTION	2. SALE AND PURCHASE OF THE INITIAL NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Initial Purchaser and each Initial Purchaser will purchase from the Company, at the Closing provided for in Section 3, Initial Notes in the principal amount specified opposite such Initial Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION	3. CLOSING

Subject to the satisfaction of the conditions set forth in Section 4.1, the sale and purchase of the Initial Notes to be purchased by each Purchaser shall occur at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, at 10:00 a.m., New York time, at a closing (the “Closing”) on October 1, 2021. At the Closing, the Company will deliver to each Initial Purchaser the Initial Notes to be purchased by such Initial Purchaser in the form of a single Initial Note (or such greater number of Initial Notes in denominations of at least $500,000 as such Initial Purchaser may request) dated the date of the Closing and registered in such Initial Purchaser’s name (or in the name of its nominee), against delivery by such Initial Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the funding instructions delivered pursuant to Section 4.1(j). If at the Closing the Company shall fail to tender such Initial Notes to any Initial Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4.1 shall not have been fulfilled to such Initial Purchaser’s satisfaction, such Initial Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Initial Purchaser may have by reason of such failure by the Company to tender such Initial Notes or any of the conditions specified in Section 4.1 not having been fulfilled to such Initial Purchaser’s satisfaction.

SECTION	4. CONDITIONS TO ISSUANCE OF NOTES.

Section 4.1 Initial Notes.

Each Initial Purchaser’s obligation to purchase and pay for the Initial Notes to be sold to such Initial Purchaser at the Closing is subject to the fulfillment to such Initial Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

(a) Representations and Warranties. The representations and warranties of each of the Obligors in this Agreement and each other Note Document to which it is a party shall be true and correct when made and at the Closing.

(b) No Default. Before and immediately after giving effect to the issue and sale of the Initial Notes (and the application of the proceeds thereof as contemplated by Section 5.13) and the consummation of the other transactions, including the LC Facility, at the Closing, no Default or Event of Default shall have occurred and be continuing.

(c) Compliance Certificates.

(i) The Company shall have delivered to such Initial Purchaser an Officer’s Certificate, dated the date of the Closing, certifying, as to the conditions specified in Section 4.1(a), and, to such Authorized Officer’s Knowledge, Section 4.1(b) and each other matter required to be certified by the Company pursuant to this Section 4.1.

(ii) Each Obligor and Holdings shall have delivered to such Initial Purchaser a certificate of an Authorized Officer, dated the date of the Closing, certifying as to (A) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Initial Notes, this Agreement and the other Note Documents to which it is a party, (B) such Obligor’s or Holdings’, as applicable, Organizational Documents as then in effect and (C) the names and signature of the Authorized Officers authorized to sign this Agreement on behalf of such Obligor or Holdings, as applicable, and each other Note Document to which it is a party, and other documents to be delivered hereunder.

(d) Good Standing Certificates. Each Obligor and Holdings shall have delivered to such Initial Purchaser a certificate as to the good standing of and payment of franchise Taxes by such Obligor and Holdings from the Secretary of State of the State of such Obligor’s or Holdings’, as applicable, organization dated as of a recent date.

(e) Opinion of Counsel. Such Initial Purchaser shall have received opinions in form and substance satisfactory to such Initial Purchaser, dated as of the date of the Closing, (i) from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Obligors, covering the New York law and Delaware law (with respect to corporate formation, authorization, execution and delivery and customary UCC security interest) matters set forth on Exhibit D and covering such other New York law matters incident to the transactions contemplated hereby as such Initial Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Initial Purchasers) and (ii) from Latham & Watkins LLP, special counsel for the Initial Purchasers in connection with such transactions, covering New York law matters incident to the transactions contemplated hereby and such other matters incident to such transactions as such Initial Purchaser may reasonably request.

(f) Purchase Permitted By Applicable Law, Etc. On the date of the Closing, such Initial Purchaser’s purchase of Initial Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Initial Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Initial Purchaser to any penalty or liability (other than any Tax liability) under or pursuant to any applicable law or regulation. If requested by such Initial Purchaser, such Initial Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Initial Purchaser may reasonably specify to enable such Initial Purchaser to determine whether such purchase is so permitted.

(g) Payment of Fees; Taxes. Without limiting Section 16.1 or any other expense reimbursement obligation under the Note Documents, the Company shall have paid on or before the Closing (i) the reasonable and documented fees, charges and disbursements of the Placement Agents, the First Lien Collateral Agent, the Notes Agent, the Depositary Bank, consultants to the First Lien Secured Parties (including the Independent Engineer, the Market Consultant and the Insurance Consultant) and Latham & Watkins LLP, special counsel to the Initial Purchasers and the other First Lien Secured Parties, in each case, to the extent reflected in a statement of such Person rendered to the Company at least two Business Days prior to the Closing, (ii) all recording, documentary, filing, intangible, stamp or other similar Taxes and other expenses related to such filings, registrations and recordings necessary for the consummation of the transactions contemplated by this Agreement and the other Note Documents and (iii) all other fees and expenses then due and payable by the Obligors pursuant to the Financing Documents to the extent reflected in a statement of the applicable payee rendered to the Company at least two Business Days prior to the date of the Closing.

(h) Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Initial Notes.

(i) Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each Initial Purchaser, and each Initial Purchaser shall purchase, the Initial Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

(j) Funding Instructions; Funds Flow. At least three Business Days prior to the date of the Closing, each Initial Purchaser (or its representative) shall have received written instructions signed by an Authorized Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Initial Notes is to be deposited. In addition, the Company shall have delivered a funds flow memorandum to the Initial Purchasers setting forth the use of proceeds of the Initial Notes. Each Initial Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $51.00) to the account identified in the written instructions no later than two Business Days prior to Closing. If an Initial Purchaser delivers a micro deposit, an Authorized Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Initial Purchaser prior to the date of the Closing. The Company shall not be obligated to return the amount of the micro deposit, nor shall the amount of the micro deposit be netted against the Initial Purchaser’s purchase price of the Notes.

(k) Financing Documents. Such Initial Purchaser and the First Lien Collateral Agent shall have received certified, complete and correct copies of all of the Financing Documents (together with any amendments, supplements, schedules and exhibits thereto), duly executed and delivered by Holdings, as applicable, and each Obligor party thereto.

(l) LC Facility. The “Closing Date” under and as defined in the LC Facility Credit Agreement shall have occurred.

(m) Depositary Accounts. The Company and the Depositary Bank shall have established and opened the Depositary Accounts in accordance with the terms of the Depositary Agreement. The Debt Service Reserve Account shall be funded (or the funds flow memorandum delivered pursuant to Section 4.1(j) shall reflect that it will be funded substantially contemporaneously with the Closing) pursuant to and as required by the Depositary Agreement (including, as applicable, by the issuance of a Letter of Credit). The Buyout Reserve Account shall be funded (or the funds flow memorandum delivered pursuant to Section 4.1(j) shall reflect that it will be funded substantially contemporaneously with the Closing) pursuant to and as required by the Depositary Agreement (including, as applicable, by the issuance of a Buyout Reserve Letter of Credit).

(n) Lien Searches. Such Initial Purchaser shall have received reports of searches of bankruptcy and litigation proceedings in respect of each Obligor and Holdings for the jurisdiction in which such Obligor and Holdings is located and of UCC filings and tax liens, in each case reasonably satisfactory to such Initial Purchaser, in the jurisdiction of formation or organization, as applicable, of each Obligor and Holdings, or where a filing has been or would need to be made in order to perfect the First Lien Collateral Agent’s security interest in the Collateral, together with copies of all such filings disclosed by such searches, and UCC-3 termination statements for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC-1 financing statements or fixture filings disclosed in such reports (other than any such financing statements or fixture filings in respect of Permitted Liens).

(o) Security.

(i) Valid and perfected first priority security interests (subject only to Permitted Liens) in the Collateral shall have been created in favor of the First Lien Collateral Agent for the benefit of the First Lien Secured Parties, in each case, in form and substance reasonably satisfactory to such Initial Purchaser, and such Initial Purchaser shall have received evidence of the filing or registration of all appropriate documents and payment of all related fees and expenses in accordance with Applicable Law necessary for the creation and perfection of the Liens intended to be created by the First Lien Security Documents, all in form and substance reasonably satisfactory to such Initial Purchaser.

(ii) The equity interest certificates representing the Pledged Collateral referred to in (and as defined in) the First Lien Pledge and Security Agreement accompanied by undated transfer powers executed in blank and instruments evidencing the Pledged Collateral referred to in (and as defined in) the First Lien Pledge and Security Agreement, indorsed in blank, shall have been delivered to the First Lien Collateral Agent.

(p) Insurance. Such Initial Purchaser shall have received (i) evidence (including appropriate certificates of insurance) reasonably satisfactory to such Initial Purchaser that the insurance required to be obtained and maintained by the Obligors and their Subsidiaries pursuant to the Financing Documents is in full force and effect and (ii) a report of the Insurance Consultant addressed to, and in form and substance reasonably satisfactory to, the Initial Purchasers, discussing, among other matters, the adequacy of the insurance coverage of the portfolio, together with a certificate of the Insurance Consultant in the form of Exhibit E appropriately completed.

(q) Consultant Reports. The Company shall have delivered (or caused to be delivered) to each Initial Purchaser: (i) the Independent Engineer Report, together with a certificate of the Independent Engineer in the form of Exhibit F appropriately completed and (ii) the Market Consultant Report, together with a certificate of the Market Consultant in the form of Exhibit G appropriately completed, in each case, in form and substance reasonably satisfactory to such Initial Purchaser. Each of the Independent Engineer Report and the Market Consultant Report shall state that (or the aforementioned certificate from the issuer of the applicable report shall state that), subject to the qualifications and assumptions set forth in such report, such Initial Purchaser shall be entitled to rely on such report.

(r) Base Case Projections. Such Initial Purchaser shall have received the base case financial model (the “Base Case Projections”), in form and substance reasonably satisfactory to such Initial Purchaser (in consultation with the Independent Engineer), certified, as of the date of the Closing, by an Authorized Officer as to the reasonableness of the underlying assumptions based thereon.

(s) Credit Rating on Initial Notes. Such Initial Purchaser shall have received a copy of a letter issued by the Applicable Rating Agency assigning at least a “BBB-” Credit Rating (or the equivalent) in respect of the Initial Notes.

(t) Litigation. There shall be no pending or, to the Company’s Knowledge, threatened action, suit or proceeding of or before any Governmental Authority that relates to (i) the Company, any other Obligor, any Subsidiary of any Obligor or any Project or (ii) to any transaction contemplated by any of the Note Documents, except, in each case, as set forth on Schedule 5.7 or that would not otherwise, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) KYC and USA PATRIOT Act. To the extent requested by the Initial Purchasers at least 10 Business Days prior to the date of the Closing, such Initial Purchasers shall have received all documentation and other information with respect to Holdings, the Obligors and their Subsidiaries required to allow such Initial Purchaser to comply with Applicable Law and related internal procedures relating to “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, which are applicable to the Initial Purchasers.

(v) Solvency Certificate. The Company shall have delivered to such Initial Purchaser certificates from an Authorized Officer certifying that, immediately after giving effect to the transactions contemplated hereunder, the Company and its Subsidiaries, on a consolidated basis, are Solvent.

(w) No Material Adverse Effect. Since August 18, 2021, there has been no Material Adverse Effect.

(x) Construction Project Documents. With respect to each Construction Project, the Company shall have delivered to such Initial Purchaser:

(i) (a) a construction budget for such Construction Project, including all of the project costs for such Construction Project and a contingency amount for cost overruns equal to 3.0 % of such project costs, and (b) a construction schedule for such Construction Project demonstrating that such Construction Project is projected to achieve commercial operation prior to the specified outside date in its Power Purchase Agreement;

(ii) (a) a copy of the EPC Contract for such Construction Project, which shall have been duly executed and be in full force and effect, (b) an unconditional notice to proceed or other evidence that the EPC Contractor with respect to such Construction Project shall have been given or otherwise been unconditionally directed to begin performance under the EPC Contract to which it is a party on or prior to the date of the Closing, (c) copies of all equipment procurement arrangements relating to modules, batteries, racking systems and inverters, as applicable, for such Construction Project (if such equipment is not otherwise procured for the Project Company pursuant to the EPC Contract), each of which shall have been duly executed and be in full force and effect and (d) pre-construction drawings for such Construction Project; and

(iii) copies of the most recently available, if any, quarterly and annual financial statements of the EPC Contractor for such Construction Project, to the extent such EPC Contractor is not a public reporting company.

(y) Construction Project Credit Support. Available commitments under the LC Facility are adequate in amount to satisfy contractual credit support requirements of counterparties relating to each Construction Project.

Section 4.2 Subsequent Notes.

The issuance and sale by the Company of any Series of Additional Senior Notes or Subordinate Notes from time to time is subject to the satisfaction, prior to or on the date of issuance thereof, of the conditions precedent set forth below:

(a) Representations and Warranties. The representations and warranties of each of the Obligors in this Agreement and each other Note Document to which it is a party shall be true and correct as of the date of such issuance and sale; provided that, so long as no Default or Event of Default has occurred and is continuing, the Company shall be permitted to deliver updated schedules to the Purchasers as of such date of issuance and such updated schedules shall qualify the representations and warranties of each of the Obligors in this Agreement for purposes of this Section 4.2(a).

(b) Execution and Delivery of Notes. Such Additional Senior Notes or Subordinate Notes shall have been duly executed and delivered by the Company to each Purchaser of such Series of Notes.

(c) Supplemental NPA. A Supplemental NPA pursuant to which such Series of Notes is to be issued shall have been duly executed by the Company and each Purchaser of such Series of Notes.

(d) Debt Service Reserve Account. The Debt Service Reserve Account shall be funded to its then required level (taking into consideration the issuance of the Additional Senior Notes) pursuant to and as required by the Depositary Agreement (including, as applicable, by the issuance of a DSR Letter of Credit (as defined in the Depositary Agreement)). If applicable, each of the Supplemental Reserve Account and the Buyout Reserve Account shall be funded to its then required level (taking into consideration the issuance of the Additional Senior Notes) pursuant to and as required by the Depositary Agreement (including, as applicable, by the issuance of a Supplemental Reserve Letter of Credit or a Buyout Reserve Letter of Credit (as each such term is defined in the Depositary Agreement)).

(e) Rating Condition. As of the date that the Additional Senior Notes or Subordinate Notes are issued, and immediately after giving effect thereto, the Rating Condition shall be satisfied.

(f) Debt Service Coverage Ratio. The (i) projected average Debt Service Coverage Ratio through the Maturity Date shall be greater than or equal to 1.6:1.0 and the projected minimum Debt Service Coverage Ratio for any Rolling Period through the Maturity Date shall be greater than or equal to 1.3:1.0, in each case, after giving pro forma effect to the Series of Additional Senior Notes being issued; and (ii) to the extent such Series of Notes are unsecured or secured on a second lien basis, the projected average Debt Service Coverage Ratio (calculated as though Debt Service were defined to include all Indebtedness of the Company for borrowed money that is unsecured or secured on a first priority basis or second priority basis) through the Maturity Date shall be greater than or equal to 1.2:1.0.

(g) No Default. Before and after giving effect to the issue and sale of such Additional Senior Notes or Subordinate Notes, no Default or Event of Default shall have occurred and be continuing.

(h) Intercreditor or Subordination Agreement. With respect to any Subordinate Notes, (i) if such Subordinate Notes are secured by a second Lien on the Collateral, a second lien collateral agent appointed pursuant to the applicable Supplemental NPA shall have executed and delivered to the First Lien Collateral Agent a joinder to the Intercreditor Agreement or (ii) if such Subordinate Notes are unsecured, a note holder representative appointed pursuant to the applicable Supplemental NPA shall have executed and delivered to the First Lien Collateral Agent a Subordination Agreement.

SECTION	5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

Each of the Obligors represents and warrants to each Initial Purchaser, as to such Obligor (and, as applicable, its Subsidiaries) as of the date of the Closing, that:

Section 5.1 Organization; Power and Authority. Such Obligor and each Project Company is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization (except as would not be material to the interests of the holders of the Notes), and is duly qualified and in good standing in each jurisdiction in which such qualification is required by law, in each case other than those jurisdictions as to which the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Obligor has the power and authority to execute and deliver this Agreement, the Notes and the other Financing Documents to which it is a party and to perform the provisions hereof and thereof and to create the Liens intended to be created by the Security Documents. Such Obligor and each Subsidiary thereof has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.2 Authorization, Etc. Each of the Note Documents to which such Obligor is a party has been duly authorized by all necessary corporate or other organizational action on the part of such Person, and upon execution and delivery thereof, each Note Document will constitute, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3 Disclosure. The Company, through the Placement Agents, has delivered to each Purchaser a copy of the Private Placement Memorandum, dated July 2021 and the Risk Considerations dated July 2021, (collectively, the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Obligors and their respective Subsidiaries. The information contained in this Agreement, the Memorandum and each other Note Document (in each case, other than projections, forward looking information, information of a general industry nature and any report delivered by a third party consultant) delivered to the Purchasers by or on behalf of the Company for use in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein (taken as a whole) not misleading in light of the circumstances under which they were made. Except as set forth in the Memorandum, this Agreement and the other Note Documents, since August 18, 2021, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Base Case Projections for the period from the date of the Closing through June 29, 2046 and the construction budgets delivered pursuant to Section 4.1(x)(i), each of which are excluded from the information covered by the immediately preceding sentence, have been prepared in good faith using assumptions believed by the Company to be reasonable at the time made with no assurances as to actual outcome which may deviate materially from such forecast and projections.

Section 5.4 Organization and Ownership of Shares of Subsidiaries.

(a) Schedule 5.4 contains (except as noted therein and except for inaccuracies that are not material) complete and correct lists of the Company’s Subsidiaries as of the date of the Closing, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Guarantor. As of the date hereof, the Company neither directly nor indirectly holds any Equity Interests in any Person other than as set forth on Schedule 5.4 or as would not be material to the interests of the holders of the Notes.

(b) All of the outstanding shares of capital stock or similar Equity Interests of such Obligor and each Subsidiary that is shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued and are owned by the Company or another Subsidiary as of the date of the Closing free and clear of any Lien other than Permitted Liens, except as would not be material to the interests of the holders of the Notes.

(c) No Subsidiary of the Company is subject to any legal, regulatory, contractual or other restriction (other than any restrictions included in the Tax Equity Documents, the Project Financing Documents or the agreements listed on Schedule 5.4 or customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Subsidiary except, with respect to any Non-Obligor Subsidiary, as would not be reasonably be expected to be Material.

(d) All of the outstanding shares of capital stock or similar Equity Interests of the Company have been validly issued and are owned by Holdings free and clear of any Lien other than Permitted Liens.

Section 5.5 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by such Obligor of this Agreement and the other Note Documents to which it is a party and the transactions contemplated hereunder or thereunder will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Liens created pursuant to the Security Documents) in respect of any property of such Obligor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, Project Document, Tax Equity Document or any other agreement or instrument to which such Obligor or any of its Subsidiaries is bound or by which such Obligor or any of its Subsidiaries or any of their respective properties may be bound or affected, except to the extent such contravention, breach, default or Lien would not reasonably be expected to have a Material Adverse Effect, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to such Obligor or any of its Subsidiaries, except to the extent such conflict or breach would not reasonably be expected to have a Material Adverse Effect, (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Obligor or any of its Subsidiaries, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect, or (d) violate any provision of the Organizational Documents of such Obligor.

Section 5.6 Approvals, Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Obligor of this Agreement or the other Financing Documents, except for those that have already been obtained or filed and filings and recordings with respect to the Collateral to be made or otherwise delivered to the First Lien Collateral Agent for filing and/or recordation or to the extent the failure to have obtained the same on or prior to the date of the Closing would not reasonably be expected to have a Material Adverse Effect. All material Governmental Authorizations, which under Applicable Laws are required to have been obtained by such Obligor or any Subsidiary thereof in connection with the current state of construction of any Construction Project and the ownership and operation of the other Projects (all of the foregoing, the “Necessary Project Approvals”), have been obtained, are in full force and effect, are properly in the name of the appropriate Person and are final, and all appeal periods with respect thereto have expired or terminated, except for any such Governmental Authorizations that are reasonably expected to be obtained in the ordinary course when required or to the extent the failure to have obtained the same on or prior to the date of the Closing would not reasonably be expected to have a Material Adverse Effect. Such Obligor or its applicable Subsidiaries have performed or complied with all agreements and conditions contained in each Necessary Project Approval and all agreements and conditions contained in any agreements or documents referred to therein in each case to the extent required to be performed or complied with by it on or before the date of the Closing, and, subject to the foregoing, neither the Company nor any of its applicable Subsidiaries is in default in the performance of or compliance with any of the material terms or provisions of any Necessary Project Approval, except, in each case, to the extent such noncompliance or default would not reasonably be expected to have a Material Adverse Effect.

Section 5.7 Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the Knowledge of such Obligor, threatened in writing against or affecting such Obligor, any Subsidiary of such Obligor or any property of such Obligor or any such Subsidiary (including the Projects) in any court or before any arbitrator of any kind or before or by any Governmental Authority, except as set forth on Schedule 5.7 or as would not otherwise, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither such Obligor nor any Subsidiary thereof is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, or any of the other laws and regulations that are referred to in Section 5.18), or (iii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority, in each case of clauses (i), (ii) and (iii), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.8 Taxes.

(a) To the Knowledge of such Obligor during the applicable Pre-Ownership Period and without regard to the Knowledge of such Obligor thereafter, such Obligor and its Subsidiaries have, filed all income Tax Returns and other material Tax Returns that are required to have been filed by them in any jurisdiction, and have paid all Taxes shown to be due and payable on such Tax Returns and all other Taxes and assessments levied or assessed on them or on or with respect to their properties, assets, income or franchises, to the extent such Taxes and assessments have become due and payable and before they have become delinquent, except for any Tax Returns, Taxes and assessments (i) the non-filing or non-payment of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which (x) the applicable Obligor or Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP, and (y) there is no material risk of seizure of any material property or asset of the applicable Obligor or Subsidiary. The charges, accruals and reserves on the books of such Obligor and its Subsidiaries in respect of U.S. federal, state or other Taxes for all fiscal periods are in all material respects adequate. Except as set forth on Schedule 5.8 or as would not be material to the interests of the holders of the Notes, no audits, claims, assessments, levies, or administrative or judicial proceedings, or investigations presently are ongoing or pending against such Obligor or any of its Subsidiaries regarding material Taxes of such Obligor or any of its Subsidiaries or with respect to the assets of such Obligor or any of its Subsidiaries.

(b) Except as set forth on Schedule 5.8 or as would not reasonably be expected to be material, to the Knowledge of such Obligor during the applicable Pre-Ownership Period and without regard to the Knowledge of such Obligor thereafter, the Company and each Subsidiary of the Company is, and has at all times since its formation been, properly treated as an entity that is disregarded as separate from its owner or as a partnership (that is not a “publicly traded partnership” as defined in Code Section 7704(b)) for U.S. federal tax purposes (and any similar or corresponding state or local tax purposes). Except as set forth on Schedule 5.8 or as would not reasonably be expected to be material, to the Knowledge of such Obligor during the applicable Pre-Ownership Period and without regard to the Knowledge of such Obligor thereafter, none of the Company or any of its Subsidiaries has taken, or to the extent within the control of the Company or any of its Subsidiaries, has permitted any Person to take, any action that would reasonably be expected to result in the Company or any of its Subsidiaries being treated as a corporation, or an association taxable as a corporation, for U.S. federal tax purposes (or any similar or corresponding state or local tax purposes). Except as would not reasonably be expected to be material, neither such Obligor nor any Subsidiary has made an election under Section 1101(g)(4) of the Bipartisan Budget Act, or any subsequent law or guidance (including pursuant to Treasury Regulations Section 301.9100-22T) to have the provisions of Section 1101 of the Bipartisan Budget Act apply to any partnership income Tax Returns of such Obligor or any Subsidiary thereof filed for any taxable year thereof beginning before January 1, 2018. Neither such Obligor nor any Subsidiary thereof is party to any tax sharing agreement with any Person or any other agreement pursuant to which it is liable for the material Taxes of another Person (including with any Affiliate of such Obligor or any Subsidiary thereof) other than in connection with the Tax Equity Documents or customary provisions contained in any agreements entered into in the ordinary course of business and not primarily related to Taxes. Neither such Obligor nor any Subsidiary thereof has any outstanding liability for any payment of amounts with respect to material Taxes of any other Person (other than another Obligor or Subsidiary thereof) as a result of being a member of an Affiliated, consolidated, combined or unitary group, or as a result of succeeding to such liability as a result of merger, conversion or asset acquisition, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Neither such Obligor nor any of its Subsidiaries is a Tax-Exempt Person (other than as a result of the status or ownership of any Tax Equity Investor). Except with respect to the Cash Grant Projects, no Person has applied for, claimed or received a grant under Section 1603 of Division B of the American Recovery and Reinvestment Act of 2009, as amended, with respect any Project or any property that is part of a Project. All energy property comprising the Cash Grant Projects was “placed in service” for purposes of the Cash Grant Terms and Conditions more than five years prior to the date hereof. No Person has applied for, claimed or received a production tax credit described in Section 45 of the Code or an investment tax credit described in Section 48 of the Code with respect to any Cash Grant Project. To the Knowledge of such Obligor during the applicable Pre-Ownership Period and without regard to the Knowledge of such Obligor thereafter, (i) no material default, inaccuracy, breach, failure, determination, event, loss or other circumstance has occurred in connection with any representation, warranty, certification, covenant, agreement or obligation by such Obligor or any of its Subsidiaries under any Tax Equity Document and (ii) no event, action, inaction or other circumstance has otherwise occurred which, in the case of either (i) or (ii), could reasonably be expected to result in (x) any reduction in the amount of, or any preclusion of the availability of, any Tax credit or other Tax benefit (including any Cash Grant) otherwise available, or reasonably expected to be available, with respect to any Project subject to a Tax Equity Document or (y) any recapture, disallowance, reduction, delay or loss of any Tax credit or other Tax benefit (including any Cash Grant) claimed with respect to any Project subject to a Tax Equity Document and, in the case of either (x) or (y), which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 5.9 Title to Property; Leases. Such Obligor and its Subsidiaries have good and valid title to, or leasehold interest in, their respective real and personal properties (including the Collateral and all Projects), in each case free and clear of Liens, other than Permitted Liens, except, with respect to any Non-Obligor Subsidiary, as would not reasonably be expected to have a Material Adverse Effect.

Section 5.10 Intellectual Property Licenses, Permits, Etc.

(a) Such Obligor and its Subsidiaries own or possess all intellectual property licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except for any such failure to own or possess or any conflict as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) To the Knowledge of such Obligor, no product or service of such Obligor or any Subsidiary thereof infringes any intellectual property license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except for any such infringement as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) To the Knowledge of such Obligor, there is no violation by any Person of any right of such Obligor or any Subsidiary thereof with respect to any intellectual property license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by such Obligor or any Subsidiary thereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.11 Compliance with Employee Benefit Plans.

(a) Such Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all Applicable Laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither such Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by such Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of such Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities, except as would not reasonably be expected to have a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) Such Obligor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of such Obligor and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Initial Purchaser in the first sentence of this Section 5.11(e) is made in reliance upon and subject to the accuracy of such Initial Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Initial Purchaser.

(f) Such Obligor and its Subsidiaries do not have any Non-U.S. Plans.

Section 5.12 Private Offering by the Obligors. Neither such Obligor nor anyone acting on its behalf (other than the Placement Agents) has offered the Initial Notes or any similar Securities for sale to, or solicited any offer to buy the Initial Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Initial Purchasers and not more than 36 other Persons that are both (a) an “accredited investor” within the meaning of Regulation D under the Securities Act and (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, each of which has been offered the Initial Notes at a private sale for investment. Neither such Obligor nor anyone acting on its behalf (other than the Placement Agents) has (i) solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) otherwise taken, or will take, any action that would subject the issuance or sale of the Initial Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.13 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Initial Notes hereunder as set forth in the funds flow memorandum delivered pursuant to Section 4.1(j) and in accordance with Section 9.11. No part of the proceeds from the sale of the Initial Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220), assuming no holder is a “creditor” within the meaning of Regulation T. Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section 5.13, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.14 Foreign Assets Control Regulations, Etc.

(a) Neither Holdings nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of Economic Sanctions Laws.

(b) Within the past five years, neither Holdings nor any Controlled Entity (including their respective officers, directors, employees and, to the knowledge of the foregoing, agents acting on their behalf) has violated in any material respect, been found in violation of or been charged or convicted under any applicable Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by Holdings or any of its Controlled Entities, directly or knowingly indirectly (A) with any investment in, or any transactions or dealings with, any Blocked Person in violation of applicable Economic Sanctions Laws, (B) for any purpose that would cause any Purchaser to be in violation of any Economic Sanctions Laws or (C) otherwise in violation of any Economic Sanctions Laws;

(ii) will be used, directly or knowingly indirectly, by Holdings or any of its Controlled Entities in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or knowingly indirectly, by Holdings or any of its Controlled Entities (including their respective officers, directors, employees and agents acting on their behalf) for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with Applicable Law) to ensure that Holdings and each of its Controlled Entities is and will continue to be in compliance with all applicable Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.15 No Other Indebtedness. As of the date of the Closing, other than (x) Indebtedness in the nature of letters of credit, bonds and other credit support held by Project Company counterparties and (y) as set forth on Schedule 5.15, the Indebtedness outstanding under the Financing Documents and any Indebtedness permitted pursuant to Section 10.6 are the only outstanding Indebtedness of such Obligor and its Subsidiaries.

Section 5.16 Status under Certain Statutes. Such Obligor is not required to register as an “investment company” pursuant to the Investment Company Act of 1940.

Section 5.17 Energy Regulatory.

(a) None of the Secured Parties shall, solely by reason of (i) the ownership, construction, operation and maintenance of the Projects as contemplated by the Project Documents, (ii) the sale and purchase of the Notes in accordance with this Agreement or the issuance of any Letters of Credit, (iii) the securing of the Secured Obligations by Liens on the Collateral (other than the exercise of remedies by any Secured Party) or (iv) any other transaction contemplated by this Agreement or any other Note Document, be deemed by any Governmental Authority to be, or to be subject to regulation as, an “electric utility,” “electrical corporation,” “electrical company,” “public utility” or “public utility holding company” or similar entity under any Applicable Laws of the United States, any state or any political subdivision of the United States or any state, including PUHCA and the FPA.

(b) The applicable Project Company has made all necessary filings with FERC for each Project that meets the criteria of a QF under PURPA as set forth in 18 C.F.R. § 292.204.

(c) If a Project is not exempt from PUHCA under 18 C.F.R. § 292.602, the applicable Project Company has made all necessary filings with FERC to be an EWG under PUHCA.

(d) If not exempt from the FPA or FPA Sections 204, 205 and Section 206 under 18 C.F.R. § 292.601, except as noted in this Section 5.17(d), the applicable Project Company has made all necessary filings with FERC for such Project Company to have obtained MBR Authority under the FPA and such Project Company retains such MBR Authority, which is not subject to any pending challenge or investigation at FERC, and FERC has not issued any orders imposing a rate cap, mitigation measure, or other limitation on a Project Company’s authority to engage in sales pursuant to such MBR Authority, other than challenges, investigations, rate caps and mitigation measures generally applicable to wholesale sellers participating in the applicable electric market(s). Chevron Solar Star Lost Hills has filed with FERC to obtain MBR Authority before the date of Closing. The Company is not aware of any fact or circumstance (x) that would prevent or unduly delay the Chevron Solar Star Lost Hills from obtaining MBR Authority, (y) that would cause such MBR Authority to be subject to any challenge or investigation at FERC, or (z) that would cause such MBR Authority to be subject to any orders issued by FERC imposing a rate cap, mitigation measure, or other limitation on Chevron Solar Star Lost Hill’s authority to engage in sales pursuant to such MBR Authority, other than, in each case, challenges, investigations, rate caps and mitigation measures generally applicable to wholesale sellers participating in the applicable electric market(s).

(e) Such Obligor and its Subsidiaries are either (x) not subject to, or exempt from, regulation under the provisions of 18 C.F.R. §§ 366.2, 366.21, 366.22 and 366.23, or (y) have obtained waiver from regulation under the provisions of 18 C.F.R. §§ 366.21, 366.22 and 366.23 (the “PUHCA Exemption or Waiver”).

(f) Except as set forth on Schedule 5.17, neither such Obligor nor any of its Subsidiaries is subject to regulation as a “public utility”, “electrical corporation”, “public service corporation” or “electric power supplier” or similar entity under relevant state laws or regulations (“State Electric Utility Regulation”).

(g) Except as set forth on Schedule 5.17, neither such Obligor nor any of its Subsidiaries has Knowledge of (i) any claim, action or assertion that has been filed, commenced, or threatened against any Project Company alleging any violation of the FPA, or (ii) any investigation with respect to any violation of the FPA that has been commenced against any Project Company, except, in each case of clauses (i) and (ii), such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.18 Environmental Matters.

(a) Neither such Obligor nor any of its Subsidiaries has Knowledge of any written claim, and no proceeding has been instituted asserting any claim against such Obligor or any Subsidiary thereof or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws by a Project, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither such Obligor nor any of its Subsidiaries has Knowledge of any facts which are reasonably likely to give rise to a claim against the Obligor or any of its Subsidiaries alleging that said Obligor or Subsidiary has violated any Environmental Laws with respect to the construction, ownership or operation of a Project, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19 Labor Matters. Neither such Obligor nor any of its Subsidiaries has any employees as of the date of the Closing.

Section 5.20 Solvency. The Obligors, immediately after giving effect to the incurrence of Indebtedness under the Initial Notes and the transactions contemplated by the Financing Documents, on a consolidated basis are Solvent.

Section 5.21 Nature of Business. Such Obligor has not engaged in any business or activity other than as permitted under Section 10.3. The Company has not engaged in any business activity other than the ownership of the Equity Interests of its Subsidiaries and activities incidental thereto.

Section 5.22 Perfection and Priority of Lien. The provisions of the First Lien Security Documents are effective to create, in favor of the First Lien Collateral Agent for the benefit of the First Lien Secured Parties, as security for the First Lien Obligations, a legal, valid and enforceable first priority Lien on and security interest in all of the Collateral purported to be covered by the First Lien Security Documents, and all necessary recordings and filings have been made or will be made on the date of the Closing in all necessary public offices, and all other necessary and appropriate action has been taken, so that each such First Lien Security Document creates, or upon the filing of such financing statements will create, a perfected first priority Lien on and perfected security interest in all right, title and interest of such Obligor in the Collateral covered thereby, prior and superior to the rights of all third Persons and subject to no Liens other than Permitted Liens.

Section 5.23 No Default or Event of Default. After giving effect to the purchase and sale of the Initial Notes and the consummation of the other transactions, including the LC Facility, occurring on the date of the Closing, no Default or Event of Default has occurred and is continuing.

Section 5.24 No Events of Loss. No uninsured Event of Loss or Condemnation has occurred in respect of any Project that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.25 Insurance. Insurance complying in all material respects with the provisions of the Financing Documents is in full force and effect.

Section 5.26 Ranking of Obligations. This Agreement, the Notes and the other Note Documents, and the obligations of the Company and such Obligor evidenced hereby and thereby, are and, except in the case of the Subordinate Notes, will at all times be direct and unconditional general obligations of such Obligor party thereto and will at all times rank in right of payment at least pari passu with all other senior secured Indebtedness of such Obligor, whether now existing or hereafter outstanding.

Section 5.27 Tax Equity Documents. (a) No Subsidiary of such Obligor and, to such Obligor’s Knowledge, no other party thereto, is in default in the performance or compliance with any of the terms or provisions of any Tax Equity Document, (b) no waiver is currently in effect with respect to any Tax Equity Document and (c) no breach or event has occurred and is continuing which, with the notice or the lapse of time or both, would constitute a default by any Subsidiary of such Obligor or, to such Obligor’s Knowledge, any Tax Equity Investor, except, in each case of clauses (a), (b) and (c), (i) as would not reasonably be expected to have a Material Adverse Effect or (ii) for any default, inaccuracy, breach, failure, determination, event, loss or other circumstance described in Section 5.8(c) (which default, inaccuracy, breach, failure, determination, event, loss or other circumstance shall be governed exclusively by Section 5.8(c)). To such Obligor’s Knowledge, there is no outstanding material indemnity claim by any Tax Equity Investor under any Tax Equity Document. All reserves required to be funded under the Tax Equity Documents as of the date of the Closing are funded in accordance with the terms thereof, except for any failure to fund such reserves as would not be Material.

Section 5.28 No Material Adverse Effect. Since August 18, 2021, or, if later, the date of the last annual audited financial statements delivered pursuant to Section 7.1(b), no event or circumstance has occurred that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.29 Utilities. With respect to each Project (other than Construction Projects), all utility services, means of transportation and facilities that are necessary for the operation of such Project are available, except to the extent such lack of availability would not reasonably be expected to have a Material Adverse Effect.

SECTION	6. REPRESENTATIONS OF THE INITIAL PURCHASERS.

Section 6.1 Purchase for Investment, Etc.

(a) Each Initial Purchaser severally represents that it is purchasing the Initial Notes for its own account or for one or more separate accounts maintained by such Initial Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Initial Purchaser’s or their property shall at all times be within such Initial Purchaser’s or their control. Each Initial Purchaser understands that the Initial Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Initial Notes. Each Initial Purchaser further severally represents that such Initial Purchaser (i) will not sell, transfer or otherwise dispose of the Initial Notes or any interest therein except in a transaction exempt from or not subject to the registration requirements of the Securities Act and (ii) was given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.

(b) Each Initial Purchaser severally represents that it is both (i) an “accredited investor” within the meaning of Regulation D under the Securities Act and (ii) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

(c) Each Initial Purchaser severally represents that the purchase of Initial Notes by such Initial Purchaser has not been solicited by or through anyone other than the Company or the Placement Agents.

Section 6.2 Source of Funds. Each Initial Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Initial Purchaser to pay the purchase price of the Initial Notes to be purchased by such Initial Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Initial Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Initial Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Initial Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Obligors that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1 Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a) Unaudited Statements — within 90 days after the end of each quarterly fiscal period (commencing with the third fiscal quarter of 2021) in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year):

(i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) unaudited consolidated statements of income and members’ equity of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year (to the extent such figures are available in respect of such corresponding periods), all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, subject to changes resulting from year-end adjustments;

(b) Annual Audited Statements — within 120 days after the end of each fiscal year of the Company (commencing with the fiscal year ending 2021):

(i) an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii) audited consolidated statements of income, members’ equity and cash flows of the Company and its Subsidiaries for such year (or, in the case of 2021, the applicable portion thereof),

in each case, audited by an independent public accountant of recognized national standing and setting forth in each case in comparative form the figures for the previous fiscal year (to the extent such figures are available in respect of such previous fiscal year), all in reasonable detail, prepared in accordance with GAAP, and accompanied by a report thereon, which report shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of the accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) Notices of Litigation or Material Adverse Effect — promptly, and in any event within five Business Days after an Obligor obtains Knowledge of the existence of (i) any action, suit, investigation or proceeding pending or, to the Knowledge of any Obligor, threatened (in writing), against or affecting such Obligor or any Subsidiary thereof, in each case, that is or would reasonably expected to have a Material Adverse Effect and (ii) any other event, act or condition which would reasonably be expected to result in a Material Adverse Effect, in each case, a written notice specifying the nature and period of existence thereof and what action such Obligor or such Subsidiary is taking or proposes to take with respect thereto;

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after an Authorized Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed Default hereunder or that any Person has given any notice or taken any action with respect to a claimed Default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) Employee Benefits Matters — promptly, and in any event within five Business Days after an Authorized Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(iii) any event, transaction or condition that would reasonably be expected to result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company definitively elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request;

(h) Requested Information — with reasonable promptness, such other data and information relating to any Tax Equity Partnership or such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the other Note Documents, in each case, as from time to time may be reasonably requested by any such holder of a Note;

(i) Operating Statements — concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a portfolio-level operating statement in substantially the form attached as Exhibit H, regarding the operation and performance of the Projects then in operation for the most recent applicable quarter covered thereby and for the elapsed portion of the year ended with the last day of such quarter (the “Operating Statements”);

(j) Supplemental NPAs — in the event any additional Series of Notes is issued under this Agreement (whether or not an Initial Purchaser hereunder is a purchaser thereof), promptly, and in any event within 10 Business Days after execution and delivery thereof, a true and complete copy of the Supplemental NPA pursuant to which such Series of Notes was issued and each of the documents delivered pursuant to Section 4.2(e) in connection with such issuance;

(k) Annual Operating Budget — (i) at least 30 days prior to the second Quarterly Payment Date in each calendar year, an Annual Operating Budget and (ii) on or before the date that is 30 days prior to the first day of the month in which commercial operation of any Construction Project is anticipated to occur, an update of the most recent previously delivered Annual Operating Budget with respect to such Construction Project;

(l) Debt Service Coverage Ratio Calculations — (i) with respect to each calculation of a Debt Service Coverage Ratio under any Note Document (including, for the avoidance of doubt, any calculation of a Debt Service Coverage Ratio that is required under the applicable Note Document to be calculated as though Debt Service were defined to include all Indebtedness of the Company for borrowed money that is unsecured or secured on a first priority basis or second priority basis), an Officer’s Certificate demonstrating such calculation in reasonable detail and (ii) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) of this Section 7.1, a calculation of the Debt Service Coverage Ratio for the previous Rolling Period of the Company, together with an Officer’s Certificate demonstrating such calculation in reasonable detail;

(m) Quarterly Construction Report – with respect to each Construction Project, a quarterly (commencing with the fourth fiscal quarter of 2021) construction report describing in reasonable detail the progress of the construction of such Construction Project; provided that in the event of any cost overruns or delays at any time in any fiscal quarter that could reasonably be expected to have a Material Adverse Effect, the Company shall promptly make available the Independent Engineer to respond to reasonable inquiries from the Required Holders; and

(n) Certain Restricted Payments – promptly, and in any event within five Business Days after the making of any such Restricted Payment, a written notice of any Restricted Payment made pursuant to Section 10.7(d).

Section 7.2 Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of an Authorized Officer (a) certifying (i) that such financial statements fairly present in all material respects the financial condition and results of operations of the Company and its Subsidiaries, on a consolidated basis, on the dates and for the periods indicated in accordance with GAAP, subject, in the case of unaudited financial statements, to the absence of footnotes and normally recurring year-end adjustments; and (ii) that such Authorized Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, an inquiry, to such Authorized Officer’s direct reports within the Manager who are reasonably believed to have the relevant information, regarding the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and, to such Authorized Officer’s Knowledge on the basis of such review and inquiry, that such review and inquiry shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto, and (b) attaching an updated Schedule 5.4 listing Subsidiaries of the Company (or including a statement that there have been no changes to the foregoing since the date of the Closing or the last certificate delivered pursuant to this Section 7.2, as applicable).

Section 7.3 Investor Teleconference. If requested by the Required Holders within 15 Business Days after delivery of the financial information pursuant to Section 7.1(a), the Company will hold and participate in a quarterly conference call for the holders to discuss the results of operations and other relevant topics. The Company will hold such conference calls not later than 15 Business Days after receiving such a request from the Required Holders, at a time to be set by the Company during normal business hours. Within 15 Business Days after delivery of the financial information pursuant to Section 7.1(b), the Company will hold and participate in an annual conference call for the holders to discuss the results of operations and other relevant topics, at a time to be set by the Company during normal business hours.

Section 7.4 Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered pursuant to Section 7.1(a), Section 7.1(b) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company; or

(b) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are posted by or on behalf of the Company on IntraLinks, Box or on any other similar website to which each holder of Notes has free access, or, if requested by any holder of a Note, delivered to such holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule;

provided however, that in no case shall such access be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 21); provided further, that in the case of clause (b) above, the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 19, of such posting or filing in connection with each delivery.

Section 7.5 [Reserved].

Section 7.6 Visitation.

(a) If no Event of Default then exists, the Company shall permit the representatives of each holder of a Note that is an Institutional Investor, at the expense of such holder and with the consent of the Company, which consent will not be unreasonably withheld, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s independent public accountants; provided that such discussions shall be limited to once per calendar year in the aggregate for the holders of the Notes. The Company shall be permitted to participate in such discussions and any such discussions shall be subject to any applicable requirements of the Company’s independent public accountants.

(b) If an Event of Default exists, the Company shall permit the representatives of each holder of a Note that is an Institutional Investor, at the expense of the Company, to examine all of the Company’s and its Subsidiaries’ respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested, and at such location as is mutually acceptable to the Company and such holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1 Required Payments; Maturity.

(a) On December 31, 2021 and on each Quarterly Payment Date thereafter to and including the Maturity Date, the Company will pay the principal amount (or such lesser principal amount as shall then be outstanding) of the Initial Notes in the amounts specified in the table below (as adjusted pursuant to Section 8.4):

Quarterly Payment Date	Amortization (USD)
31-Dec-2021	2,831,910.98
31-Mar-2022	987,309.53
30-Jun-2022	5,781,503.99
30-Sep-2022	10,758,646.69

Quarterly Payment Date	Amortization (USD)
31-Dec-2022	4,045,677.49
31-Mar-2023	3,558,139.92
30-Jun-2023	8,094,581.64
30-Sep-2023	11,277,339.65
31-Dec-2023	5,594,111.99
31-Mar-2024	4,222,202.83
30-Jun-2024	8,609,525.02
30-Sep-2024	11,088,401.46
31-Dec-2024	4,750,360.45
31-Mar-2025	3,676,557.87
30-Jun-2025	8,043,612.77
30-Sep-2025	8,031,701.71
31-Dec-2025	2,591,547.31
31-Mar-2026	2,672,300.03
30-Jun-2026	7,072,726.64
30-Sep-2026	8,934,934.36
31-Dec-2026	3,381,205.52
31-Mar-2027	3,436,436.28
30-Jun-2027	8,058,258.46
30-Sep-2027	9,710,575.89
31-Dec-2027	3,899,381.98
31-Mar-2028	6,984,294.18
30-Jun-2028	6,356,978.17
30-Sep-2028	12,030,208.06
31-Dec-2028	2,562,504.33
31-Mar-2029	3,973,288.63
30-Jun-2029	9,399,275.82
30-Sep-2029	11,180,183.35
31-Dec-2029	4,286,296.66
31-Mar-2030	4,560,164.77
30-Jun-2030	9,777,132.17
30-Sep-2030	9,164,401.70
31-Dec-2030	2,452,677.67
31-Mar-2031	2,550,207.69
30-Jun-2031	9,108,978.73
30-Sep-2031	10,240,676.02
31-Dec-2031	2,726,104.88

Quarterly Payment Date	Amortization (USD)
31-Mar-2032	2,824,808.26
30-Jun-2032	9,046,827.54
30-Sep-2032	9,326,995.70
31-Dec-2032	6,900,593.72
31-Mar-2033	686,220.70
30-Jun-2033	8,684,208.98
30-Sep-2033	10,419,945.11
31-Dec-2033	4,052,672.60
31-Mar-2034	3,315,731.05
30-Jun-2034	9,783,013.87
30-Sep-2034	11,171,285.70
31-Dec-2034	3,732,977.29
31-Mar-2035	3,655,306.87
30-Jun-2035	10,403,874.48
30-Sep-2035	10,604,643.65
31-Dec-2035	3,673,804.50
31-Mar-2036	2,587,299.21
30-Jun-2036	7,007,819.20
30-Sep-2036	8,126,664.86
31-Dec-2036	2,780,032.74
31-Mar-2037	2,704,997.50
30-Jun-2037	7,764,767.46
30-Sep-2037	8,393,790.86
31-Dec-2037	3,004,107.58
31-Mar-2038	2,851,842.40
30-Jun-2038	7,815,976.73
30-Sep-2038	8,222,544.97
31-Dec-2038	2,933,765.09
31-Mar-2039	2,890,544.84
30-Jun-2039	7,798,302.59
30-Sep-2039	8,387,261.01
31-Dec-2039	3,131,915.96
31-Mar-2040	3,223,990.35
30-Jun-2040	7,946,391.62
30-Sep-2040	8,386,758.00
31-Dec-2040	3,283,135.30
31-Mar-2041	3,293,689.41

Quarterly Payment Date	Amortization (USD)
30-Jun-2041	8,073,625.97
30-Sep-2041	8,663,801.10
31-Dec-2041	3,517,852.06
31-Mar-2042	3,446,304.75
30-Jun-2042	8,080,858.01
30-Sep-2042	7,894,817.42
31-Dec-2042	3,133,950.11
31-Mar-2043	2,997,689.81
30-Jun-2043	7,393,888.01
30-Sep-2043	8,070,572.17
31-Dec-2043	3,368,287.27
31-Mar-2044	3,193,191.27
30-Jun-2044	7,270,214.19
30-Sep-2044	7,869,836.01
31-Dec-2044	3,338,786.08
31-Mar-2045	3,289,549.18
30-Jun-2045	7,371,690.80
30-Sep-2045	7,735,421.95
31-Dec-2045	3,358,502.99
31-Mar-2046	3,253,450.70
29-Jun-2046	6,896,879.16

(b) Interest on each Note shall be paid in accordance with the terms of the Notes. As provided therein, the entire unpaid principal balance of each Initial Note and accrued interest thereon shall be due and payable on the Maturity Date. The Maturity Date for any other Series of Notes will be as set forth in the Supplemental NPA pursuant to which such Notes are issued.

Section 8.2 Mandatory Offers to Prepay.

(a) Required Sales; Terminated PPA Sales; Loss Proceeds. If (i) the Obligors collectively receive any Net Cash Proceeds from any Required Sales or Terminated PPA Sales (other than, with respect to a Construction Project, prior to its commercial operation), and after giving pro forma effect to such Required Sale(s) or Terminated PPA Sale(s), the projected average Debt Service Coverage Ratio through the Maturity Date would be less than 1.6:1.0 or the projected minimum Debt Service Coverage Ratio for any Rolling Period through the Maturity Date would be less than 1.3:1.0, in each case, on account of such Required Sale(s) or Terminated PPA Sale(s) or (ii) the Obligors collectively receive any Net Cash Proceeds in excess of $20,000,000 during a fiscal year or in excess of $90,000,000 in the aggregate since the date of the Closing in respect of one or more Events of Loss, Termination Events or Condemnations, then, within 15 Business Days after receipt of such Net Cash Proceeds described in clause (i) or excess Net Cash Proceeds described in clause (ii), the Company shall make an offer to all holders of the Senior Notes and all holders of any other Permitted Senior Secured Indebtedness that has a substantially similar provision requiring repayment upon the receipt of such Net Cash Proceeds to prepay the maximum aggregate principal amount of the Senior Notes and such other Permitted Senior Secured Indebtedness that can be prepaid out of such Net Cash Proceeds or excess Net Cash Proceeds, as applicable (or in the case of clause (i), the minimum aggregate principal amount of the Senior Notes and such other Permitted Senior Secured Indebtedness required, after giving pro forma effect to such Required Sale(s) or Terminated PPA Sale(s) and prepayment, to maintain a projected average Debt Service Coverage Ratio through the Maturity Date greater than or equal to 1.6:1.0 and a projected minimum Debt Service Coverage Ratio for any Rolling Period through the Maturity Date greater than or equal to 1.3:1.0) at a price in cash equal to 100% of such minimum principal amount thereof plus accrued and unpaid interest, if any, to but not including the Applicable Prepayment Date; provided that such Net Cash Proceeds (or the applicable portion of such Net Cash Proceeds) shall be excluded from the requirements of this Section 8.2(a) if (A) (x) in good faith the Company intends to reinvest (or commits to reinvest) all or any portion of such Net Cash Proceeds in assets useful for its business (and the business of its Subsidiaries, including the Projects), as determined in the Company’s sole discretion, within 365 days following receipt of the applicable proceeds by the Company or any Subsidiary thereof (for the avoidance of doubt, any mandatory offer to prepay the Senior Notes required pursuant to this Section 8.2(a) shall be made from the Net Cash Proceeds thereof), and the Company so reinvests such Net Cash Proceeds within such period or (y) if the Company enters into a legally binding commitment to reinvest such Net Cash Proceeds within 365 days following receipt thereof, and the Company so reinvests such Net Cash Proceeds within 180 days following such 365 day period, in each case, in accordance with the Depositary Agreement and (B) in the case of Net Cash Proceeds described in clause (i), the Rating Condition is satisfied at the time of such reinvestment to the extent that the Net Cash Proceeds to be reinvested exceed $25,000,000 for any individual Required Sale or Terminated PPA Sale or $60,000,000 in the aggregate for all Required Sales or Terminated PPA Sales. If, following its commitment to reinvest all or any portion of such Net Cash Proceeds in assets useful to its business, the Company is unable to do so, it will comply with this Section 8.2(a) in respect of any such uninvested proceeds within 15 Business Days after the end of the 365 day or 180 day period described in clause (y) above, as applicable. No Make-Whole Amount or other premium shall be required to be paid in connection with any prepayment pursuant to this Section 8.2(a).

(b) Asset Disposition Payments. If the Obligors collectively receive Net Cash Proceeds in excess of $35,000,000 in the aggregate from one or more Permitted Asset Sales or any other Disposition of assets as expressly permitted under this Agreement (other than Required Sales, Terminated PPA Sales or sales or transfers described in clauses (ii), (v) or (vi) of Section 10.2(a) and Dispositions described in clauses (ii) through (v), clause (ix) and clause (xi) through (xiii) of Section 10.2(b)), then, within 15 Business Days after receipt of such excess Net Cash Proceeds, the Company shall make an offer to all holders of the Senior Notes and all holders of any other Permitted Senior Secured Indebtedness that has a substantially similar provision requiring repayment upon the receipt of such Net Cash Proceeds to prepay the maximum aggregate principal amount of the Senior Notes and such other Permitted Senior Secured Indebtedness that may be prepaid out of such excess Net Cash Proceeds at a price in cash equal to 100% of such minimum principal amount thereof plus accrued and unpaid interest, if any, to but not including the Applicable Prepayment Date; provided that such Net Cash Proceeds (or the applicable portion of such Net Cash Proceeds) up to $150,000,000 in the aggregate shall be excluded from the requirements of this Section 8.2(b) if (i) (x) in good faith the Company intends to reinvest (or commits to reinvest) all or any portion of such Net Cash Proceeds in assets useful for its business (and the business of its Subsidiaries, including the Projects), as determined in the Company’s sole discretion, within 365 days following receipt of the applicable proceeds by the Company or any Subsidiary thereof (for the avoidance of doubt, any mandatory offer to prepay the Senior Notes required pursuant to this Section 8.2(b) shall be made from the Net Cash Proceeds thereof), and the Company so reinvests such Net Cash Proceeds within such period or (y) if the Company enters into a legally binding commitment to reinvest such Net Cash Proceeds within 365 days following receipt thereof, and the Company so reinvests such Net Cash Proceeds within 180 days following such 365 day period, in each case, in accordance with the Depositary Agreement and (ii) the Rating Condition is satisfied at the time of such reinvestment to the extent that the Net Cash Proceeds to be reinvested exceed $25,000,000 for any individual Disposition or $60,000,000 in the aggregate for all Dispositions. If, following its commitment to reinvest all or any portion of such Net Cash Proceeds in assets useful to its business, the Company is unable to do so, it will comply with this Section 8.2(b) in respect of any such uninvested proceeds within 15 Business Days after the end of the 365 day or 180 day period described in clause (y) above, as applicable. No Make-Whole Amount or other premium shall be required to be paid in connection with any prepayment pursuant to this Section 8.2(b); provided, however, that once the Company has prepaid a principal amount of the Senior Notes with Net Cash Proceeds pursuant to this Section 8.2(b) in excess of $150,000,000 in the aggregate, any prepayment by the Company required pursuant to this Section 8.2(b) shall include the Make-Whole Amount determined for the Applicable Prepayment Date with respect to the applicable principal amount.

(c) Distribution Reserve Account Amounts. The Company shall make an irrevocable offer to prepay the Senior Notes and other Permitted Senior Secured Indebtedness in accordance with Sections 8.2(f) and 8.4 with the amounts, and on the dates, specified, and otherwise in accordance with Section 3.3(e) of the Depositary Agreement. No Make-Whole Amount or other premium shall be required to be paid in connection with any prepayment pursuant to this Section 8.2(c).

(d) Cancelled Projects.

(i) If any Construction Project becomes a Cancelled Project, then, within 15 Business Days following such Construction Project becoming a Cancelled Project, the Company shall make an offer to all holders of the Senior Notes and all holders of any other Permitted Senior Secured Indebtedness that has a substantially similar provision requiring repayment upon any Construction Project becoming a Cancelled Project to prepay the minimum aggregate principal amount of the Senior Notes and such other Permitted Senior Secured Indebtedness required, after giving pro forma effect to the exclusion of such Cancelled Project and such prepayment, to maintain a projected average Debt Service Coverage Ratio through the Maturity Date greater than or equal to 1.6:1.0 and a projected minimum Debt Service Coverage Ratio for each Rolling Period through the Maturity Date greater than or equal to 1.3:1.0 at a price in cash equal to 100% of such minimum principal amount thereof plus accrued and unpaid interest, if any, to but not including the Applicable Prepayment Date; provided that the amount of any principal prepayment under this Section 8.2(d)(i) shall not exceed $103,013,000 for the High Desert Project, $60,250,000 for the Brown University Project and $4,795,000 for the Chevron BESS Project. No Make-Whole Amount or other premium shall be required to be paid in connection with any prepayment pursuant to this Section 8.2(d)(i). For the avoidance of doubt, in no event shall be the Company be required to make more than one prepayment offer pursuant to this Section 8.2(d)(i) with respect to each Construction Project.

(ii) [Reserved].

(e) Change of Control. Upon the occurrence of a Change of Control, the Company shall make to each of the holders of the Senior Notes an offer to repay the entire principal amount of the Senior Notes at 101% of the outstanding principal amount thereof, together with accrued and unpaid interest thereon, but without any Make-Whole Amount or any other premium or penalty, in the manner and to the extent specified in Section 8.2(f), and shall advise each such holder of the circumstances giving rise to such Change of Control.

(f) Notice Requirements for Mandatory Offers to Prepay. In the event that the Company is required to make any offer to prepay the Senior Notes pursuant to this Section 8.2, the Company will give each holder of Senior Notes and the Notes Agent written notice of such prepayment under this Section 8.2 not less than 10 days (or such shorter period as is required in order to make such prepayment in accordance with the terms of the Depositary Agreement) and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify (i) such date (the “Applicable Prepayment Date”) fixed for such prepayment (which shall be a Business Day), (ii) that the Company is irrevocably offering to make such prepayment and fixing the date (the “Initial Section 8.2 Acceptance Deadline Date”) by which each holder must notify the Company in writing if such holder is accepting such prepayment of Senior Notes (which date shall be five Business Days prior to the Applicable Prepayment Date (or such later date as is required in order to make such prepayment in accordance with the terms of the Depositary Agreement)), and (iii) the aggregate principal amount of the Senior Notes subject to prepayment on such date (the “Applicable Aggregate Prepayment Amount”), the principal amount of each Senior Note held by such holder subject to prepayment (determined in accordance with Section 8.4 and subject, in the case of a prepayment made pursuant to this Section 8.2 (and, if applicable, the additional offer for prepayment pursuant to this Section 8.2(f)), to redetermination in accordance with this Section 8.2(f)), and the interest, premium or Make-Whole Amount, if applicable, to be paid on the prepayment date with respect to such principal amount being prepaid (all in accordance with the terms of the Depositary Agreement), and shall be accompanied by a certificate of an Authorized Officer, setting forth the details of such computation. If any holder declines, or fails to accept in writing, the initial offer of prepayment to be made pursuant to Sections 8.2(a), (b), (c), (d) or (e) as of the Initial Section 8.2 Acceptance Deadline Date, such holder shall be deemed to have waived its right to have its Senior Notes prepaid on the Applicable Prepayment Date under Section 8.2 and the Company shall make an additional irrevocable offer to prepay the Senior Notes to each holder of Senior Notes that accepted such initial offer to prepay, in an aggregate amount equal to the aggregate principal amount of the Senior Notes initially offered to be prepaid pursuant to Sections 8.2(a), (b), (c), (d) or (e) but declined or not accepted as of the Initial Section 8.2 Acceptance Deadline Date, following which such additional offer each holder that is a recipient thereof must notify the Company in writing on or prior to the date (the “Additional Section 8.2 Acceptance Deadline Date”) that is three Business Days prior to the Applicable Prepayment Date (or such later date as is required in order to make such prepayment in accordance with the terms of the Depositary Agreement) if such holder is accepting the additional prepayment of Senior Notes. If any holder declines, or fails to accept in writing, the additional offer of prepayment made pursuant to the immediately prior sentence as of the Additional Section 8.2 Acceptance Deadline Date, such holder shall be deemed to have waived its right to have its Senior Notes prepaid in the amount set forth in such additional offer on the Applicable Prepayment Date, without prejudice to any amounts to which such holder may be entitled as a result of its acceptance of the Company’s initial offer to prepay pursuant to this Section 8.2. In the event a holder of a Senior Note notifies the Company in writing no later than the applicable Initial Section 8.2 Acceptance Deadline Date that such holder is accepting the Company’s initial offer to prepay its Senior Notes in accordance with this Section 8.2, the Company shall prepay the applicable amount of such holder’s Senior Notes determined in accordance with Section 8.4(a). In the event a holder of a Senior Note notifies the Company in writing no later than the applicable Additional Section 8.2 Acceptance Deadline Date that such holder is accepting the Company’s additional offer to prepay its Senior Notes in accordance with this Section 8.2(f), the Company shall, in addition to the amount contemplated by the immediately preceding sentence, prepay the applicable amount of such holder’s Senior Notes determined in accordance with Section 8.4(b). In the event that the aggregate amount of the actual prepayment of Senior Notes under Section 8.2 plus the actual prepayment of Senior Notes pursuant to the additional irrevocable offer of prepayment pursuant to this Section 8.2(f) is less than the Applicable Aggregate Prepayment Amount, the amount by which the Applicable Aggregate Prepayment Amount exceeds such aggregate amount of such actual prepayment shall be applied first to repay Indebtedness as required pursuant to the LC Facility Credit Agreement, including the payment of any reimbursement obligations under any letter of credit loans then outstanding under the LC Facility, and any applicable Additional Permitted Senior Secured Indebtedness Documents (as defined in the Intercreditor Agreement) and then transferred to the Distribution Reserve Account in accordance with the Depositary Agreement (or, to the extent already on deposit in and credited to the Distribution Reserve Account, shall remain in the Distribution Reserve Account).

(g) Excess Net Cash Proceeds After Prepayment. To the extent that the aggregate amount of Senior Notes tendered pursuant to an offer to prepay the Senior Notes pursuant to this Section 8.2 is less than the amount of such Net Cash Proceeds that is received, the Company may, after application of any such Net Cash Proceeds to repay Indebtedness as required pursuant to the LC Facility Credit Agreement and any applicable Additional Permitted Senior Secured Indebtedness Documents (as defined in the Intercreditor Agreement), use any remaining Net Cash Proceeds for general corporate purposes, subject to other covenants contained in this Agreement.

(h) Notwithstanding anything in this Section 8.2 to the contrary, in the event that the terms of any other Permitted Senior Secured Indebtedness require the prepayment (or cash collateralization) thereof in the circumstances requiring an offer to prepay the Senior Notes pursuant to this Section 8.2, the amount of such other Permitted Senior Secured Indebtedness required to be prepaid or cash collateralized shall be deemed to be tendered in full pursuant to such offer to prepay, and the amount or proceeds required to be applied to prepayment pursuant to this Section 8.2 shall be applied ratably to the prepayment (or cash collateralization) of such other Permitted Senior Secured Indebtedness and to the Senior Notes tendered pursuant to such offer to prepay, together with accrued interest thereon, as applicable.

(i) Notwithstanding anything in this Agreement to the contrary, in the event that one or more holders declines, or fails to accept in writing, the initial offer of prepayment to be made pursuant to Section 8.2(e) as of the Initial Section 8.2 Acceptance Deadline Date, the Company shall promptly deliver to each such holder all documentation and other information with respect to the transferee (as a result of the applicable Change of Control) as has been requested in writing by any such holder required to allow each such holder to comply with Applicable Law and related internal procedures relating to “know your customer” and customary anti-money laundering rules and regulations, including the USA PATRIOT Act.

Section 8.3 Optional Prepayments with Make-Whole Amount.

(a) The Company may, at its option, upon notice as provided below and, if applicable, in accordance with Section 1.3(f)(iii) with respect to Subordinate Notes, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $500,000 and integral multiples of $0.01 in excess of such amount (the “Authorized Denominations”) or, in each case, the lesser amount as is then outstanding, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount (unless such prepayment is made within 90 days of the Maturity Date of the respective Series of Notes to be prepaid, in which case no Make-Whole Amount will be payable).

(b) The Company will give each holder of Notes and the Notes Agent written notice of each optional prepayment under this Section 8.3 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of an Authorized Officer as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; provided that, notwithstanding anything herein to the contrary, any such notice delivered pursuant to this Section 8.3 may state that such notice is conditioned upon the effectiveness of or receipt of proceeds of other Indebtedness, in which case such notice may be revoked by the Company (by notice to the holders of Notes on or prior to the date that is two Business Days in advance of the date fixed for such prepayment) if such condition is not expected to be satisfied. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of an Authorized Officer specifying the calculation of such Make-Whole Amount, if any, as of the specified prepayment date.

Section 8.4 Allocation of Repayments and Partial Prepayments. In the case of each repayment of the Notes pursuant to Section 8.1, and each partial prepayment of the Notes pursuant to Section 8.2 or Section 8.3, the principal amount of the Notes to be prepaid shall be allocated (a) in the case of any prepayment made pursuant to Sections 8.2(a), (b), (c), (d) or (e) in connection with the Company’s initial offer of prepayment contemplated therein and in Section 8.2(f), among all of the Senior Notes at the time outstanding that are held by holders who have agreed to accept such prepayment in accordance with Section 8.2 in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, (b) in the case of any prepayment made pursuant to Section 8.2(f) in connection with the Company’s additional offer of prepayment contemplated therein, among all of the Senior Notes at the time outstanding that are held by holders who have agreed to accept such offer of prepayment in accordance with Section 8.2(f) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment (after accounting for any amounts determined pursuant to the foregoing clause (a)), and (c) in all other cases, among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All prepayments of the Senior Notes made pursuant to Section 8.2 and all optional prepayments of the Notes made pursuant to Section 8.3 shall be applied pro rata to any remaining principal payments on the Notes, and in the case of the Initial Notes, the amortization schedule set forth in such Section 8.1 shall be adjusted accordingly.

Section 8.5 Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount (at a price equal to 101% of the principal amount prepaid in the case of a prepayment made in accordance with Section 8.2(e), but otherwise without any penalty or premium) of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount (at a price equal to 101% of the principal amount prepaid in the case of a prepayment made in accordance with Section 8.2(e), but otherwise without any penalty or premium) when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6 Purchase of Notes. At any time and from time to time, any Obligor or any Affiliate thereof may purchase Senior Notes pursuant to a call for tenders given to all holders of the Senior Notes by notice given in accordance with Section 19, which notice shall specify the purchase date (which shall not be earlier than 15 days after the giving of such notice), the purchase price and the place of payment thereof. Any such call for tenders shall provide that the terms and conditions for such purchase shall be the same for all Senior Notes except to the extent that the respective purchase prices differ for different Series of Senior Notes as a result of differences in interest rates or payment or maturity dates. If an aggregate principal amount of the Senior Notes is tendered which is greater than that offered to be purchased, such tendered Senior Notes shall be purchased on a pro rata basis in the proportion, as nearly as practicable, which the principal amount of Senior Notes tendered by each holder bears to the principal amount of Senior Notes tendered by all holders of Senior Notes. None of the Obligors will, nor permit any Affiliate (or, solely if purchased, redeemed or acquired on the date of the Closing or the date of any issuance of Senior

Notes or Subordinate Notes thereafter, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any of its Subsidiaries) to, purchase, redeem or otherwise acquire any of the outstanding Senior Notes except as provided for herein or purchase, redeem or otherwise acquire any outstanding Subordinate Notes (except for any redemptions permitted pursuant to Section 1.3(f)). The Company will promptly cancel all Senior Notes acquired by any Obligor or any Affiliate (or, solely if acquired on the date of the Closing or the date of any issuance of Senior Notes or Subordinate Notes thereafter, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any of its Subsidiaries) thereof and no Senior Notes may be issued in substitution or exchange for any such Senior Note.

Section 8.7 Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.3 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any regular quarterly payment of principal and interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal due on the Maturity Date or Make-Whole Amount on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.9 Withholding. Any and all payments by or on account of any obligation of any Obligor hereunder or under any other Financing Document, including payments of interest on, principal of, Make-Whole Amount on or other amount with respect to any Note, shall be made without any deduction or withholding for any Taxes or fees of any kind whatsoever, unless the obligation to deduct or withhold is required by Applicable Law. If any such deduction or withholding is required by Applicable Law, payments by or on account of any obligation of any Obligor hereunder or under any other Financing Document shall be made net of such deduction or withholding (including, for the avoidance of doubt, any deduction or withholding under FATCA) and such deducted or withheld amounts shall be timely remitted to the appropriate Tax authority.

Section 8.10 Calculations . Neither the First Lien Collateral Agent nor the Notes Agent is responsible for any calculations in this Article VIII or in any section of this agreement, and each shall rely on the Company for any and all such calculations where applicable.

SECTION 9. AFFIRMATIVE COVENANTS.

Each Obligor covenants that, as to such Obligor, so long as any of the Notes are outstanding:

Section 9.1 Compliance with Laws.

(a) Without limiting Section 10.4, or any other provision hereof or of any other Note Document, each Obligor will, and will cause each of its Subsidiaries to, comply with all Applicable Laws and applicable Governmental Authorizations to which each of them is subject (including ERISA, Environmental Laws, and the other laws and regulations that are referred to in Section 5.13, the FPA, PUHCA, PURPA and the other laws and regulations that are referred to in Section 5.17), in each case to the extent necessary to ensure that non-compliance with such Applicable Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Notwithstanding the foregoing clause (a) of this Section 9.1, each Obligor will, and will cause each of its Subsidiaries to, comply in all material respects with the USA PATRIOT Act and all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Economic Sanctions Laws.

Section 9.2 Insurance. Each Obligor will, and will cause each of its Subsidiaries to, without cost to the First Lien Collateral Agent or any other Secured Party, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of and commercially available to entities of established reputations engaged in the same or a similar business and similarly situated; provided that insurance as is required to be maintained by the Tax Equity Documents as of the date of the Closing shall be deemed customary for purposes of this Section 9.2.

Section 9.3 Maintenance of Properties. Each Obligor will, and will cause each of its Subsidiaries to, operate, maintain and keep, or cause to be operated, maintained and kept, their respective properties (including the Projects and the assets of the Projects) (a) in good repair, working order and condition (other than ordinary wear and tear) and (b) in a manner in accordance in all material respects with the applicable Project Documents and Prudent Industry Practice, so that the business carried on in connection therewith may be properly conducted at all times, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4 Payment of Taxes and Claims.

(a) Each Obligor will, and will cause each of its Subsidiaries to pay and discharge all Taxes before such Taxes become delinquent, except those for which (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings and for which such Obligor or such Subsidiary, as the case may be, has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary or (ii) the nonpayment of all such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor will, and will cause each of its Subsidiaries to, file all Tax Returns required to be filed in any jurisdiction, except where the failure to file such Tax Returns would not reasonably be expected to result in a Material Adverse Effect.

(b) In the event the Company or any of its Subsidiaries receives a notice of final partnership administrative adjustment under section 6231(a)(3) of the Code that would, with the passing of time, result in an “imputed underpayment” imposed on such Person, as that term is defined in section 6225 of the Code, the Company shall or shall cause the applicable Subsidiary (to the extent within the control of the Company) to, at least five days before the date required by law, (x) timely elect pursuant to section 6226 of the Code to make inapplicable to such Person the requirements in section 6225 of the Code to pay the “imputed underpayment” as that term is used in that section, (y) comply with all of the requirements and procedures required in connection with such election, and (z) provide evidence of such election to each Purchaser.

Section 9.5 Corporate Existence, Etc. Subject to Section 10.2, (a) each Obligor will at all times preserve and keep its corporate (or other organizational) existence in full force and effect and (b) each Obligor will cause each of its Subsidiaries to at all times preserve and keep its corporate (or other organizational) existence in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Obligor will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect all rights and franchises of such Obligor and its Subsidiaries unless, in the good faith judgment of the Company, the failure to preserve and keep in full force and effect such right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6 Books and Records. Each Obligor will, and will cause each of its Subsidiaries to, maintain proper books of record and account in all material respects in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Obligor or such Subsidiary, except, with respect to any Non-

Obligor Subsidiary, as would not be Material. Each Obligor will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets (including project, financial and accounting records in connection with any Cash Grant Projects), except, with respect to any Non-Obligor Subsidiary, as would not be Material.

Section 9.7 Necessary Project Approvals. Each Obligor will, and will cause each of its Subsidiaries to, maintain in full force and effect and, in the name of the applicable Subsidiary, all Necessary Project Approvals, except where such failure would not reasonably be expected to have a Material Adverse Effect.

Section 9.8 Performance of Obligations. Each Obligor will, and will cause each of its Subsidiaries to, perform all of its material obligations, and pursue all its material rights and remedies, under each Project Document and Tax Equity Document to which it is a party, except for such nonperformance or non-pursuit as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 9.9 Payment of Notes. The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes.

Section 9.10 Maintenance of Title. Each Obligor will, and will cause each of its Subsidiaries to, preserve and maintain good and valid title to, or leasehold interest in, as applicable, all of its real and personal properties and assets (including the Projects), in each case, free and clear of any Liens other than Permitted Liens, except to the extent such failure would not reasonably be expected to have a Material Adverse Effect.

Section 9.11 Use of Proceeds. The Company will, and will cause each of its Subsidiaries to, use the proceeds of the Notes to fund, in whole or in part, renewable energy and/or battery storage projects and as set forth in the funds flow memorandum delivered pursuant to Section 4.1(j), including financings or refinancings of, or investments in, equipment and systems which generate or facilitate the generation or storage of energy from renewable sources, such as solar energy, and the owners thereof. Specifically, the Company will, and will cause each of its Subsidiaries to, use the proceeds of the Notes (a) to fund ongoing working capital requirements with respect to the Projects, (b) pay project costs during the construction period of each Construction Project, (c) to make a special distribution to the Parent on the date of the Closing in the amount set forth in the funds flow memorandum delivered pursuant to Section 4.1(j) (including the amounts set forth in such funds flow memorandum to repay Indebtedness of Parent and certain of its Affiliates), (d) to pay transaction fees and expenses associated with the issuance of the Notes and the closing of the LC Facility and (e) for general corporate purposes.

Section 9.12 Credit Ratings. The Company shall use commercially reasonable efforts to (a) cause a Rating Agency to provide (and continue to provide) a Credit Rating on the Initial Notes and (b) deliver, once annually, and in each case promptly upon receipt by the Company, to the then-registered holders a ratings letter (or similar evidence) from the Applicable Rating Agency indicating the then-current Credit Rating on the Senior Notes. The Company agrees to request that the Applicable Rating Agency include the Private Placement Number (if any) for each Series of

Notes in any rating letter it may provide in accordance with this Section 9.12 and provide a statement that such letter may be shared with the holders’ regulatory and self-regulatory bodies (including the Securities Valuation Office of the NAIC) and auditors of any holder of the Initial Notes without need for a non-disclosure agreement with a Rating Agency; provided, however, the parties hereto acknowledge and agree that failure by the Applicable Rating Agency to include the Private Placement Number (if any) or such statement for each Series of Notes in such rating letter shall not result in any breach, default or non-compliance by the Company hereunder.

Section 9.13 Further Assurances. Each Obligor will, and will cause each of its Subsidiaries to, take all such further actions and execute all such further documents and instruments as the Required Holders (or the First Lien Collateral Agent acting at the direction of the Required Holders) may at any time reasonably determine to be necessary to further carry out and consummate the transactions contemplated by the Financing Documents.

Section 9.14 Separateness. Each Obligor will, and will cause each of its Subsidiaries to:

(a) maintain accounts of such Obligor or such Subsidiary, as applicable, separate from those of the Parent and each of their respective Affiliates (that are not Obligors or subsidiaries thereof) with commercial banking institutions and will not commingle their funds with those of the Parent or any of its Affiliates (that are not Obligors or subsidiaries thereof);

(b) obtain proper authorization from member(s), director(s) and manager(s) as required by such Obligor’s or such Subsidiary’s, as applicable, limited liability company agreement (or comparable organizational documents) for all of its limited liability company (or other applicable) actions; and

(c) comply with the terms of such Obligor’s or such Subsidiary’s, as applicable, limited liability company agreement (or comparable organizational documents),

it being understood and agreed by the parties hereto that immaterial breaches of this Section 9.14 that (i) are not, in the aggregate, misleading as to the identity of any Obligor or any such Subsidiary and (ii) otherwise do not materially undermine the purpose intended to be served by the provisions of this Section 9.14 shall not, in each of clauses (a) through (c) above, be deemed a breach of this Section 9.14.

Section 9.15 Preservation of Collateral. Each Obligor will, and will cause each of its Subsidiaries to, take all action reasonably required to preserve the validity, perfection and priority of the Liens purported to be granted to the First Lien Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents (subject to Permitted Liens).

Section 9.16 Subsidiary Distributions. The Company will cause each other Obligor and each of its other Subsidiaries to distribute all cash that such Obligor or such Subsidiary, as applicable, is permitted by Applicable Law and the terms of applicable Organizational Documents, Project Documents, Project Financing Documents, and the Tax Equity Documents to distribute to the Company, directly or indirectly, provided that, each Project Company (and each other Subsidiary of an Obligor) shall be permitted to retain cash in an amount, in the Company’s reasonable discretion, necessary or advisable for working capital purposes or the prudent operation and maintenance of the applicable Projects. The Company will deposit all cash received from any source (including distributions or payments from Subsidiaries or otherwise) into the applicable Depositary Account for application solely for the purposes and in the order and manner provided in the Depositary Agreement.

Section 9.17 Priority of Obligations. Each Obligor will cause this Agreement, the Notes (other than Subordinate Notes) and the other Note Documents, and the obligations of such Obligor evidenced hereby and thereby, to at all times rank at least pari passu, without preference or priority, with all other senior secured Indebtedness of such Obligor, whether now existing or hereafter outstanding.

Section 9.18 Reserved.

Section 9.19 Energy Regulatory Compliance. The Company will take, and will cause each Subsidiary promptly to take, any and all actions necessary so that the Projects and Project Companies, as applicable, obtain and/or maintain the applicable Federal Energy Regulatory Authorizations, Exemptions, and Waivers, and, as applicable, maintain exemption from or compliance with any State Electric Utility Regulations, except, in each case, to the extent failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.20 Tax Equity Guarantees. Each of the Obligors (a) will, or will cause the Tax Equity Guarantors to, maintain in full force and effect the Tax Equity Guarantees and (b) will make, or cause the Tax Equity Guarantors to make, payments due (and not subject to a good faith dispute), in each case, under and in accordance with the Tax Equity Guarantees, and except, in each case, to the extent that failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 10. NEGATIVE COVENANTS.

Each Obligor covenants that, as to such Obligor, so long as any of the Notes are outstanding:

Section 10.1 Transactions with Affiliates. Each Obligor will not and will not permit any of its Subsidiaries to enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, unless any such transaction or group of related transactions (a) is described on Schedule 10.1; (b) contains terms no less favorable to such Obligor or such Subsidiary than those which would be included in a comparable arm’s length transaction entered into by a prudent Person with a Person that is not an Affiliate, as determined in the reasonable judgment and good faith discretion of the Company; (c) is between or among the Company and/or any of its Subsidiaries, (d) is permitted by or described in Section 10.7 or Sections 10.8(e) or (j), (e) is an equity contribution pursuant to or in accordance with the applicable Obligor’s or its Subsidiary’s Organizational Documents, (f) is entered into in connection with a Permitted Tax Equity Transaction, (g) is a Permitted Project Undertaking or a Permitted Equity Commitment or (h) is otherwise expressly permitted under the Note Documents to be effected with an Affiliate (provided that to the extent that such transaction is with an Affiliate that is not a Subsidiary of the Company, such transaction shall contain terms no less favorable to such Obligor or such Subsidiary than those which would be included in a comparable arm’s length transaction entered into by a prudent Person with a Person that is not an Affiliate, as determined in the reasonable judgment and good faith discretion of the Company). Notwithstanding anything to the contrary herein, each Obligor and its Subsidiaries will be permitted to (x) enter into non-speculative hedging (including effective sale) obligations (including with respect to capacity, energy, Tax and environmental attributes, ancillary services and other products and services sold in accordance with the Project Documents or in the ordinary course of business) with Affiliates, and in connection therewith to transfer their capacity, energy, Tax or environmental attributes, ancillary services or other such products and services or contracts relating thereto to such Affiliates in order to satisfy commitments by such Affiliates or facilitate the monetization thereof, in each case on arm’s length terms (including terms that are passed through from the applicable agreement between the applicable Affiliate and a third party, with appropriate charges) and (y) perform their obligations to the Manager under the Management Services Agreement.

Section 10.2 Merger, Consolidation, Disposition, Etc. Each Obligor will not and will not permit any of its Subsidiaries to:

(a) enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions (including by way of division), all or substantially all of its business or property, whether now owned or hereafter acquired, except for a merger, consolidation, liquidation, windup, dissolution, or sale or transfer of all or substantially all of its assets (i) expressly permitted by this Agreement or the other Note Documents, (ii) in connection with a Permitted Disposition, (iii) in connection with a Terminated PPA Sale; provided that the aggregate amount of proceeds from all such Terminated PPA Sales pursuant to this clause (iii) and clause (viii) of Section 10.2(b) shall not exceed $35,000,000 and any such transaction shall be subject to Section 10.1, if applicable; (iv) in connection with liquidating, winding-up or terminating Non-Obligor Subsidiaries no longer useful to the Company or its Subsidiaries; (v) in the case of a Non-Obligor Subsidiary, with, into or to any other Non-Obligor Subsidiary or to any Obligor, and in the case of any Obligor other than the Company, with, into or to any other Obligor; provided, that, except for a Permitted Tax Equity Transaction, no Disposition pursuant to this clause (v) shall result in any asset of any of the Company’s Subsidiaries as of the Closing with respect to which a Tax Equity Investor has no direct or indirect interest being transferred to a Subsidiary in which a Tax Equity Investor has a direct or indirect interest; and (vi) in connection with a Permitted Tax Equity Transaction; or

(b) dispose of any of its property (including by way of division), or, in the case of any Subsidiary of the Company, issue or sell any shares of such Subsidiary’s Equity Interest to any Person, except: (i) Dispositions expressly permitted by this Agreement or the other Note Documents; (ii) Dispositions of capacity, energy, Tax and environmental attributes, ancillary services and other property and services in accordance with the Project Documents or in the ordinary course of business (including dispositions described in the last sentence of Section 10.1); (iii) Dispositions of property, whether now owned or hereafter acquired, that is uneconomic, obsolete or no longer useful to the Company or its Subsidiaries, in each case, in the ordinary course of business; (iv) Dispositions of land rights (including common facilities), interconnection rights and transmission rights to the extent the Disposition thereof would not reasonably be expected to materially adversely impact the construction of any Construction Project or the operation of any Project; (v) Dispositions of Permitted Investments; (vi) Dispositions of a Project to a Power Purchaser or a Tax Equity Investor to the extent required by (and not, for the avoidance of doubt, at the option of the applicable Project Company) the terms of a Power Purchase Agreement or a Tax Equity Document as in effect on the date of the Closing (or entered into in connection with a Permitted Tax Equity Transaction), respectively (any such sale, a “Required Sale”); (vii) Dispositions of assets (other than Required Sales) (any such sale, a “Permitted Asset Sale”), so long as (x) after giving pro forma effect to such Dispositions and the prepayment of the Senior Notes in accordance with Section 8.2(b) (to the extent applicable, and assuming each holder of the Notes accepts the initial offer of prepayment pursuant to Section 8.2(b) and 8.2(f)) and the associated mandatory prepayment of the LC Facility (and/or cash collateralization of Letters of Credit thereunder, to the extent applicable), the projected average Debt Service Coverage Ratio through the Maturity Date shall be greater than or equal to 1.6:1.0 and the projected minimum Debt Service Coverage Ratio for any Rolling Period through the Maturity Date shall be greater than or equal to 1.3:1.0 and (y) if the aggregate amount of proceeds from the applicable Disposition exceeds $25,000,000 or the aggregate amount of proceeds from all Dispositions pursuant to this clause (vii) exceeds $60,000,000, the Rating Condition shall be satisfied (such Required Sales and Permitted Asset Sales, collectively, “Permitted Dispositions”); (viii) Dispositions of any Project whose Power Purchase Agreement in effect as of the date of the Closing has expired or been terminated (any such sale, a “Terminated PPA Sale”); provided that the aggregate amount of proceeds from all such Dispositions pursuant to this clause (viii) and clause (iii) of Section 10.2(a) shall not exceed $35,000,000 and any such transaction shall be subject to Section 10.1, if applicable; (ix) Dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings; (x) Dispositions pursuant to foreclosure, condemnation or any similar action with respect to any property or other assets; (xi) Dispositions, in the case of a Non-Obligor Subsidiary, to any other Non-Obligor Subsidiary or to any Obligor, and in the case of any Obligor other than the Company, to any other Obligor; provided, that, except for a Permitted Tax Equity Transaction, no Disposition pursuant to this clause (xi) shall result in any asset of any of the Company’s Subsidiaries as of the Closing with respect to which a Tax Equity Investor has no direct or indirect interest being transferred to a Subsidiary in which a Tax Equity Investor has a direct or indirect interest; (xii) Dispositions of Cancelled Projects and all rights related thereto, or the Equity Interests in any Subsidiary that owns a Cancelled Project, in each case so long as the prepayment required by Section 8.2(d)(i) has been or concurrently is made with such Disposition and (xiii) Dispositions of Equity Interests in any Subsidiary that directly or indirectly owns the Brown University Project to tax equity investors or a tax equity partnership (or an entity expected to be a tax equity partnership), so long as the Company in good faith determines that such Disposition(s) are consistent with past GSRP practices or otherwise prudent, and otherwise consistent with the Base Case Projections with respect to the Brown University Project (taking into consideration the terms of the limited liability company agreement entered into with such tax equity investor(s)) (any such sale, a “Permitted Tax Equity Transaction”).

Section 10.3 Line of Business. Each Obligor will not and will not permit any of its Subsidiaries to engage in any business if, as a result, the general nature of the business in which the Obligors and their Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business (including any matters reasonably related or incidental thereto) in which the Obligors and their Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum (it being acknowledged and agreed that (a) the generation, production, sale, transmission and/or storage of renewable electric power and matters reasonably incidental or related thereto shall be permitted and (b) the actual or expected nameplate capacity of the facilities owned by the Obligors and their Subsidiaries comprised of wind generation facilities exceeding 10% of the actual or expected nameplate capacity of all facilities owned by the Obligors and their Subsidiaries shall not be permitted).

Section 10.4 Economic Sanctions, Etc. Holdings will not, and will not permit any of its Controlled Entities to (a) become (including by virtue of being owned or controlled by a Blocked Person) a Blocked Person, (b) directly or knowingly indirectly engage in any dealing or transaction with any Person if such dealing or transaction is prohibited by applicable Economic Sanctions Laws or other applicable sanctions laws or (c) directly or knowingly indirectly use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in connection with any activities or business of or with any Person, or in or involving any country or territory, that, at the time of such funding, is, or whose government is, the subject of any comprehensive Economic Sanctions Laws, each to the extent in violation of Economic Sanctions Laws, or (ii) in any manner that would result in, or cause, a violation of Economic Sanctions Laws or other applicable sanctions laws by any Person in connection with this Agreement (including any purchaser of the Notes).

Section 10.5 Liens. Each Obligor will not and will not permit any of its Subsidiaries to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any Collateral or any other property or asset (including any document or instrument in respect of goods or accounts receivable) of such Obligor or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except the following (collectively, “Permitted Liens”):

(a) the Liens created by, and the other rights and interests of the First Lien Collateral Agent and the other First Lien Secured Parties as provided in, the First Lien Security Documents (including with respect to any Additional Senior Notes);

(b) Liens imposed by any Governmental Authority for Taxes or customs duties, either (i) secured by an acceptable bond or (ii) not yet due or (iii) being contested in good faith and by appropriate proceedings and in respect of which appropriate reserves have been established in accordance with GAAP, so long as such proceedings shall not involve any material danger of the sale, forfeiture or loss of any Material Project or any Material Project site (or any material portion thereof), title thereto or any material interest therein and shall not interfere in any material respect with the use or disposition of any Material Project or any Material Project site (or any material portion thereof);

(c) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business either for amounts not yet delinquent or for amounts being contested in good faith and by appropriate proceedings and that in the aggregate are not Material;

(d) Liens that exist as of the date of the Closing and are identified on Schedule 10.5;

(e) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance, social security and other laws;

(f) with respect to any real property interests, (i) matters that would be disclosed by an inspection or survey of such real property and do not, in the aggregate, materially impair the current occupancy or use of the estate or real property to which they relate, (ii) all building, land use, entitlement and zoning codes, Environmental Laws and other Applicable Laws heretofore, now or hereafter enacted, made or issued, (iii) all rights with respect to the ownership, mining, extraction and removal of oil, gas or minerals of whatever kind and character (including any rights to gravel, hard rock aggregate, or water extraction) that have been excepted or reserved in the public records and (iv) minor defects, easements, rights-of-way, servitudes, encroachments, restrictions and other similar encumbrances incurred in the ordinary course of business and all other encumbrances, permits, leases, licenses, covenants, conditions, restrictions on the use of property, minor imperfections in title or other matters of a similar nature that do not secure any monetary obligations and which do not materially interfere with the construction of the Construction Projects or the current operation of the Material Projects;

(g) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or surety bonds, appeal bonds or performance bonds or for purposes of like general nature in the ordinary course of its business;

(h) Liens on assets (real or personal) of any Project Company which assets collectively have a fair market value of less than $35,000,000 in the aggregate, together with Liens for all Project Companies existing under clauses (i) and (n) of this Section 10.5;

(i) involuntary Liens (including a Lien of an attachment, judgment or execution) securing a charge or obligation, on any Project Company’s property, either real or personal, whether now or hereafter owned, in the aggregate sum of less than $35,000,000, together with Liens for all Project Companies existing under clauses (h) and (n) of this Section 10.5;

(j) Liens and any right of setoff in favor of any bank arising by operation of applicable law or granted pursuant to any contract or agreement governing any deposit accounts permitted under this Agreement or in favor of any credit card company pursuant to an agreement therewith;

(k) non-exclusive licenses of patents, copyrights, trademarks and other intellectual property rights granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of or materially detracting from the value of the business of the Obligors;

(l) reservations, limitations, provisos and conditions, if any, expressed in any grants, permits, licenses or approvals from any governmental authority or any similar authority;

(m) Liens securing insurance premium financing arrangements;

(n) Liens securing Indebtedness permitted under Section 10.6(b); provided that, (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the aggregate outstanding principal amount of such Indebtedness as of the date of incurrence which when taken together with the principal amount of all other Indebtedness secured pursuant to this clause (n), together with the aggregate amount of the Liens secured by clauses (h) and (i) of this Section 10.5 does not, at any time, exceed $35,000,000;

(o) Liens deemed to exist in connection with repurchase agreements and other similar investments to the extent such investments are permitted under the Note Documents;

(p) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(q) any interest or title of a lessor or sublessor under any lease or sublease of real estate permitted under the Note Documents (or with respect to any deposits or reserves posted thereunder);

(r) Liens and other rights and interests (including of the nature of netting and set off, rights of first refusal, rights of first offer, purchase options and similar rights in respect of the assets of the Project Companies) set forth in the Organizational Documents of the Company or any of its Subsidiaries in effect as of the date of the Closing or entered into after the date of the Closing in the ordinary course of business consistent with past practices, the Project Documents in effect as of the date of the Closing or entered into after the date of the Closing in the ordinary course of business, the Tax Equity Documents in effect as of the date of the Closing or entered into after the date of the Closing in the ordinary course of business consistent with past practices or in connection with a Permitted Tax Equity Transaction, or the Project Financing Documents;

(s) Liens and other rights and interests on any assets committed to be sold pursuant to a transaction permitted by this Agreement;

(t) Liens of trade vendors securing trade or other similar indebtedness incurred in the ordinary course of business and not more than 90 days past due and that in the aggregate are not Material;

(u) Liens and other exceptions to title to, or leasehold interests in, property that are set forth in any title insurance policies, in each case for purposes of this clause (u), as in existence as of the date of the Closing;

(v) second priority Liens on the Collateral (including with respect to any Subordinate Notes) pursuant to the terms of the Second Lien Security Documents (as defined in the Intercreditor Agreement) securing the Obligors’ Second Lien Obligations (as defined in the Intercreditor Agreement), which second priority Liens shall be subject to the terms of the Intercreditor Agreement; and

(w) other Liens securing an amount not to exceed $35,000,000; provided that if Indebtedness is secured by Liens pursuant to this clause (w) and such Indebtedness is (A) secured on a first priority basis, the agent or representative for the secured parties under the financing documents evidencing such Indebtedness has joined the Intercreditor Agreement pursuant to a joinder as a Secured Debt Representative (as defined in the Intercreditor Agreement) or (B) secured on a second priority basis, a Second Lien Collateral Agent (as defined in the Intercreditor Agreement) has been appointed by the secured parties under such Indebtedness and such Second Lien Collateral Agent has joined the Intercreditor Agreement pursuant to a joinder.

Section 10.6 Indebtedness. Each Obligor will not and will not permit any of its Subsidiaries to create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than the following:

(a) Indebtedness of the Company under (i) the Notes and (ii) the LC Facility (and any Replacement LC Facility);

(b) Indebtedness of the Company or any Subsidiary thereof in respect of Capital Leases, Synthetic Lease obligations, purchase money obligations, and for deferred purchase price obligations, in each case, for fixed or capital assets and services within the limitations set forth in proviso of Section 10.5(n);

(c) trade or other similar Indebtedness of the Company or any Subsidiary thereof incurred in the ordinary course of business (but not for borrowed money) that is (i) not more than 90 days past due or (ii) being contested in good faith and by appropriate proceedings;

(d) Guarantees of any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company;

(e) Indebtedness of the Company or any Subsidiary thereof in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(f) Indebtedness of any Obligor or any Subsidiary thereof arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such debt is promptly covered;

(g) contingent obligations of the Company or any Subsidiary thereof arising from indemnities provided under the Financing Documents, Project Financing Documents, Tax Equity Documents and Project Documents;

(h) Indebtedness of the Company or any Subsidiary thereof arising from netting services, overdraft protection, cash management obligations and otherwise in connection with the Depositary Accounts;

(i) Indebtedness of the Company or any Subsidiary thereof providing for (i) indemnification, adjustment of purchase price or similar obligations or (ii) deferred purchase price obligations, in each case, in connection with the acquisition or disposition of any business, assets or Equity Interests of a Subsidiary of the Company after the Closing or as set forth in Schedule 10.6; provided that any Indebtedness incurred after the Closing pursuant to clause (ii) shall not exceed $6,000,000 at any time;

(j) Indebtedness representing deferred compensation to employees of the Company or any Subsidiary thereof arising in the ordinary course of business;

(k) Indebtedness of the Company or any Subsidiary thereof consisting of the financing of insurance premiums in the ordinary course of business;

(l) Indebtedness of the Company or any Subsidiary thereof consisting of judgments which do not constitute an Event of Default under Section 11(k);

(m) Taxes or customs duties, either (i) secured by an acceptable bond or (ii) not yet due or (iii) being contested in good faith and by appropriate proceedings and in respect of which appropriate reserves have been established in accordance with GAAP, so long as such proceedings shall not involve any material danger of the sale, forfeiture or loss of any Project or any Project site (or any material portion thereof), title thereto or any material interest therein and shall not interfere in any material respect with the use or disposition of any Project or any Project site (or any material portion thereof);

(n) Indebtedness of the Company or any Subsidiary thereof arising from non-speculative hedging obligations and hedging and hedge-like obligations with respect to capacity, energy, Tax and environmental attributes, ancillary services and other products and services in accordance with the Project Documents or in the ordinary course of business;

(o) Indebtedness in respect of performance bonds, bid bonds, letters of credit, appeal bonds, surety bonds, completion guarantees, indemnification obligations, obligations to pay insurance premiums, take or pay obligations and similar obligations incurred in the ordinary course of business in connection with Project Obligations;

(p) other Indebtedness of the Company; provided that the following conditions shall be satisfied at the time of incurrence: (i) to the extent that the Indebtedness incurred by the Company pursuant to this clause (p) is the issuance of Securities similar to the Initial Notes or Subordinate Notes, the terms of Section 1.3(e) and Section 1.3(f) shall apply to such Securities as if such Securities are Additional Senior Notes or Subordinate Notes, respectively, (ii) the projected average Debt Service Coverage Ratio through the Maturity Date shall be greater than or equal to 1.6:1.0 and the projected minimum Debt Service Coverage Ratio for any Rolling Period through the Maturity Date shall be greater than or equal to 1.3:1.0, (iii) the Rating Condition shall be satisfied, (iv) to the extent such Indebtedness is unsecured or secured on a second priority basis, the projected average Debt Service Coverage Ratio (calculated as though Debt Service were defined to include all Indebtedness of the Company for borrowed money that is unsecured or secured on a first priority basis or second priority basis) through the Maturity Date shall be greater than or equal to 1.2:1.0 and (v) to the extent such Indebtedness is (A) secured on a first priority basis, the agent or representative for the secured parties under the financing documents evidencing such Indebtedness has joined the Intercreditor Agreement pursuant to a joinder as a Secured Debt Representative (as defined in the Intercreditor Agreement) or (B) secured on a second priority basis, a Second Lien Collateral Agent (as defined in the Intercreditor Agreement) has been appointed by the secured parties under such Indebtedness and such Second Lien Collateral Agent has joined the Intercreditor Agreement pursuant to a joinder;

(q) any Indebtedness of the Company or any Subsidiary thereof in an aggregate outstanding amount, together with the aggregate amount of Indebtedness incurred pursuant to clause (b) of this Section 10.6, not to exceed $35,000,000 at any time; provided that (i) to the extent that the Indebtedness incurred by the Company pursuant to this clause (q) is the issuance of Securities similar to the Initial Notes, whether secured or unsecured, the terms of Section 1.3(e) and Section 1.3(f) shall apply to such Securities and (ii) to the extent that the Indebtedness incurred pursuant to this clause (q) is secured by a Permitted Lien under clause (w) of Section 10.5, if such Indebtedness is (A) secured on a first priority basis, the agent or representative for the secured parties under the financing documents evidencing such Indebtedness has joined the Intercreditor Agreement pursuant to a joinder as a Secured Debt Representative (as defined in the Intercreditor Agreement) or (B) is a secured on a second priority basis, a Second Lien Collateral Agent (as defined in the Intercreditor Agreement) has been appointed by the secured parties under such Indebtedness and such Second Lien Collateral Agent has joined the Intercreditor Agreement pursuant to a joinder; and

(r) any Indebtedness of any Subsidiary of the Company pursuant to any Project Financing Documents.

Section 10.7 Restricted Payments. Neither the Company nor any Guarantor will declare, make or pay, or permit any Subsidiary to make or pay, any Restricted Payments except that: (a) each Guarantor may declare, make and pay any Restricted Payments to the Company or another Guarantor and each Non-Obligor Subsidiary may declare, make and pay any Restricted Payments to the Company or any other Subsidiary of the Company, (b) the Company may make Permitted Tax Distributions in accordance with the Depositary Agreement and so long as no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to such Permitted Tax Distribution, (c) in the case of the Subsidiaries, Restricted Payments may be made to the Tax Equity Investors to the extent expressly required by the terms of the applicable Tax Equity Documents as in effect on the date of the Closing or entered into in connection with a Permitted Tax Equity Transaction, (d) the Company may declare, make and pay Restricted Payments, at any time, with (i) any proceeds of Excess Tax Equity Proceeds (as defined in the Depositary Agreement), (ii) any amounts received by the Company or any of its Subsidiaries in respect of any network or interconnection upgrade refunds pursuant to an interconnection agreement or as reimbursement for construction costs for shared facilities that were not included in the Base Case Projections and (iii) any amounts on deposit as of the Closing Date in the Safekeeping Account (and any interest earned on such amounts) that are thereafter released from the Safekeeping Account and (e) the Company may declare, make and pay Restricted Payments so long as the following conditions (the “Distribution Conditions”) have been satisfied as of the date of the proposed Restricted Payment:

(i) no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to such Restricted Payment;

(ii) the Debt Service Reserve Account shall be fully funded in accordance with the requirements of the Depositary Agreement and, if applicable, each of the Supplemental Reserve Account, the Buyout Reserve Account, the High Desert Reserve Account and the Supplemental Buyout Reserve Account shall be fully funded in accordance with the requirements of the Depositary Agreement;

(iii) the Debt Service Coverage Ratio for the previous Rolling Period of the Company shall be equal to or greater than 1.2:1.0;

(iv) the projected Debt Service Coverage Ratio for the Rolling Period commencing on the applicable Quarterly Payment Date shall be equal to or greater than 1.2:1.0;

(v) all then due and payable Reimbursement Obligations and LC Loans shall have been repaid in full;

(vi) such Restricted Payment is made solely from the funds on deposit in the Distribution Reserve Account; and

(vii) the Company shall have delivered to each holder of a Note that is an Institutional Investor a certificate of an Authorized Officer certifying that each of the conditions set forth in clauses (i) through (iv) above have been satisfied, and attaching calculations demonstrating that the Debt Service Coverage Ratio specified in clause (iii) above has been satisfied, as of the date of the proposed Restricted Payment.

Section 10.8 Investments. Each Obligor will not and will not permit any of its Subsidiaries to make any Investments other than:

(a) Permitted Investments;

(b) Investments consisting of the purchase of interests in Projects in accordance with the Tax Equity Documents pursuant to a “call right”, “purchase option”, “put option”, “right of withdrawal” or similar right or option set forth therein (each such purchase, a “Tax Equity Buyout Exercise”), provided that, the aggregate Dollar amount of all such Tax Equity Buyout Exercises shall not exceed $120,000,000, except that such limit shall not apply in the case of any amounts (i) payable from the Distribution Reserve Account so long as the Distribution Conditions are satisfied or (ii) funded with Indebtedness or equity contributions permitted hereunder;

(c) Investments constituting Capital Expenditures made in accordance with Section 10.9;

(d) Investments in any Obligor or any of their Subsidiaries owned as of the date of the Closing;

(e) Investments with cash on deposit in the Distribution Reserve Account, that otherwise would be distributable;

(f) Investments required in accordance with Organizational Documents (including the Tax Equity Documents) as in effect on the date of the Closing or entered into in connection with a Permitted Tax Equity Transaction;

(g) performance of any guarantees or undertakings made for the benefit of Subsidiaries;

(h) Investments identified in the Base Case Projections or the funds flow memorandum delivered on the date of the Closing pursuant to Section 4.1(j), including in the Construction Projects;

(i) other Investments so long as (i) the projected average Debt Service Coverage Ratio through the Maturity Date following such Investments shall be greater than or equal to 1.6:1.0 and the projected minimum Debt Service Coverage Ratio for any Rolling Period through the Maturity Date shall be greater than or equal to 1.3:1.0 and (ii) solely if the aggregate amount invested in such Investment exceeds $25,000,000 or the aggregate amount of Investments pursuant to this clause (i) exceeds $60,000,000, the Rating Condition shall be satisfied; and

(j) accepting contributions and transfers from a Person that owns any outstanding shares of its capital stock or similar Equity Interests.

Section 10.9 Capital Expenditures. Each Obligor will not and will not permit any of its Subsidiaries to make any capital expenditures, other than:

(a) Required Capital Expenditures;

(b) with respect to any Construction Project; and

(c) any capital expenditure made to make any modification, alteration, addition or improvement to the Projects that the Company considers necessary or desirable in the proper conduct of the business of the Company and its Subsidiaries, as determined in the sole discretion of the Company (collectively, “Discretionary Capital Expenditures”), so long as such Discretionary Capital Expenditures would not reasonably be expected to have a Material Adverse Effect.

Section 10.10 Restrictions on Subsidiary Dividends or Other Distributions. Except as may be required by Applicable Law, the Financing Documents, the Project Financing Documents, the Tax Equity Documents in effect on the date of the Closing or entered into in connection with a Permitted Tax Equity Transaction and Contractual Obligations described on Schedule 5.4 in effect on the date of the Closing, the Company will not and will not permit any of its Subsidiaries to create or otherwise cause or suffer to exist or become effective any consensual encumbrance, limitation or restriction of any kind on the ability of any Subsidiary of the Company to pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by the Company or any other Subsidiary of the Company, provided that:

The pr ovisions described in this Section 10.10 will not apply to:

(a) encumbrances and restrictions existing under or by reason of this Agreement;

(b) any agreement or instrument in effect on the date of the Closing, and any replacement thereof that is entered into on an arm’s-length basis and, taken as a whole, is no more restrictive that the agreement or instrument it replaces;

(c) encumbrances or restrictions contained in any agreement or other instrument of a Person acquired by the Company or any Subsidiary in effect at the time of such acquisition in each case, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the acquired or redesignated Person, or the property or assets of the acquired or redesignated Person, and was not put in place in contemplation of such event;

(d) encumbrances or restrictions contained in contracts for sales of Equity Interests or assets permitted by Section 10.2 with respect to the assets or Equity Interests to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase or acquisition of Equity Interests or assets or any of the Company’s Subsidiaries by another Person;

(e) encumbrances or restrictions existing under or by reason of applicable law, regulation or similar restriction or by governmental licenses, concessions, franchise or permits;

(f) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(g) customary restrictions on the transfer of non-cash assets contained in power purchase agreements and similar agreements; and

(h) customary provisions contained in agreements entered into in the ordinary course of business.

Section 10.11 Tax Equity Guarantees. Each of the Obligors will not, and will use commercially reasonable efforts to cause each Tax Equity Guarantor not to, amend, modify, supplement or terminate any Tax Equity Guarantee, other than to the extent that such amendment, modification, supplement or termination would not reasonably be expected to have a Material Adverse Effect.

Section 10.12 Tax Credits and Other Tax-Related Matters. None of the Obligors or any Subsidiary thereof will, nor will any Obligor or any Subsidiary thereof direct or, to the extent within the control of an Obligor or Subsidiary thereof, permit any Person to, (a) take any action which could reasonably be expected to result in any indemnity claim by a Tax Equity Investor against such Obligor or any Subsidiary with respect to any recapture, disallowance, reduction or loss of any Tax credit or other Tax benefit (including any Cash Grant) claimed with respect to any Project subject to a Tax Equity Document that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (b) apply for or claim any grant under Section 1603 of Division B of the American Recovery and Reinvestment Act of 2009, as amended, with respect to any Project or any property that is part of a Project, (c) apply for, claim or receive a production tax credit described in Section 45 of the Code or an investment tax credit described in Section 48 of the Code with respect to any Cash Grant Project or (d) make an election under Section 1101(g)(4) of the Bipartisan Budget Act, or any subsequent law or guidance (including pursuant to Treasury Regulations Section 301.9100-22T) to have the provisions of Section 1101 of the Bipartisan Budget Act apply to any partnership income Tax Returns of an Obligor or any Subsidiary thereof filed for any taxable year thereof before January 1, 2018. Except as set forth on Schedule 10.12, none of the Obligors or any Subsidiary thereof will, or, to the extent within the control of an Obligor or Subsidiary thereof, permit any Person to take any action (by election or otherwise) that would reasonably be expected to result in the Company or any Subsidiary of the Company being treated as a corporation, or an association taxable as a corporation, for U.S. federal tax purposes (or any similar or corresponding state or local tax purposes).

Section 10.13 Organizational Documents. Each of the Obligors will not, and will cause each of its Subsidiaries not to, amend, modify or supplement any of its Organizational Documents, other than to the extent that such amendment, modification or supplement (a) would not reasonably be expected to have a Material Adverse Effect and not adverse to the interests of the holders in any material respect or (b) is entered into in connection with a Permitted Tax Equity Transaction.

Section 10.14 Speculative Transactions.

(a) None of the Obligors or any Subsidiary thereof will engage in any transaction involving commodity swaps, options or futures contracts or any similar transactions other than in the ordinary course of business and not for speculative purposes.

(b) The Company will not permit more than 90% of the expected energy generation output (as determined in good faith by the Company) of any Project that, based on the projected Cash Flow Available for Debt Service for the most recently completed Rolling Period for which financial statements have been delivered in accordance with Section 7.1, is projected, in the aggregate, to generate 5% or more of the aggregate Cash Flow Available for Debt Service over such Rolling Period to be subject to commodity swaps, options or futures contracts or any similar transactions unless the Company has reasonably determined that adequate resources are available to it or its applicable Subsidiary to satisfy any reasonably likely shortfall in actual generation output of such Project.

Section 10.15 Refinancing. None of the Obligors or any Subsidiary thereof will refinance, extend or otherwise amend in any material respect any Project Financing Document, unless:

(a) such refinancing,extension or amendment would not reasonably be expected to have a Material Adverse Effect,

(b) after giving pro forma effect to such refinancing, extension or amendment, the projected average Debt Service Coverage Ratio through the Maturity Date following such refinancing, extension or amendment shall be greater than or equal to 1.6:1.0 and the projected minimum Debt Service Coverage Ratio for any Rolling Period through the Maturity Date shall be greater than or equal to 1.3:1.0,

(c) the documents evidencing such refinancing, extension or amendment, taken as a whole, do not contain any more restrictive conditions to the making of restricted payments than such conditions in the Project Financing Documents being refinanced, extended or amended,

(d) the material terms and conditions (other than fees or interest rate) applicable to the documents evidencing such refinancing, extension or amendment and, if applicable, the related security or guarantees of such Indebtedness (including covenants, events of default, remedies and acceleration rights) shall, taken as a whole, not be materially less favorable to the applicable Subsidiaries as the obligors of such Indebtedness than the terms that are applicable under the instruments and documents governing the Indebtedness being refinanced, extended or amended under the Project Financing Documents,

(e) no Default or Event of Default shall have occurred and be continuing and no Default or Event of Default shall result from the execution of such refinancing, extension or amendment of the applicable Project Financing Document or the incurrence of Indebtedness thereunder,

(f) in the case of a refinancing of any Project Financing Document,

(i) the Indebtedness under the Project Financing Documents being refinanced shall be repaid, repurchased, retired, defeased or satisfied and discharged in full, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all outstanding commitments thereunder shall be terminated, on the date of such refinancing,

(ii) the principal amount of the Indebtedness after giving effect to the refinancing (or unutilized commitments thereof, as applicable) does not exceed the sum of (i) the principal amount (including any accreted or capitalized amount) then outstanding of the Indebtedness being refinanced (or unutilized commitments thereof, as applicable), plus (ii) the amount of any accrued and unpaid interest, premiums, fees and expenses in respect of the outstanding principal amount of the Indebtedness being refinanced immediately prior to such refinancing plus (iii) the amount of any reasonable fees and expenses incurred in connection with such refinancing plus (iv) the amount of any termination fees or breakage costs in connection with any interest rate hedge in connection with the Indebtedness being refinanced immediately prior to such refinancing; and the Company shall describe in the certificate delivered pursuant to this Section 10.15 the amount of Indebtedness being refinanced and, if applicable, the amount of unfunded commitments of the Indebtedness being refinanced that are being cancelled in connection with such credit facility and a summary of information and calculations that are relevant for establishing compliance with this clause (f)(ii), and

(iii) the final maturity of the Indebtedness after giving effect to the refinancing is the same or later than the maturity of the Indebtedness being refinanced, and the weighted average life to maturity of such Indebtedness is greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, as described in the certificate delivered pursuant to this Section 10.15, and

(g) a certificate of an Authorized Officer of the Company shall be delivered to the holders of the Notes at least 10 Business Days prior to such refinancing, extension or amendment, together with a reasonably detailed description of the material terms and conditions thereof or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the requirements of this Section 10.15, which such notice shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Required Holders notify the Company within such 10 Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees).

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) any principal or Make-Whole Amount, if any, on any Note is not paid when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) any interest or fees on any Note is not paid for more than five Business Days after the same becomes due and payable; or

(c) (i) any amount due in respect of any Note, other than such amounts described in Sections 11(a) or (b), is not paid, for more than 30 days after the same becomes due and payable or (ii) any amount due in respect of any Note Document (other than the Notes) is not paid, within 15 days of any Obligor receiving written notice that such amount is overdue (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(c)(ii)); or

(d) (i) any Obligor defaults in the performance of or compliance with any term contained in Section 8.2(e), Section 9.11 or Section 10, (ii) any Obligor defaults in the performance of or compliance with the first sentence of Section 9.5, and such default is not remedied within five Business Days or (iii) any Obligor defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 9.2 and such failure is not remedied within 10 days; or

(e) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b), (c) and (d)) or in any other Note Document and such default is not remedied or waived within 30 days after the earlier of (i) an Authorized Officer obtaining Knowledge of such default and (ii) any Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(e)); provided, however, that if such Default is capable of being cured and if such Obligor commences efforts to cure such Default within such 30 day period or if such Obligor is prevented from curing such Default within such 30 day period due to applicable legal or regulatory restrictions, it may continue to effect such cure of the Default (and such Default will not be deemed an Event of Default) for an additional 45 days; or

(f) any representation or warranty made by or on behalf of any Obligor or by any officer of any Obligor in any Note Document or any writing or certificate furnished in connection with the transactions contemplated hereby proves to have been untrue in any material respect on the date as of which made; provided, however, that the same shall not constitute an Event of Default if (i) the fact, event or circumstance resulting in such false or incorrect representation or warranty is capable of being cured, corrected or otherwise remedied, and (ii) such fact, event or circumstance resulting in such false or incorrect representation or warranty shall have been cured, corrected or otherwise remedied within 30 days (or if such incorrect representation or warranty is not susceptible to cure within 30 days, and such Obligor is proceeding with diligence and in good faith to cure such default and such default is susceptible to cure, such 30 day period shall be extended as may be necessary to cure such incorrect representation or warranty, such extended period not to exceed 90 days in the aggregate (inclusive of the original 30 day period)) from the earlier of (x) an Authorized Officer has Knowledge thereof and (y) any Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(f)); or

(g) (i) any Obligor or any of its Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on, in the aggregate, any Material Indebtedness beyond any period of grace provided with respect thereto, or (ii) any Obligor or any of its Subsidiaries is in default in the performance of or compliance with any term of any evidence of, in the aggregate, any Material Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into Equity Interests and excluding mandatory prepayments not arising from a default), (x) any Obligor or any of its Subsidiaries has become obligated to purchase or repay, in the aggregate, any Material

Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require any Obligor or any such Subsidiary so to purchase or repay such Indebtedness, or (iv) without limiting the foregoing clauses (i) through (iii), an Event of Default (as defined in the LC Facility Credit Agreement) has occurred under the LC Facility, except, in the case of clauses (i) through (iii), to the extent such event would not reasonably be expected to be Material; or

(h) any Obligor or any Subsidiary of any Obligor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing, except, in the case of any Obligor or any Subsidiary of an Obligor (other than, in each case, the Company), to the extent such event would not reasonably be expected to be Material; or

(i) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any Subsidiary of any Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or any Subsidiary of any Obligor, or any such petition shall be filed against any Obligor or any Subsidiary of any Obligor and such petition shall not be dismissed within 60 days, except, in the case of any Obligor or any Subsidiary of an Obligor (other than, in each case, the Company), to the extent such event would not reasonably be expected to be Material; or

(j) any event occurs with respect to any Obligor or any Subsidiary of any Obligor, which under the laws of any jurisdiction is analogous to any of the events described in Section 11(h) or Section 11(i), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(h) or Section 11(i), except, in the case of any Obligor or any Subsidiary of an Obligor (other than, in each case, the Company), to the extent such event would not reasonably be expected to be Material; or

(k) one or more final judgments or orders for the payment of money aggregating in excess of $72,000,000 (or its equivalent in the relevant currency of payment) (excluding any judgments or orders covered by insurance and for which the applicable insurer has acknowledged liability) are rendered against one or more of the Obligors and their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) Holdings or any Subsidiary of Holdings establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of Holdings or any such Subsidiary thereunder, (viii) Holdings or any Subsidiary of Holdings fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) Holdings or any Subsidiary of Holdings becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect. As used in this Section 11(l), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(m) any Governmental Authorization required for the ownership or operation of any Project is revoked, terminated, withdrawn or ceases to be in full force and effect, except to the extent such revocation, termination, withdrawal or cessation would not reasonably be expected to have a Material Adverse Effect; or

(n) any Security Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on any Material portion of the Collateral; provided that the failure of a Lien to be valid and/or perfected shall not constitute an Event of Default if such cessation has been cured within five Business Days after any Authorized Officer obtained Knowledge thereof, and such valid and perfected Lien (with the priority described in such Security Document) is restored; or

(o) any provision of any Note Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Secured Obligations, ceases to be in full force and effect (in each case, except in connection with its expiration in accordance with its terms (and not related to any default thereunder)); or any Obligor or any of its Affiliates expressly repudiates in writing the validity or enforceability of any provision of any Note Document; or any Obligor denies in writing that it has any or further liability or obligation under any provision of any Note Document or expressly purports to revoke, terminate or rescind any provision of any Note Document;

provided, that, notwithstanding any provision in any Financing Document to the contrary, any event or circumstance that would otherwise constitute a Default or an Event of Default that has occurred and is continuing and arises solely in connection with a Construction Project prior to its commencement of commercial operations shall not constitute a Default or an Event of Default hereunder (so long as the applicable offer for prepayment and any prepayment resulting therefrom, if any, are made in accordance with Section 8.2(d)(i) when required).

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1 Acceleration.

(a) If an Event of Default with respect to any Obligor described in Section 11(h), (i) or (j) (other than an Event of Default described in clause (i) of Section 11(h) or described in clause (vi) of Section 11(h) by virtue of the fact that such clause encompasses clause (i) of Section 11(h)) has occurred, all the Senior Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Senior Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a), (b) or (c) has occurred and is continuing, any holder or holders of Senior Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Senior Notes held by it or them to be immediately due and payable.

(d) The Subordinate Notes may be declared to be due and payable by the holders thereof in the manner set forth in the related Supplemental NPA pursuant to which such Subordinate Notes are issued, subject in any event to the Subordination Agreement applicable to such Subordinate Notes.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount, if any, determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by any Obligor (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, subject to the Intercreditor Agreement, the First Lien Collateral Agent (as directed by an Act of Required Secured Parties under the Intercreditor Agreement) or the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or any other Note Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, including all rights and remedies set forth in the other Note Documents; provided that the right of any holder of a Subordinate Note under this Section 12.2 shall be subject to the applicable Subordination Agreement.

Section 12.3 Rescission.

(a) At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences including pursuant to Section 13.2(d) (other than with respect to a Subordinate Note Event of Default) if (i) the Obligors have paid all overdue interest on the Senior Notes, all principal of and Make-Whole Amount, if any, on any Senior Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Senior Notes, at the Default Rate, (ii) neither any Obligors nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (iv) no judgment or decree has been entered for the payment of any monies due pursuant hereto, pursuant to any other Note Document or pursuant to the Senior Notes. No rescission and annulment under this Section 12.3(a) will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

(b) Upon the occurrence and during the continuance of a Subordinate Note Event of Default, provided that the Required Holders and the Required Holders of Subordinate Notes have notified all other holders and the Company to such effect, such Subordinate Note Event of Default shall be waived upon the terms and conditions as the Required Holders and the Required Holders of Subordinate Notes may prescribe. No rescission and annulment under this Section 12.3(b) will extend to or affect any subsequent Subordinate Note Event of Default.

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of the First Lien Collateral Agent or any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Note or any other Note Document upon any holder of a Note shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 16, the Obligors, jointly and severally, will pay to the First Lien Collateral Agent, the Depositary Bank and the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Person incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

Section 12.5 Default Rate. During the period that an Event of Default shall have occurred and be continuing, interest on the outstanding principal amount of all Notes shall accrue at the applicable Default Rate.

SECTION 13. GUARANTEE, ETC.

Section 13.1 Guarantee. The Guarantors hereby jointly and severally guarantee to each holder of any Senior Note or Senior Notes at any time outstanding and of any Subordinate Note or Subordinate Notes at any time outstanding the prompt payment in full, in Dollars, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of and Make-Whole Amount, if any, and interest on the Senior Notes and Subordinate Notes (including interest on any overdue principal and Make-Whole Amount, if any and including amounts that would become due but for the existence of a proceeding under bankruptcy or insolvency law involving any Obligor) and all other amounts from time to time owing by the Company under this Agreement and the other Financing Documents to any holder (including costs, expenses and Taxes described in Section 4.1(g)) (such payments being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby further jointly and severally agree that if the Company shall default in the payment of any of the Guaranteed Obligations (after giving effect to all applicable grace and cure periods), the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full in cash when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal. All obligations of the Guarantors under this Section 13 shall survive the transfer of any Senior Note or Subordinate Note, and any obligations of the Guarantors under this Section 13 with respect to which the underlying obligation of the Company is expressly stated to survive payment of any Senior Note or Subordinate Note shall also survive payment of such Senior Note or Subordinate Note.

Section 13.2 Obligations Unconditional.

(a) The obligations of the Guarantors under Section 13.1 constitute a present and continuing guaranty of payment when due and not collectability and are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the other Note Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, other than the payment in full of the Guaranteed Obligations. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

(i) any amendment, supplement or modification of any provision of this Agreement, the other Note Documents or any assignment or transfer thereof, including the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the Notes, or the issuance of any Additional Senior Notes or Subordinate Notes;

(ii) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement or the other Note Documents, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

(iii) any Lien or security interest granted to, or in favor of, any other holder of a Note as security for any of the Guaranteed Obligations shall fail to be perfected;

(iv) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company or any other Person or the properties or creditors of any of them;

(v) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement, the other Note Documents or any other agreement;

(vi) any transfer of any assets to or from the Company, including any transfer or purported transfer to the Company from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company with or into any Person, any change in the ownership of any Equity Interests of the Company, or any change whatsoever in the objects, capital structure, constitution or business of the Company;

(vii) any default, failure or delay, willful or otherwise, on the part of the Company or any other Person to perform or comply with, or the impossibility or illegality of performance by the Company or any other Person of, any term of this Agreement, the other Financing Documents or any other agreement;

(viii) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company or any other Person for any reason whatsoever, including any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the other Financing Documents or any other agreement;

(ix) any lack or limitation of status or of power, incapacity or disability of the Company or any trustee or agent thereof; or

(x) any other thing, event, happening, matter, circumstance or condition whatsoever (other than the payment in full of the Guaranteed Obligations), not in any way limited to the foregoing.

(b) The Guarantors hereby unconditionally waive diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder of a Senior Note or Subordinate Note exhaust any right, power or remedy against any Obligor under this Agreement, the other Note Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

(c) In the event that the Guarantors shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of their obligations hereunder, the Guarantors shall not exercise any subrogation or other rights hereunder or under the Senior Notes or Subordinate Notes and each Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Company, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been paid in full in cash. If any amount shall be paid to the Guarantors on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders of the Senior Notes or Subordinate Notes and shall forthwith be paid to such holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. Each Guarantor agrees (i) that its obligations under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Company is rescinded or must be otherwise restored by any holder of a Senior Note or Subordinate Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid and (ii) that it will indemnify each holder of a Note on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(d) If an event permitting the acceleration of the maturity of the principal amount of the Senior Notes or Subordinate Notes shall at any time have occurred and be continuing and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of the guarantee in this Section 13 and such Guarantor’s obligations under this Agreement, the maturity of the principal amount of the Senior Notes or Subordinate Notes, as applicable, shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the holders of the Senior Notes or Subordinate Notes had accelerated the same in accordance with the terms of this Agreement, and the Guarantors shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amount and any other amounts guaranteed hereunder without further notice or demand.

(e) The guarantee in this Section 13 is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

Section 13.3 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that any holder of a Note or the First Lien Collateral Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

Section 13.4 General Limitation on Guarantee Obligations. In any action or proceeding involving any state or provincial corporate law, or any foreign, state, provincial or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 13.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any holder of a Note, the First Lien Collateral Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 13.5 Discharge of Guaranty Upon Sale of Guarantor. If all of the outstanding Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with and in a manner permitted by the terms and conditions of the Note Documents, the guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by the First Lien Collateral Agent, any Secured Party or any other Person, effective as of the time of such sale or disposition.

Section 13.6 Additional Guarantors. Upon (a) the formation or acquisition by the Company or any other Obligor of any new direct or indirect Subsidiary after the date of the Closing that owns directly or indirectly 100% of the Equity Interests in a Portfolio Company or assets that would reasonably be expected to be Material or (b) the guarantee by any Person, including any Subsidiary of the Company, of any Permitted Senior Secured Indebtedness or the Subordinate Notes, the Company shall, at the Company’s expense within 10 days after such formation or acquisition or the giving of such guarantee cause such Subsidiary (or, in the case of clause (b), such Person) to duly execute and deliver (i) to the First Lien Collateral Agent and each holder of one or more Notes, a Joinder Agreement or such other documentation reasonably acceptable to the

Required Holders to become a Guarantor pursuant to this Agreement, and (ii) to the First Lien Collateral Agent, a “Security Agreement Supplement” (as defined in the First Lien Pledge and Security Agreement), or such other documentation reasonably acceptable to the First Lien Collateral Agent to become a “Grantor” (as defined in the First Lien Pledge and Security Agreement) pursuant to the First Lien Pledge and Security Agreement.

Section 13.7 Subordinate Notes. The Subordinate Notes shall be subordinated to the payment of the Senior Notes on terms set forth in the applicable Subordination Agreement and the guarantee under this Section 13 of any Subordinate Notes shall be subject to the terms of such Subordination Agreement, mutatis mutandis.

SECTION 14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 14.1 Registration of Notes. The Notes Agent, on behalf of the Company, shall keep at its office specified in Section 15.6, a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and no Obligor shall be affected by any notice or knowledge to the contrary. The Notes Agent, on behalf of the Company, shall give to (i) any holder of a Note that is an Institutional Investor and (ii) the First Lien Collateral Agent promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes and including the aggregate outstanding principal amount of all Senior Note Obligations (as defined in the Intercreditor Agreement) held by such registered holders of Notes at such time.

Section 14.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Notes Agent at the address specified in Section 15.6, for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof and any other information or documentation the Notes Agent may reasonably request), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit B-1 in the case of the Initial Notes, or of the Note form established for the applicable Series. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The “Record Date” for purposes of all transfers and exchanges of Notes shall be ten (10) Business Days prior to the date on which any payment of principal or interest is due hereunder, and all such payments of principal and interest shall accordingly be made to the record holder of such Note as of the Record Date. The Company may require payment of a sum sufficient to cover any stamp Tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000 without the consent of the Company in its sole discretion, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note of such Series may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 14.3 Replacement of Notes. Upon receipt by the Notes Agent at the address specified in Section 15.6 of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and the Notes Agent (provided that if the holder of such Note is, or is a nominee for, an Initial Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof and receipt of indemnity reasonably satisfactory to the Company and the Notes Agent (provided that if the holder of such Note is, or is a nominee for, an Initial Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), within 10 Business Days thereafter, the Notes Agent shall request that the Company, and the Company shall (at its own expense), execute and deliver, in lieu thereof, a replacement Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15. PAYMENTS ON NOTES; APPOINTMENT OF FIRST LIEN COLLATERAL AGENT.

Section 15.1 Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of the Notes Agent. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 15.2 Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company (or the Notes Agent, on its behalf) will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule or the applicable Supplemental NPA, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company and the Notes Agent in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company or the Notes Agent made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Notes Agent at the address specified in Section 19(v). Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Notes Agent in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

Section 15.3 Tax Information. By acceptance of any Note, the holder of such Note agrees that such holder will upon such acceptance of a Note and from time to time thereafter with reasonable promptness duly complete and deliver to the Company and the Notes Agent, or to such other Person as may be reasonably requested by the Company or the Notes Agent, (a) in the case of any such holder that is a United States Person, an executed Internal Revenue Service (“IRS”) Form W-9 (or any successor thereto, including appropriate attachments) establishing such holder’s status as a United States Person and exemption from U.S. backup withholding and (b) in the case of any such holder that is not a United States Person, an executed IRS Form W-8BEN-E (or other applicable IRS Form W-8 or any successor thereto, including appropriate attachments), in each case, any other such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) as may be necessary for the Obligors and such other Person to comply with their obligations under FATCA or to determine the amount of Taxes (if any) to deduct and withhold from any such payment made to such holder (including any Taxes imposed under section 1441 or 1442 of the Code (or any successor provisions) and backup withholding) or otherwise comply with applicable tax laws. Each holder of a Note shall as soon as reasonably practicable notify the Company and the Notes Agent if any form or documentation previously delivered by such holder expires or becomes obsolete or inaccurate in any respect, and shall duly complete and deliver to the Company, the Notes Agent or such other Person an updated form or documentation upon such event. Nothing in this Section 15.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company, the Notes Agent or such other Person is required to obtain such information under FATCA or to determine the amount of Taxes (if any) to deduct and withhold from any payment made to such holder or otherwise comply with applicable tax laws and, in such event, the Company and the Notes Agent shall treat (and the Company shall cause the Obligors and such other Person to treat) any such information it receives as confidential except as required by applicable law. The Purchasers shall provide to the Notes Agent or their respective agents all information, documentation or certifications reasonably requested by the Notes Agent to permit the Notes Agent to comply with their tax reporting obligations under Applicable Law, including any applicable cost basis reporting obligations. For purposes of this Section 15.3, the term “holder” shall include any beneficial owner of a Note to the extent such person is deemed to be a beneficial owner for purposes of the applicable IRS forms referenced herein.

Section 15.4 Appointment. Each Purchaser hereby irrevocably designates and appoints MUFG Union Bank, N.A., as the First Lien Collateral Agent under this Agreement, the Intercreditor Agreement and the First Lien Security Documents and irrevocably authorizes and directs MUFG Union Bank, N.A., in the capacity of First Lien Collateral Agent, for the benefit of the Secured Parties, to (a) execute, deliver and perform the obligations, if any, of the First Lien Collateral Agent under this Agreement, the Intercreditor Agreement, each First Lien Security Document and any ancillary documents delivered in connection herewith or therewith, (b) take such action on its behalf under the provisions of this Agreement, the Intercreditor Agreement, each First Lien Security Document and such ancillary documents and (c) exercise such powers and perform such duties as are expressly delegated to the First Lien Collateral Agent by the terms of this Agreement, the Intercreditor Agreement, each First Lien Security Document and such ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the Intercreditor Agreement, the First Lien Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, in the Intercreditor Agreement, in the First Lien Security Documents and in such ancillary documents delivered in connection herewith or therewith, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Intercreditor Agreement, any First Lien Security Document or such ancillary documents, or otherwise exist against the First Lien Collateral Agent. Except as set forth in Section 1.4, Section 12.3(b) and the Intercreditor Agreement, the holders of the Subordinate Notes will have no rights to direct the First Lien Collateral Agent at any time to waive an Event of Default, take any Act of Required Secured Parties (as defined in the Intercreditor Agreement) or exercise any rights or remedies with respect to the Collateral in respect of such Event of Default, and the holders of the Subordinate Notes will be bound in all respects by any decisions made or actions taken by the holders of the Senior Notes then outstanding or by the First Lien Collateral Agent at the direction of such holders of the Senior Notes.

Section 15.5 Incorporation by Reference. The provisions of Article VII of the Intercreditor Agreement are incorporated herein mutatis mutandis. Each of the parties hereto agrees that each Purchaser may exercise those rights and shall perform those obligations applicable to a Secured Party set forth in the Intercreditor Agreement.

Section 15.6 Appointment of Notes Agent. The Company hereby notifies the Initial Purchasers and all future holders of any Notes that it has appointed MUFG Union Bank, N.A., acting through its office at 1251 Avenue of the Americas, 19th Floor, New York, NY 10020, Attention: Institutional Agency Services (with the address for Notes transfers being 445 South Figueroa St., 20th Floor, Los Angeles, CA 90071, Attention: Bond Transfers), as the registrar, paying agent and transfer agent in respect of the Notes (together with its successors and assigns collectively in such capacities, the “Notes Agent”). For the avoidance of doubt, the Notes Agent is acting as an agent, and not a fiduciary, of the Company hereunder, and is not acting as agent or fiduciary for any Purchaser or any holder of a Note. Notwithstanding anything herein to the contrary, the Notes Agent shall be afforded all of the rights, privileges, protections, powers, immunities, benefits and indemnities of the Notes Agent set forth in the Paying Agent Agreement, as if such rights, privileges, protections, powers, immunities, benefits and indemnities were specifically set forth herein, mutatis mutandis. The Company hereby notifies the Initial Purchasers and all future holders of any Notes that pursuant to the Intercreditor Agreement, the Purchasers have appointed MUFG Bank, Ltd., acting through its office at 1221 Avenue of the Americas, 6th Floor, New York, NY 10020, Attention: Lawrence Blat, as the Intercreditor Agent.

SECTION 16. EXPENSES, ETC.

Section 16.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Obligors will, jointly and severally, pay all costs and expenses (including reasonable attorneys’ fees of one special counsel for all holders of the Senior Notes and separate special counsel for the holders of any Subordinate Notes and, if reasonably required by the Required Holders, one local counsel in each relevant jurisdiction for all of the holders of the Senior Notes and separate special counsel in each such jurisdiction for the holders of any Subordinate Notes) incurred by the First Lien Collateral Agent and Notes Agent and its Affiliates, the Purchasers and each other holder of a Note in connection with such transactions and in connection with the administration of this Agreement and the other Note Documents or any Supplemental NPAs, amendments, waivers or consents under or in respect of this Agreement, the Notes or any other Note Document (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any other Note Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any other Note Document, or by reason of being a holder of any Note, (b) the costs and expenses, including the fees of one financial advisors for all holders of the Senior Notes and separate financial advisor for the holders of any Subordinate Notes, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary thereof or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes or any other Note Document and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Obligors, jointly and severally, will pay, and will save the First Lien Collateral Agent and Notes Agent and its Affiliates, each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 16.2 Certain Taxes. The Obligors agree, jointly and severally, to pay all recording, documentary, filing, intangible, stamp or other similar Taxes and other fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any other Note Document or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where any Obligor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any other Note Document or of any of the Notes, and to pay any value added Tax due and payable in respect of reimbursement of costs and expenses by the Obligors pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such Tax or fee required to be paid by the Obligors hereunder.

Section 16.3 Survival. The obligations of the Obligors under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any other Note Documents or the Notes, and the termination of this Agreement.

SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein, in the other Note Documents and in any certificate or other instrument delivered in connection with or pursuant to this Agreement or the other Note Documents shall survive the execution and delivery of this Agreement, the Notes and the other Note Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement or any other Note Document shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any other Note Document embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18. AMENDMENT AND WAIVER.

Section 18.1 Requirements. Subject to the terms of the Intercreditor Agreement, this Agreement, the Notes and the other Note Documents may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Obligors and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b) no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, (iii) amend any of Sections 8, 11(a), 11(b), 11(c), 12, 17, 18 or 20, (iv) release any material portion of the Collateral except in connection with a Permitted Asset Sale permitted under the Note Documents or (v) release any Guarantor except in connection with a Permitted Asset Sale permitted under the Note Documents; and

(c) no amendment or waiver may, without the written consent of the First Lien Collateral Agent or the Notes Agent, amend, modify, terminate or waive any provision of Section 15.4, 15.5 or any other provision of this Agreement that affects the rights or obligations of the First Lien Collateral Agent or the Notes Agent, as applicable.

Section 18.2 Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Note Document. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 or any other Note Document to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or any other Note Document or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 18 or any other Note Document by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate of the Company or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 18.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 or any other Note Document applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between an Obligor and any holder of a Note and no delay in exercising any rights hereunder or under any Note or any other Note Document shall operate as a waiver of any rights of any holder of such Note.

Section 18.4 Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any other Note Document or the Notes, or have directed the taking of any action provided herein or in or any other Note Document or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 19. NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by an internationally recognized overnight delivery service (charges prepaid) or (d) via email in “.pdf” format. Any such notice must be sent:

(i) if to any Initial Purchaser or its nominee, to such Initial Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Initial Purchaser or nominee shall have specified to the Obligors, the Notes Agent and the First Lien Collateral Agent in writing;

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Obligors, the Notes Agent and the First Lien Collateral Agent in writing;

(iii) if to any Purchaser (other than an Initial Purchaser) or its nominee, to such Purchaser or nominee at the address specified for such communication in the Supplemental NPA to which such Purchaser is a party, or at such other address as such Purchaser or nominee shall have specified to the Obligors, the Notes Agent and the First Lien Collateral Agent in writing;

(iv) if to the First Lien Collateral Agent, to the First Lien Collateral Agent at the address specified for delivery of notices to the First Lien Collateral Agent in Section 9.10 of the Intercreditor Agreement, or at such other address as the First Lien Collateral Agent shall have specified to the holder of each Note, the Notes Agent and the Obligors in writing;

(v) if to the Notes Agent, to the Notes Agent at 1251 Avenue of the Americas, 19th Floor, New York, NY 10020, Attention: Institutional Agency Services, or at such other address as the Notes Agent shall have specified to the holder of each Note, the First Lien Collateral Agent and the Obligors in writing; or

(vi) if to any Obligor, to such Obligor at c/o GSAM Renewable Power Group, 200 West Street, New York, NY 10282, Attn: Patrick McAlpine, Email: gs-rpg-legalreviewteam@gs.com, with a copy of any legal notices to 200 West Street, 15th Fl., New York, NY 10282, Attn: General Counsel, or at such other address as the Company shall have specified to the holder of each Note, the Notes Agent and the First Lien Collateral Agent in writing.

Notices under this Section 19 will be deemed given only when actually received.

SECTION 20. REPRODUCTION OF DOCUMENTS.

This Agreement, each other Note Document and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Initial Purchaser at the Closing (except the Initial Notes themselves), (c) documents (except any Additional Senior Notes or Subordinate Notes themselves) received by any holder in connection with the issuance of any Series of Notes after the date hereof and (d) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit any Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21. CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Obligor or any Subsidiary thereof in connection with the transactions contemplated by or otherwise pursuant to this Agreement and the other Note Documents that is proprietary in nature and (i) that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary or (ii) that a reasonable person would expect to be treated as confidential under the circumstances of its disclosure, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Obligor or any Subsidiary thereof or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, and agrees to, to the extent not prohibited by applicable law from doing so, give the Company prompt written notice of any unauthorized use or disclosure of the Confidential Information, and assist the Company in remedying any such unauthorized use or disclosure, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors and investors in any Related Fund that hold a beneficial interest in the Notes, in all cases, who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (iii) any other holder of any Note, the Notes Agent, any other Secured Party or the First Lien Collateral Agent, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (v) any Person from which it offers to purchase any Security of any Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (vi) any federal, state or provincial regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Note Document and, in the event Confidential Information is so required to be disclosed pursuant to the foregoing, the applicable Purchaser agrees to disclose such required Confidential Information to the minimum extent required and (other than at the request of a regulatory authority, governmental agency or pursuant to a broad based subpoena or similar discovery process, in each case, not directly related to any Obligor or the transactions contemplated hereby), and, solely in the case of the foregoing clause (viii), such Purchaser shall provide the Company with prompt written notice (unless such notification shall be prohibited by applicable law or legal process) of such permitted disclosure. To the extent that any breach of terms of this Section 21 occurs, the Purchaser that has breached this Section 21 agrees to use commercially reasonable efforts to assist the Company in restricting or preventing such further breaches. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 21.

In the event that as a condition to receiving access to information relating to any Obligor or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any other Note Document, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Obligors, this Section 21 shall supersede any such other confidentiality undertaking.

Each Purchaser agrees that money damages may be both incalculable and an insufficient remedy for breach of the terms of this Section 21, and that in addition to all other remedies available at law or in equity, in the event of any breach of the terms of this Section 21, the Company shall be entitled to seek equitable relief, including injunction and specific performance, without proof of actual damages and/or the requirement of posting a bond or other security. Each Purchaser agrees to be responsible to the Company for any damage, loss, cost or liability (including reasonable and documented legal fees and the cost of enforcing this agreement) arising out of or resulting from any breach of the terms of this Section 21 by such Purchaser that is determined by a court or other arbiter of competent jurisdiction in a final, non-appealable order.

SECTION 22. SUBSTITUTION OF PURCHASER.

Each Initial Purchaser shall have the right to substitute any one of its Affiliates or another Initial Purchaser or any one of such other Initial Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Initial Notes that it has agreed to purchase hereunder, by written notice to the Company and the Notes Agent, which notice (a) shall be signed by both such Initial Purchaser and such Substitute Purchaser, (b) shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and the other Note Documents and (c) shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Initial Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Initial Purchaser. In the event that such Substitute Purchaser is so substituted as an Initial Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Initial Purchaser all of the Initial Notes then held by such Substitute Purchaser, upon receipt by the Company and the Notes Agent of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Initial Purchaser, and such original Initial Purchaser shall again have all the rights of an original holder of the Initial Notes under this Agreement and the other Note Documents.

SECTION 23. MISCELLANEOUS.

Section 23.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, no Obligor may assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 23.2 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP, subject in the case of unaudited financial statements, to the absence of footnotes and year-end adjustments. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 –Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 23.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.4 Construction, Etc.

(a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(b) Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 14, (ii) subject to Section 23.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, and (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(c) For all purposes under the Financing Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 23.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith (other than any Note) by telecopy or “.pdf” shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

Section 23.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.7 Jurisdiction and Process; Waiver of Jury Trial.

(a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other Note Document. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Obligor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and

(ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 23.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(E) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, ANY OTHER NOTE DOCUMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 23.8 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the obligations of the Obligors pursuant to this Agreement and all other Secured Obligations, the Lien and security interest granted to the First Lien Collateral Agent pursuant to the Security Documents, and the exercise of any right or remedy by the First Lien Collateral Agent, any Purchaser or any holder of Notes hereunder or under any other Note Document are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall govern and control.

Section 23.9 USA PATRIOT Act. The Purchasers subject to the USA PATRIOT Act hereby notify the Obligors that, pursuant to the requirements of the USA PATRIOT Act, such Purchasers are required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of each Obligor and other information that will allow each Purchaser to identify such Obligor in accordance with the USA PATRIOT Act.

Section 23.10 Limitations on Recourse. Notwithstanding anything to the contrary in this Agreement, any other Financing Document or any other document executed or delivered in connection with the Financing Documents, none of the Secured Parties (in their capacity as such, and excluding the rights of any Obligor or any Subsidiary following foreclosure by the Secured Parties) shall have any claims with respect to the transactions contemplated by the Financing Documents against any of the Affiliates of the Company (other than each other Obligor) (except, in each case, to the extent set forth in the Financing Documents), any present or future holders (direct or indirect) of Equity Interests in Holdings or any shareholders, partners, members, managers, officers, directors, employees, representatives, controlling persons, executives or agents of Holdings, including the Manager and its Affiliates (collectively, the “Non-Recourse Persons”), such claims against such Non-Recourse Persons (including as may arise by operation of law) being expressly waived hereby; provided that the foregoing provisions of this Section 23.10 shall not (a) constitute a waiver, release or discharge (or otherwise impair the enforceability) of any of the Secured Obligations, or of any of the terms, covenants, conditions, or provisions of this Agreement or any other Financing Document and the same shall continue (but without personal liability of the Non-Recourse Persons) until fully paid, discharged, observed or performed, (b) constitute a waiver, release or discharge of any lien or security interest purported to be created pursuant to the Security Documents (or otherwise impair the ability of any Secured Party to realize or foreclose upon any Collateral), (c) limit or restrict the right of the First Lien Collateral Agent or any other Secured Party (or any assignee, beneficiary or successor to any of them) to name the Company, each other Obligor or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to any Financing Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person, (d) release any Non-Recourse Person from liability (to the extent it would otherwise be liable) for its own fraudulent actions or willful misconduct, or (e) limit the right of any Secured Party to name any Non-Recourse Person as a party to any action to the extent necessary to enforce this Agreement, any other Financing Document or any Lien or security interest in the Collateral, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Obligors.

Very truly yours,

GSRP PORTFOLIO II LLC, as the Company

By:	/s/ Jon Yoder
Name:	Jon Yoder
Title:	Authorized Person

GSRP PORTFOLIO II HOLDCO LLC, as Holdings

By:	/s/ Jon Yoder
Name:	Jon Yoder
Title:	Authorized Person

GSRP BOND 2 HOLDCO LLC, as a Guarantor

By:	/s/ Jon Yoder
Name:	Jon Yoder
Title:	Authorized Person

GSRP CHAMBERS HOLDCO LLC, as a Guarantor

By:	/s/ Jon Yoder
Name:	Jon Yoder
Title:	Authorized Person

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

GSRP GREAT JONES 2 HOLDCO LLC, as a Guarantor

By:	/s/ Jon Yoder
Name:	Jon Yoder
Title:	Authorized Person

GSRP HDS TEB HOLDCO LLC, as a Guarantor

By:	/s/ Jon Yoder
Name:	Jon Yoder
Title:	Authorized Person

GSRP KENMARE HOLDCO LLC, as a Guarantor

By:	/s/ Jon Yoder
Name:	Jon Yoder
Title:	Authorized Person

GSRP KING HOLDCO LLC, as a Guarantor

By:	/s/ Jon Yoder
Name:	Jon Yoder
Title:	Authorized Person

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

GSRP LAFAYETTE HOLDCO LLC, as a Guarantor

By:	/s/ Jon Yoder
Name:	Jon Yoder
Title:	Authorized Person

GSRP SPRUCE HOLDCO LLC, as a Guarantor

By:	/s/ Jon Yoder
Name:	Jon Yoder
Title:	Authorized Person

GSRP PARK 2 HOLDCO LLC, as a Guarantor

By:	/s/ Jon Yoder
Name:	Jon Yoder
Title:	Authorized Person

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MUFG Union Bank, N.A., as Notes Agent

By:	/s/ Timothy P. Miller
Name:	Timothy P. Miller
Title:	Vice President

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MUFG Union Bank, N.A., as First Lien Collateral Agent

By:	/s/ Timothy P. Miller
Name:	Timothy P. Miller
Title:	Vice President

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MUFG Bank, Ltd., as Intercreditor Agent

By:	/s/ Lawrence Blat
Name:	Lawrence Blat
Title:	Authorized Signatory

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

TRANSAMERICA LIFE INSURANCE COMPANY

BY: AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Josh Prieskorn
Name:	Josh Prieskorn
Title:	Vice President

TRANSAMERICA LIFE (BERMUDA) LTD

BY: AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Josh Prieskorn
Name:	Josh Prieskorn
Title:	Vice President

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

AMERICAN GENERAL LIFE INSURANCE COMPANY

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By: AIG Asset Management (U.S.), LLC, as Investment Adviser

By:	/s/ Andrew M. Bouffard
Name:	Andrew M. Bouffard
Title:	Vice President

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to

as of the date hereof.

INITIAL PURCHASERS:

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Amy Judd
Name:	Amy Judd
Title:	Investment Officer

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Amy Judd
Name:	Amy Judd
Title:	Investment Officer

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to

as of the date hereof.

INITIAL PURCHASERS:

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Jason Ward
Name:	Jason Ward
Title:	Authorized Signatory

By:	/s/ Gaurav Mittal
Name:	Gaurav Mittal
Title:	Authorized Signatory

THE CANADA LIFE INSURANCE COMPANY OF CANADA

By:	/s/ Jason Ward
Name:	Jason Ward
Title:	Authorized Signatory

By:	/s/ Gaurav Mittal
Name:	Gaurav Mittal
Title:	Authorized Signatory

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Ward Argust
Name:	Ward Argust
Title:	Assistant Vice President, Investments

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: Great-West Capital Management, LLC, as Investment Manager

By:	/s/ Ward Argust
Name:	Ward Argust
Title:	Authorized Signatory

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

ILLINOIS MUTUAL LIFE INSURANCE COMPANY

By: Conning, Inc., as Investment Manager

By:	/s/ John Petchler
Name:	John Petchler
Title:	Director

KENTUCKY EMPLOYERS’ MUTUAL INSURANCE AUTHORITY

By: Conning, Inc., as Investment Manager

By:	/s/ John Petchler
Name:	John Petchler
Title:	Director

PEKIN LIFE INSURANCE COMPANY

By: Conning, Inc., as Investment Manager

By:	/s/ John Petchler
Name:	John Petchler
Title:	Director

PINNACOL ASSURANCE

By: Conning, Inc., as Investment Manager

By:	/s/ John Petchler
Name:	John Petchler
Title:	Director

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

PRIMERICA LIFE INSURANCE COMPANY

By: Conning, Inc., as Investment Manager

By:	/s/ John Petchler
Name:	John Petchler
Title:	Director

RLI INSURANCE COMPANY

By: Conning, Inc., as Investment Manager

By:	/s/ John Petchler
Name:	John Petchler
Title:	Director

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

JOHN HANCOCK LIFE INSURANCE COMPANY (USA)

By:	/s/ Mariana Primera
Name:	Mariana Primera
Title:	Director

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Mariana Primera
Name:	Mariana Primera
Title:	Director

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

MANULIFE (INTERNATIONAL) LIMITED

By:	/s/ Elton Shum
Name:	Elton Shum
Title:	Managing Director, Portfolio Management, Asia, General Account Investments

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

MANULIFE (SINGAPORE) PTE. LTD.

By:	/s/ Mike Tsai
Name:	Mike Tsai
Title:	Co-Head of Investments, Manulife General Account Investments (Singapore) Pte. Ltd. as investment manager of Manulife (Singapore) Pte. Ltd.

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

METROPOLITAN TOWER LIFE INSURANCE COMPANY

By: MetLife Investment Management, LLC, Its Investment Manager

METLIFE INSURANCE K.K.

By: MetLife Investment Management, LLC, its investment manager

By:	/s/ John Wills
Name:	John Wills
Title:	Authorized Signatory

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

HANSAfreeInvest SILC 2

By: HANSAfreeInvest, its fund

By: SIGNAL IDUNA Asset Management GmbH, its portfolio manager

By:	/s/ Dr. Peter Andres	By:	/s/ Christian Middelberg
Name:	Dr. Peter Andres	Name:	Christian Middelberg
Title:	CEO	Title:	Authorized Officer

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

NASSAU LIFE INSURANCE COMPANY

By: Nassau Asset Management LLC

Its: Investment Manager

By:	/s/ David E. Czerniecki

Name:	David E. Czerniecki
Title:	Chief Investment Officer

NASSAU LIFE AND ANNUITY COMPANY

By: Nassau Asset Management LLC

Its: Investment Manager

By:	/s/ David E. Czerniecki

Name:	David E. Czerniecki
Title:	Chief Investment Officer

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ David M. Weisenburger
Name:	David M. Weisenburger
Title:	VP, Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY
By:	American United Life Insurance Company
Its:	Agent

By:	/s/ David M. Weisenburger
Name:	David M. Weisenburger
Title:	VP, Fixed Income Securities

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Jason Todd
Name:	Jason T. Todd
Title:	Assistant Vice President

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

GIBRALTAR UNIVERSAL LIFE REINSURANCE COMPANY

By: PGIM, Inc., as investment manager

By:	/s/ Ingrida Soldatova
Vice President

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST

By: Prudential Arizona Reinsurance Universal Company, as Grantor

By: PGIM, Inc., as investment manager

By:	/s/ Ingrida Soldatova
Vice President

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY

By: PGIM, Inc., as investment manager

By:	/s/ Ingrida Soldatova
Vice President

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof

INITIAL PURCHASERS:
PRUDENTIAL UNIVERSAL REINSURANCE COMPANY

By: PGIM, Inc., as investment manager

By:	/s/ Ingrida Soldatova
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:PGIM, Inc., as investment manager

By:	/s/ Ingrida Soldatova
Vice President

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:	/s/ Paul Koenig
Name:	Paul Koenig
Title:	Head of Portfolio Management National Life Group

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ David Divine
Name:	David Divine
Title:	Director, Securities Management

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

SUN LIFE ASSURANCE COMPANY OF CANADA, acting through its U.S. Branch

By:	/s/ Andrew Kleeman
Name:	Andrew Kleeman
Title:	Senior Managing Director

By:	/s/ Art Baril
Name:	Art Baril
Title:	Senior Director

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INITIAL PURCHASERS:

SUN LIFE HONG KONG LIMITED

By:	/s/ Shiuan Ting vanVuuren

Name:	Shiuan Ting vanVuuren
Title:	Chief Investment Officer

[Signature Page to Note Purchase Agreement (GSRP Portfolio II LLC)]

EXHIBIT A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Section 8.2 Acceptance Deadline Date” is defined in Section 8.2(f).

“Additional Senior Notes” is defined in Section 1.1.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer or employee (i) of such Person, (ii) of any subsidiary or parent company of such Person or (iii) of any Person described in subclause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (y) to otherwise direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.

“Annual Operating Budget” means a consolidated annual operating budget for the Company and its Subsidiaries.

“Anti-Corruption Laws” means any law or regulation regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. jurisdiction, or any non-U.S. jurisdiction to which the Company or any Guarantor is subject, regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable Aggregate Prepayment Amount” is defined in Section 8.2(f).

“Applicable Law” means any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree or Governmental Authorization, or any published directive or requirement which has the force of law, or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial or taxing authority, applicable to and/or binding on a given Person, as the context may require, whether in effect as of the date of the Closing or thereafter and, in each case, as amended (including all Environmental Laws and any of the foregoing pertaining to land use or zoning restrictions).

“Applicable Prepayment Date” is defined in Section 8.2(f).

“Applicable Rating Agency” means the Rating Agency that has assigned the Senior Notes a Credit Rating.

“Authorized Denominations” is defined in Section 8.3.

“Authorized Officer” means (a) with respect to any Obligor, any authorized signatory of the Manager and (b) with respect to any Person (including any Obligor), the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, treasurer, assistant treasurer or any vice president of such Person, or the equivalent position of such Person provided pursuant to the applicable Organizational Documents, or such other officer or representative (or individual holding a designated authorized office) specifically authorized by such Person’s managing member, board of directors, management committee or equivalent governing body.

“Base Case Projections” is defined in Section 4.1(r).

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country, or regime that is blocked or otherwise a target of comprehensive sanctions that have been imposed under Economic Sanctions Laws, (c) a Canada Blocked Person or (d) a Person that is a department or instrumentality of, or is otherwise beneficially owned by or controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a), (b) or (c).

“Brown University Project” means the approximately 50.2 MW solar project owned by GSRP Amsterdam LLC and its subsidiaries located in Washington County, Rhode Island.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Buyout Reserve Account” is defined in the Depositary Agreement.

“Buyout Reserve Letter of Credit” is defined in the Depositary Agreement.

“Called Principal” is defined in Section 8.7.

“Canada Blocked Person” means (a) a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada), as amended or (b) a Person identified in or pursuant to (i) Part II.1 of the Criminal Code (Canada), as amended or (ii) the Proceeds of Crime (Money Laundering) and Terrorist Finance Act, as amended or (iii) the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended or (iv) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), as amended, or the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, in any case pursuant to this clause (b) as a Person in respect of whose property or benefit a holder of Notes would be prohibited from entering into or facilitating a related financial transaction.

“Cancelled Project” means: (a) any Construction Project for which the Company or any Subsidiary has determined not to proceed with development, construction or operation, including, for the avoidance of doubt, if such Construction Project is Disposed of pursuant to a Required Sale or Terminated PPA Sale or (b) any Construction Project which does not reach its applicable commercial operation milestone before the specified outside date in its Power Purchase Agreement (giving effect to the payment of liquidated damages and amendments and waivers thereunder, and unless a replacement Power Purchase Agreement consistent with the debt sizing criteria on which such Project is financed has been executed and is in full force and effect).

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP and (b) obligations under Capital Leases or Synthetic Leases incurred by the Company and its consolidated Subsidiaries during such period.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Cash Flow Available for Debt Service” means, with respect to any period, an amount equal to (a) the amount of Revenue deposited (or, with respect to any future period, reasonably projected in good faith, on the basis of assumptions substantially consistent with the Base Case Projections or otherwise reasonable at the time, to be deposited) into the Revenue Account during such period minus (b) all amounts paid (or, with respect to any future period, reasonably projected in good faith, on the basis of assumptions substantially consistent with the Base Case Projections or otherwise reasonable at the time, to be paid) during such period pursuant to Section 3.1(b)(i) and Section 3.1(b)(ii) of the Depositary Agreement.

“Cash Grant” means a grant provided for in Section 1603 of Division B of the Recovery Act with respect to the Project Companies’ investment in the construction of the Project.

“Cash Grant Projects” means the Projects set forth on Schedule A-6.

“Cash Grant Terms and Conditions” means the “Payments for Specified Energy Property in Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009 – Terms and Conditions” issued by the Treasury, as amended or supplemented.

“Change of Control” means an event or series of events by which:

(a) the Company ceases to be actively managed by Manager or a Qualified Replacement Manager; or

(b) GSRP or a Qualified Owner shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Company.

“Chevron BESS Project” means the battery energy storage system owned by Solar Star Lost Hills, LLC located in Kern County, California, which for the avoidance of doubt shall not include any related solar project related to such battery energy storage system.

“Chevron Solar Star Lost Hills” means Solar Star Lost Hills, LLC, the project company owning the solar project located in located in Kern County, California.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Collateral” is defined in the Intercreditor Agreement.

“Company” is defined in the first paragraph of this Agreement.

“Condemnation” means any taking, seizure, condemnation, confiscation or requisition, including severance damage, by eminent domain or by inverse condemnation or for any public or quasi-public use under any Applicable Law.

“Confidential Information” is defined in Section 21.

“Construction Project” means the High Desert Project, the Brown University Project and the Chevron BESS Project, in each case until such Project reaches its applicable commercial operation milestone under its Power Purchase Agreement, at which time it shall cease to be a Construction Project.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Entity” means any Subsidiary of Holdings.

“Credit Rating” means, with respect to (a) a Person, the rating assigned by a Rating Agency to the senior long-term unsecured debt obligations of such Person or, if such Person does not have senior unsecured long-term debt that is rated by a Rating Agency, the rating assigned by a Rating Agency as the corporate credit rating or issuer rating of such Person (in each case not supported by any third party credit enhancement) and (b) any Securities, the rating assigned by a Rating Agency to such Securities. In the event two Rating Agencies have assigned such Person a Credit Rating, the applicable Credit Rating shall be the lower of the two and, in the event more than two Rating Agencies have assigned such Person a Credit Rating, the applicable Credit Rating shall be the second highest of the ratings.

“Debt Service” is defined in the Depositary Agreement.

“Debt Service Coverage Ratio” means, for each Rolling Period, the ratio of: (a) Cash Flow Available for Debt Service during such Rolling Period to (b) Debt Service during such Rolling Period, in each case, as reasonably determined by the Company and in any case including applicable scheduled Debt Service at the time of such calculation. Notwithstanding the foregoing, for purposes of calculating the Debt Service Coverage Ratio for any Rolling Periods that end prior to the twelfth (12th) month anniversary of the date of Closing, the Debt Service Coverage Ratio (v) for the quarter ended December 31, 2020 shall be deemed to be 1.45:1.0, (w) for the quarter ended March 31, 2021 shall be deemed to be 1.45:1.0, (x) for the quarter ended June 30, 2021 shall be deemed to be 1.45:1.0, (y) for the quarter ended September 30, 2021 shall be deemed to be 1.45:1.0 and (z) for any quarter ending prior to the twelfth (12th) month anniversary of the date of Closing shall be calculated using the weighted average of (i) any deemed Debt Service Coverage Ratio in the preceding clauses (v) through (y) included in such Rolling Period and (ii) the actual Debt Service Coverage Ratio for any other completed fiscal quarters included in such Rolling Period.

“Debt Service Reserve Account” is defined in the Depositary Agreement.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” mean, with respect to any Series of Notes, that rate of interest per annum that is 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series.

“Depositary Accounts” is defined in the Depositary Agreement.

“Depositary Agreement” means that certain Depositary Agreement, dated as of the date hereof, among the Company, the LC Facility Agent, the First Lien Collateral Agent, the Depositary Bank and each other Person party thereto from time to time.

“Depositary Bank” means MUFG Union Bank, N.A., in its capacity as Depositary Bank under the Depositary Agreement.

“Discounted Value” is defined in Section 8.7.

“Discretionary Capital Expenditures” is defined in Section 10.9(b).

“Disposition” or “Dispose” means the sale, assignment (other than an assignment for security), transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment (other than an assignment for security), transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Distribution Conditions” is defined in Section 10.7.

“Distribution Reserve Account” is defined in the Depositary Agreement.

“Dollars” or “$” means lawful money of the United States.

“Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States, the European Union, the United Nations, Canada or any other governmental body with relevant jurisdiction pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act, and OFAC regulations.

“Emergency Capital Expenditures” means those capital expenditures reasonably believed by the Company in its good faith judgment to be required to be expended in order to prevent or mitigate an emergency situation involving endangerment of life, human health, safety or the environment or damage to property.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of Hazardous Materials into the environment.

“EPC Contract” means, with respect to any Construction Project, the primary engineering, procurement and construction contract, balance of plant contract, or other similar construction contract entered into between the applicable Project Company and an EPC Contractor for the construction of such Construction Project.

“EPC Contractor” means, with respect to any Construction Project, any contractor or supplier with respect to the construction, installation or supply arrangements for such Construction Project listed on Schedule A-5.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein).

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Event of Loss” means any loss of, destruction of, or damage to any asset or property of any Obligor or any Subsidiary thereof.

“EWG” means an “exempt wholesale generator” as defined in Section 1262(6) of PUHCA and the FERC’s regulations at 18 C.F.R. § 366.1.

“Existing Project Financing Documents” means the financing documents to which one or more Subsidiaries of the Company are a party as of the date of Closing, which are identified on Schedule A-4.

“FATCA” means (a) sections 1471 through 1474 of the Code (or any amended or successor version), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Federal Energy Regulatory Authorizations, Exemptions, and Waivers” means MBR Authority under the FPA, status as a QF under PURPA, status as an EWG under PUHCA, and the PUHCA Exemption or Waiver.

“FERC” means the Federal Energy Regulatory Commission and its successors.

“Financing Documents” means the Note Documents and all documents entered into in connection with the LC Facility.

“First Lien Collateral Agent” is defined in the first paragraph of this Agreement.

“First Lien Obligations” is defined in the Intercreditor Agreement.

“First Lien Pledge and Security Agreement” means the First Lien Pledge and Security Agreement, dated as of the date hereof, by and between the Company, Holdings, each other Obligor, GSRP HDS TEB Blocker LLC, GSRP MT Solar II Blocker LLC, GSRP ST Holdco Corp LLC and the First Lien Collateral Agent.

“First Lien Secured Parties” is defined in the Intercreditor Agreement.

“First Lien Security Documents” means the Depositary Agreement, the First Lien Pledge and Security Agreement, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the First Lien Collateral Agent for the benefit of the First Lien Secured Parties.

“Fitch” means Fitch Ratings, Inc.

“FPA” means the Federal Power Act, as amended, and FERC’s implementing regulations related thereto.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means

(a) the government of

(i) the United States or any state or other political subdivision thereof, or

(ii) any other jurisdiction in which any Obligor or any Subsidiary thereof conducts all or any part of its business, or which asserts jurisdiction over any properties of any Obligor or any such Subsidiary, or

(iii) for purposes of Section 5.14(b) only, any other jurisdiction in which the Company or any of its Controlled Entities conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any of its Controlled Entities, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order, approval, registration, exemption or consent decree of or from any Governmental Authority.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“GSRP” means Goldman Sachs Renewable Power LLC, a limited liability company organized under the laws of the State of Delaware.

“Guaranteed Obligations” is defined in Section 13.1.

“Guarantors” is defined in the first paragraph of this Agreement, together with any additional Persons who become Guarantors pursuant to Section 13.6.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that pose a hazard to health and safety, the removal of which is required, or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is restricted, prohibited or penalized, by any applicable Environmental Law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead-based paint, radon gas or similar restricted, prohibited or penalized substances.

“High Desert Project” means the approximately 130.3 MW solar project owned by HDSI LLC located in San Bernardino County, California.

“High Desert Reserve Account” has the meaning given in the Depositary Agreement.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 18.2 and 19 and any related definitions in this Exhibit A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Holdings” is defined in the first paragraph of this Agreement.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. For the avoidance of doubt, Permitted Equity Commitments, Permitted Project Undertakings and Project Obligations shall not constitute Indebtedness.

“Independent Engineer” means Enertis Solar Inc. or such other Person as the Required Holders may engage on behalf of the holders of the Notes with the consent of the Company (not to be unreasonably withheld or delayed) to act as Independent Engineer for purposes of this Agreement and the other Note Documents.

“Independent Engineer Report” means the report titled, “Independent Engineering Report on the Greenbond II Portfolio,” prepared by the Independent Engineer dated July 8, 2021.

“INHAM Exemption” is defined in Section 6.2(e).

“Initial Notes” is defined in Section 1.2.

“Initial Purchaser” and “Initial Purchasers” have the meanings assigned to such term in the recital of parties to this Agreement.

“Initial Section 8.2 Acceptance Deadline Date” is defined in Section 8.2(f).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) at least $1,000,000 of the aggregate principal amount of the Notes of any Series then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Insurance Consultant” means Moore McNeil, LLC or such other independent insurance consultant of recognized expertise selected by the Required Holders with the consent of the Company (such consent not to be unreasonably withheld or delayed), to act as Insurance Consultant in connection with the transactions contemplated by the Note Documents.

“Intercreditor Agent” means MUFG Bank, Ltd., in its capacity as Intercreditor Agent under the Intercreditor Agreement, together with its successors and assigns in such capacity.

“Intercreditor Agreement” means that certain Collateral Agency and Intercreditor Agreement, dated as of the date hereof, among the LC Facility Agent, the First Lien Collateral Agent, the Intercreditor Agent, the Purchasers from time to time party thereto, each Obligor and the other Persons from time to time party thereto.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guaranty or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, net of any dividends, interest, distributions, return of capital and other amounts received or realized in respect of such Investment, up to the original amount of such Investment. For the avoidance of doubt, neither any Permitted Project Undertakings nor any payment pursuant to and in accordance with the terms of Project Obligations in effect on the date of the Closing or entered into after the Closing not in contravention of this Agreement shall be deemed to constitute an Investment.

“IRS” is defined in Section 15.3.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit I.

“Knowledge” means, with respect to (a) any Obligor or Subsidiary thereof, the actual knowledge of the Persons set forth on Schedule A-1 after due inquiry of his or her direct reports within the Manager who are reasonably believed to have the relevant information; and (b) any other Person, the actual knowledge of such Person (and “Know” and “Knowingly” shall be construed accordingly).

“LC Facility” means the letter of credit facility contemplated by the LC Facility Credit Agreement.

“LC Facility Agent” is defined in the Depositary Agreement.

“LC Facility Credit Agreement” is defined in the Depositary Agreement.

“LC Loans” is defined in the Depositary Agreement.

“Letters of Credit” is defined in the Depositary Agreement.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

“Limited Guarantee” means the Limited Guarantee, dated as of the date of the Closing, by Parent in favor of the First Lien Collateral Agent.

“Loss Proceeds” means (a) proceeds of any property insurance policy covering the Company, any of its Subsidiaries or any Project, (b) all proceeds from any Condemnation of all or any part of a Project or any other asset of any Obligor or any Subsidiary thereof and (c) all other proceeds, compensation, awards, damages and other payments or relief received by the Company or any of its Subsidiaries in respect of an Event of Loss or a Termination Event (other than, in each case, business interruption insurance proceeds, other payments received for interruption of operations during the applicable period and the proceeds of workers’ compensation, employees’ liability and automobile liability insurance).

“M&T Bank” means (a) M&T Bank Corporation, (b) M&T Community & Environmental Development LLC, a wholly-owned indirect subsidiary of M&T Bank Corporation, or (c) any other wholly-owned direct or indirect subsidiary of M&T Bank Corporation; provided that in the case of (b) or (c), M&T Bank Corporation provides a guaranty of such subsidiary’s funding obligations under the applicable Tax Equity Documents.

“Make-Whole Amount” is defined in Section 8.7.

“Management Services Agreement” means the Management Services Agreement, by and between GSRP and Manager, dated as of February 9, 2018.

“Manager” means Goldman Sachs Asset Management, L.P., a limited partnership organized under the laws of the State of Delaware.

“Market Consultant” means Leidos Engineering, LLC.

“Market Consultant Report” means the report titled, “INDEPENDENT MARKET CONSULTANT’S REPORT: GOLDMAN SACHS RENEWABLE POWER LLC – GSRP II SOLAR PORTFOLIO” prepared by the Market Consultant dated July 22, 2021.

“Material” means, in respect of the applicable affected Projects (or Subsidiaries owning such Projects), that, based on the Cash Flow Available for Debt Service for the most recently completed Rolling Period for which financial statements have been delivered in accordance with Section 7.1, such affected Projects, in the aggregate, generated 10% or more of the aggregate Cash Flow Available for Debt Service over such Rolling Period.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, liabilities or properties of the Obligors and their respective Subsidiaries, taken as a whole, (b) the ability of the Obligors, taken as a whole, to perform their material obligations under the Financing Documents, (c) the validity or enforceability of the Financing Documents, (d) the ability of the holders of the Notes or the other Secured Parties to enforce any of their material rights or remedies under the Financing Documents or (e) the validity, priority or perfection of the security interests of the First Lien Collateral Agent in the Collateral.

“Material Indebtedness” means Indebtedness for borrowed money in an aggregate outstanding principal amount of at least $72,000,000 (or its equivalent in the relevant currency of payment).

“Maturity Date” means (a) in the case of the Initial Notes, June 29, 2046, and (b) in the case of any Series of Additional Senior Notes or Subordinate Notes, the date set forth in the Supplemental NPA pursuant to which such Series of Notes is issued.

“MBR Authority” means an order by FERC pursuant to Section 205 of the FPA (a) authorizing a Project Company to sell energy, capacity and specified ancillary services at market-based rates, (b) accepting a tariff for filing that provides for such sales, and (c) granting such Project Company waivers of regulations and blanket authorizations customarily granted by FERC to an entity that sells wholesale power and ancillary services at market-based rates, including blanket approval for the issuance of securities and assumption of liabilities under Section 204 of the FPA.

“Memorandum” is defined in Section 5.3.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Necessary Project Approvals” is defined in Section 5.6.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Event of Loss, Termination Event or Condemnation, the aggregate amount of Loss Proceeds actually received by or on behalf of any Obligor in connection with such Event of Loss, Termination Event or Condemnation, and (b) with respect to any Permitted Disposition or any other Disposition of assets that are subject to mandatory prepayment pursuant to Section 8.2, the proceeds actually received by any Obligor in respect of such Disposition, in cash or cash equivalents, excluding any Loss Proceeds (to the extent included with clause (a) above), minus in the case of both clauses (a) and (b) (without duplication), the sum of all fees and out of-pocket expenses paid by any of the Obligors or any of their Subsidiaries in connection with such event, and the amount of all Taxes paid (or reasonably estimated to be payable) by or to any of the Obligors or their respective direct or indirect owners, or any of their respective Subsidiaries as a result of such event.

“Non-Obligor Subsidiary” means any Subsidiary of the Company that is not an Obligor.

“Non-Recourse Persons” is defined in Section 23.10.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by any Obligor or any Subsidiary thereof primarily for the benefit of employees of any Obligor or one or more of its Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Documents” means this Agreement, the Intercreditor Agreement, the Security Documents, the Paying Agent Agreement, the Notes, the Limited Guarantee, each Supplemental NPA and any supplement thereto entered into in connection therewith.

“Notes” means the Senior Notes and the Subordinate Notes, such term to include any such Notes issued in substitution therefor pursuant to Section 14.

“Notes Agent” is defined in Section 15.6.

“Obligors” is defined in the first paragraph of this Agreement.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate of an Authorized Officer or of any officer of the Company, a Guarantor or the Manager, whose responsibilities extend to the subject matter of such certificate.

“Operating Statements” is defined in Section 7.1(i).

“Organizational Documents” means, with respect to any Person, the by-laws, partnership agreement, limited liability company agreement, operating agreement, management agreement or other similar or equivalent organizational, charter or constitutional agreement or arrangement.

“Parent” means Goldman Sachs Renewable Power Operating Company LLC, a limited liability company organized under the laws of the State of Delaware.

“Paying Agent Agreement” means that certain Registrar and Paying Agent Agreement, dated as of the date of the Closing, by and between the Company and the Notes Agent.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Asset Sale” is defined in Section 10.2(b).

“Permitted Dispositions” is defined in Section 10.2(b).

“Permitted Equity Commitments” means obligations of any Obligor or any of their Subsidiaries to make any payment in respect of any Equity Interest in any Subsidiary (and any guarantee by any Obligor or any of their Subsidiaries of such obligations) as long as each such payment in respect of such Equity Interest constitutes an Investment permitted by Section 10.8.

“Permitted Investments” means: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, deposit accounts, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by the Depositary Bank or any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and rated at least “AA-” by S&P, “Aa3” by Moody’s or AA- by Fitch; (c) commercial paper of an issuer rated at least “A-1” by S&P, “P-1” by Moody’s or F1+ by Fitch, or carrying an equivalent rating by a nationally recognized rating agency, if all three of the named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) above, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least “AA-” by S&P, “Aa3” by Moody’s or AA- by Fitch; (f) securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) above; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) above; or (h) money market funds that (x) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (y) are rated “AAA” by S&P, “Aaa” by Moody’s or AAA by Fitch and (z) have portfolio assets of at least $5,000,000,000 (subject to a maximum of 5% of fund capital).

“Permitted Liens” is defined in Section 10.5.

“Permitted Project Undertakings” means guaranties by or obligations of any Obligor or any of their Subsidiaries in respect of Project Obligations.

“Permitted Senior Secured Indebtedness” means the LC Facility and Additional Permitted Senior Secured Indebtedness (as defined in the Intercreditor Agreement).

“Permitted Tax Distributions” means cash dividends or other distributions declared and paid for the sole purpose of funding the payments by the direct or indirect owners of the Company of the Taxes owed with respect to their respective allocable shares of the taxable net income for such period of any of the Company and any of its Subsidiaries, provided that such dividends or other distributions shall not exceed, in any taxable period, an amount equal to (a) the product of (i) the highest marginal combined income Tax rates then in effect applicable to a corporation resident in Wilmington, Delaware (taking into account the deductibility of state and local Taxes in computing U.S. Federal income Taxes) and (ii) net taxable income of the Company and such

Subsidiaries for such taxable period reduced by any net losses or other tax attributes (other than tax credits) of any of the Company or any such Subsidiary carried over from prior periods to the extent not previously taken into account in computing net taxable income under this clause (ii), reduced, but not below zero, by (b) any tax credits of or allocable to the Company and such Subsidiaries for such taxable period and any such tax credits carried over from prior taxable periods to the extent not previously applied to reduce the amount of Permitted Tax Distributions.

“Permitted Tax Equity Transaction” is defined in Section 10.2(b).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Placement Agents” means each of Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, Truist Securities, Inc., CIBC World Markets Corp. and KeyBanc Capital Markets Inc.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Portfolio Company” means each of the entities designated as a “Portfolio Company” on Schedule 5.4.

“Portfolio Holding Company” means each of the entities designated as a “Portfolio Holding Company” on Schedule 5.4.

“Power Purchase Agreements” means each power purchase agreement or similar customer agreement entered into in respect of any Project, of which, with respect to a Project that has a nameplate-rated capacity equal to or exceeding five MW as of the date of Closing, is identified on Schedule A-3.

“Power Purchaser” means the respective offtakers under the Power Purchase Agreements.

“Pre-Ownership Period” means, with respect to any Subsidiary of the Company or any Project, the period prior to the date the Company or any of its Affiliates acquired such Subsidiary or Project.

“Preferred Stock” means any class of capital stock (or similar Equity Interests) of a Person that is preferred over any other class of capital stock (or similar Equity Interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Project” means each of the projects described on Schedule A-2, together with any renewable electric generation or battery storage projects acquired in accordance with this Agreement; provided that any Project that is Disposed of in accordance with this Agreement or any Cancelled Project shall no longer be a “Project”.

“Project Company” means each of the entities designated as a “Project Company” on Schedule 5.4, and any future Subsidiary of the Company that is designated as a “Project Company” pursuant to updated schedules delivered to the Purchasers in accordance with Section 4.2(a) or Section 7.2(b).

“Project Financing Documents” means the Existing Project Financing Documents and any financing documents entered into after the date of the Closing in connection with a refinancing, increase, extension or amendment of any Existing Project Financing Documents in accordance with Section 10.15.

“Project Documents” means the agreements to which a Project Company or a Non-Obligor Subsidiary is a party relating to the ownership, development, construction, operation or maintenance of the Projects (other than the Financing Documents, the Project Financing Documents and the Tax Equity Documents).

“Project Obligations” means, as to any Obligor or any of its Subsidiaries, any Contractual Obligation of such Person under any Project Document, Project Financing Documents or any Tax Equity Document.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudent Industry Practice” means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by owners and operators of solar electric generation projects in the United States of a type and size similar to the applicable Project as good, safe and prudent practices in connection with the operation, maintenance, repair, reconstruction and use of electrical and other equipment, facilities and improvements of such Project, with commensurate standards of safety, performance, dependability, efficiency and economy. “Prudent Industry Practices” does not necessarily mean the best possible or any particular practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

“PTE” is defined in Section 6.2(a).

“PUHCA” means the Public Utility Holding Company Act of 2005, as amended, and all rules and regulations adopted thereunder.

“PUHCA Exemption or Waiver” has the meaning given to such term in Section 5.17(e).

“Purchaser” or “Purchasers” is defined in the recital of the parties to this Agreement.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“PURPA” means the Public Utility Regulatory Policies Act of 1978, as amended, and all rules and regulations adopted thereunder.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualified Owner” means any Person that has a tangible net worth of at least $500,000,000 (or has a Credit Rating in respect of its senior unsecured and unguaranteed indebtedness or a corporate family Credit Rating of at least “BBB-” by S&P or Fitch or “Baa3” by Moody’s); provided, however, that the requirements above shall only be deemed satisfied if prior to any such Person becoming an owner, directly or indirectly, of any equity interests in the Company, the Rating Condition has been satisfied.

“Qualified Replacement Manager” means any Person that (a) is (or has an Affiliate that is) the majority owner or operator of one or more solar electric generating facilities that, at the time of determination, are in commercial operation and that have an aggregate generating capacity of at least 300 megawatts (which shall include GSRP and Parent) or (b) has contracted with one or more Persons to perform management, operation and maintenance services for the Projects, which are (or have an Affiliate that is), in each case, the majority owner or operator of one or more solar electric generating facilities that, at the time of determination, are in commercial operation and that have an aggregate generating capacity of at least 300 megawatts; provided, however, that the requirements above shall only be deemed satisfied if prior to any such Person replacing the Manager, the Rating Condition has been satisfied; provided further, that such prior satisfaction of the Rating Condition shall not be required if such Person is GSRP, a successor entity to GSRP through merger, other corporate combination transaction or otherwise, Parent or an Affiliate of GSRP (or such successor Person) or Parent and is managed by at least a majority of the individuals set forth on Schedule A-8 hereto. For purposes of calculating percentage ownership by a Person of facilities co-owned with Tax Equity Investors, the Person who is the managing member with respect to or otherwise owns the controlling interest in such facilities shall be deemed the majority owner thereof.

“Qualifying Facility” or “QF” means a “qualifying small power production facility” as defined in Section 3(17)(C) of the FPA, 16 U.S.C. § 796(17)(C), and the implementing regulations of the FERC at 18 C.F.R. §§ 292.101(b)(1) and 292.203(a).

“Quarterly Payment Date” is defined in the Depositary Agreement.

“Rating Agency” means (a) S&P, Fitch or Moody’s or (b) any other rating agency that, at the time of its designation hereunder, is designated as a nationally recognized statistical rating organization by the U.S. Securities and Exchange Commission and has had its ratings accepted by the National Association of Insurance Commissioners in determining its equivalent rating designations for reporting and reserving purposes and that is acceptable to the Required Holders (acting reasonably). For the avoidance of doubt, Egan-Jones Ratings shall not be a Rating Agency.

“Rating Condition” means that the holders have received a copy of written evidence from the Applicable Rating Agency that, after giving effect to the action contemplated, (a) the Credit Rating of the Senior Notes will be at least BBB- (if the Applicable Rating Agency is Fitch or S&P), Baa3 (if the Applicable Rating Agency is Moody’s) or the equivalent if the Applicable Rating Agency is any other Rating Agency and (b) there will not result any downgrade, qualification or withdrawal of any Credit Rating of the Senior Notes from that in effect immediately prior to such action.

“Reimbursement Obligations” is defined in the Depositary Agreement.

“Reinvestment Yield” is defined in Section 8.7.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Remaining Average Life” is defined in Section 8.7.

“Remaining Scheduled Payments” is defined in Section 8.7.

“Replacement LC Facility” is defined in the Intercreditor Agreement.

“Reported” is defined in Section 8.7.

“Required Capital Expenditure” means (a) Emergency Capital Expenditures and (b) capital expenditures incurred for the purpose of permitting the Obligors and the Project Companies to comply with Applicable Law, regulatory requirements, Governmental Authorizations or the Project Documents or otherwise deemed reasonably prudent by the Company.

“Required Holders” means, at any time (a) if Senior Notes are outstanding at such time, the holders of more than 50% in principal amount of the Senior Notes at such time outstanding, and (b) if no Senior Notes are outstanding at such time, the holders of more than 50% in principal amount of the Subordinate Notes, if any, at such time outstanding (exclusive of, in each of clause (a) and (b), Notes then owned by any Obligor or any of their Affiliates), and “Required Holders of Subordinate Notes” means, at any time, the holders of more than 50% in principal amount of the Subordinate Notes at such time outstanding, exclusive of Subordinate Notes then owned by any Obligor or any of their Affiliates.

“Required Sale” is defined in Section 10.2(b).

“Required Secured Parties” is defined in the Intercreditor Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity

Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof); provided that, for the avoidance of doubt, none of the following shall be considered a Restricted Payment: (a) reimbursement by the Company or any of its Subsidiaries to any Affiliate for payments made by such Affiliate on behalf of the Company or any of its Subsidiaries with respect to (i) collateral or financial assurance requirements of contracts (including reimbursement of drawn amounts under letters of credit or similar credit support) or (ii) repairs, replacements or restoration paid for and/or undertaken by such Affiliate in advance of receipt of any applicable insurance proceeds, (b) the payment of Sponsor Expenses (as defined in the Depositary Agreement) and Management Fees (as defined in the Depositary Agreement), in each case, in the amount permitted under Section 3.1(b)(i) of the Depositary Agreement and (c) the distribution made by the Company set forth in the funds flow memorandum delivered on the date of the Closing pursuant to Section 4.1(j).

“Revenue” is defined in the Depositary Agreement.

“Revenue Account” is defined in the Depositary Agreement.

“Rolling Period” means a period of four consecutive fiscal quarters; provided, however, if fewer than four complete consecutive fiscal quarters remain between any date of measurement and the latest Maturity Date of the then outstanding Notes, then such period shall be deemed to be the period of complete consecutive fiscal quarters between such date of measurement and such Maturity Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Safekeeping Account” means account number in the name of HDSI, LLC at U.S. Bank National Association (including any replacements or renumberings thereof), which has an account balance that does not exceed ~~$12,850,000~~ as of the date of Closing and which account is pledged as collateral to secure obligations under the Continuing Reimbursement Agreement for Letters of Credit described in Schedule 5.15.

“SEC” means the Securities and Exchange Commission of the United States.

“Second Lien Security Documents” is defined in the Intercreditor Agreement.

“Secured Obligations” is defined in the Intercreditor Agreement.

“Secured Parties” is defined in the Intercreditor Agreement.

“Securities” or “Security” shall have the meaning specified in section 2(a)(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Security Documents” means, collectively, the First Lien Security Documents and, from and after the execution thereof, the Second Lien Security Documents.

“Senior Notes” is defined in Section 1.1.

“Senior Notes Offer” is defined in Section 1.3(f).

“Series” is defined in Section 1.1.

“Settlement Date” is defined in Section 8.7.

“Solvent” means, with respect to the Obligors, taken as a whole, that (a) the fair value of the assets of the Obligors, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Obligors, (b) the present fair saleable value of the property of the Obligors will be greater than the amount that will be required to pay the probable liability of the Obligors on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Obligors will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured (after giving effect to any Guaranty and credit support), and (d) the Obligors will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the date of the Closing. For purposes of this definition, (i) “able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured (after giving effect to any Guaranty and credit support)” means that Obligors will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet their obligations as they become due, and (ii) the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Source” is defined in Section 6.2.

“State Electric Utility Regulation” has the meaning given to such term in Section 5.17(f).

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under Economic Sanctions Laws.

“Subordinate Note Event of Default” means the occurrence of any of the following events: (a) the Company fails to make payment of any interest in respect of the Subordinate Notes upon the date when such interest becomes due and payable, and such failure continues uncured for five Business Days; (b) the Company fails to make payment of any principal in respect of the Subordinate Notes upon the date when such principal becomes due and payable; or (c) the occurrence of any of the Events of Default described in Section 11(h) or (i).

“Subordinate Notes” is defined in Section 1.1.

“Subordination Agreement” is defined in Section 1.4.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries); provided that, notwithstanding the foregoing, each Project Company and each Tax Equity Partnership shall be deemed Subsidiaries of the Obligors for all purposes hereunder.

“Substitute Purchaser” is defined in Section 22.

“Super-Majority Holders” means at any time on or after the Closing, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Supplemental NPA” is defined in Section 1.3.

“Supplemental Buyout Reserve Account” is defined in the Depositary Agreement.

“Supplemental Reserve Account” is defined in the Depositary Agreement.

“SVO” means the Securities Valuation Office of the NAIC.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Tax” means any present or future tax, levy, impost, duty, deduction, withholding (including backup withholding), assessment, fee or other similar charge imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Equity Buyout Exercise” is defined in Section 10.8(b).

“Tax Equity Documents” means the collective reference to the equity capital contribution agreements, membership interest purchase agreements, operating agreements, administrative services agreements, master leases, subleases, lease supplements, pass-through agreements, agreements with respect to any Cash Grant, guaranties and other tax equity investment documents, in each case, in respect of any Tax Equity Partnership, any Tax Equity Lessee or any Tax Equity Lessor, including any such documents entered into in connection with a Permitted Tax Equity Transaction.

“Tax Equity Guarantee”means any guarantee provided by any Obligor or any Affiliate or a Subsidiary thereof for the benefit of a Tax Equity Investor, including any such guarantee entered into in connection with a Permitted Tax Equity Transaction.

“Tax Equity Guarantor” each Obligor, or Affiliate or Subsidiary thereof, that is providing a Tax Equity Guarantee.

“Tax Equity Investor” means any Person other than any Obligor or any Affiliate or Subsidiary thereof that is party to a Tax Equity Document.

“Tax Equity Lessee” means each of the entities designated as a “Tax Equity Lessee” on Schedule 5.4, and any future entity that is designated as a “Tax Equity Lessee” pursuant to updated schedules delivered to the Purchasers in accordance with Section 4.2(a) or Section 7.2(b).

“Tax Equity Lessor” means each of the entities designated as a “Tax Equity Lessor” on Schedule 5.4, and any future entity that is designated as a “Tax Equity Lessor” pursuant to updated schedules delivered to the Purchasers in accordance with Section 4.2(a) or Section 7.2(b).

“Tax Equity Partnerships” means each of the entities designated as a “Tax Equity Partnership” on Schedule 5.4, and any future entity that is designated as a “Tax Equity Partnership” pursuant to updated schedules delivered to the Purchasers in accordance with Section 4.2(a) or Section 7.2(b).

“Tax-Exempt Person” means:

(a) a Person that is a “tax-exempt entity” (except to the extent (i) the exception under Section 168(h)(1)(D) or Section 168(h)(2)(B) of the Code applies with respect to the income from the applicable Projects for that Person) or a “tax-exempt controlled entity” (other than a “tax-exempt controlled entity” that has made the election provided by Section 168(h)(6)(F)(ii) of the Code) within the meaning of Section 168(h) of the Code;

(b) a Person described in Section 50(b)(3) or 50(b)(4) of the Code;

(c) a Person that is described in Treasury Regulations Section 1.48-4(a)(1)(v); or

(d) a Person that is for U.S. federal income tax purposes an entity disregarded as separate from its owner or a partnership a direct or indirect owner of a beneficial interest in which is a “tax-exempt entity” or a “tax-exempt controlled entity” described in clause (a) or a Person that is described in Treasury Regulations Section 1.48-4(a)(1)(v), unless such “tax-exempt entity,” “tax-exempt controlled entity” or Person that is described in Treasury Regulations Section 1.48-4(a)(1)(v) holds such interest for U.S. federal income tax purposes through a taxable C Corporation (as defined in the Code) that either (i) is not a “tax-exempt controlled entity” within the meaning of Section 168(h) of the Code or (ii) is not treated as a “tax-exempt controlled entity” under Section 168(h)(6)(F) of the Code because it has made an election under Section 168(h)(6)(F)(ii) of the Code.

“Tax Return” means any and all returns, reports, information returns, declarations, statements, certificates, bills, schedules, documents, claims for refund, or other written information of or with respect to any Tax which is supplied to or required to be supplied to any Governmental Authority, including any and all attachments, amendments and supplements thereto.

“Terminated PPA Sale” is defined in Section 10.2(b).

“Termination Event” means the termination of any Power Purchase Agreement prior to its scheduled expiry.

“Treasury Regulations” means the regulations promulgated under the Code.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“United States” or “U.S.” means the United States of America.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“Weighted Average Life to Maturity” means, when applied to any Notes at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining payments of principal, including payment at final maturity, in respect of the applicable Notes, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Notes.

EXHIBIT B-1

to Note Purchase Agreement

[FORM OF] 3.10% SENIOR NOTE DUE JUNE 29, 2046

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED OR REGISTERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. NO DISTRIBUTION, SALE, OFFER FOR SALE, TRANSFER, DELIVERY, PLEDGE, OR OTHER DISPOSITION OF THESE SECURITIES MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH THE ACT, ANY APPLICABLE STATE LAWS AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND STATE AGENCIES PROMULGATED THEREUNDER.

GSRP PORTFOLIO II LLC

3.10% Senior Note Due June 29, 2046

No. [__]	October 1, 2021
$[ ]	PPN 36260# AA3

For VALUE RECEIVED, the undersigned, GSRP PORTFOLIO II LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or its registered assigns, the principal sum of [                    ] Dollars (or so much thereof as shall not have been repaid or prepaid) on June 29, 2046 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.10% per annum from the date hereof, payable quarterly, on the 31st day of March, the 30th day of June, the 30th day of September and the 31st day of December in each year, commencing with December 31, 2021, and ending on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Notes Agent or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

B-1-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Company, the Guarantors party thereto, GSRP Portfolio II HoldCo LLC, a Delaware limited liability company, MUFG Union Bank, N.A., as First Lien Collateral Agent, MUFG Bank, Ltd., as Intercreditor Agent, MUFG Union Bank, N.A., as Notes Agent, and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. The “Record Date” for purposes of all transfers and exchanges of this Note shall be ten (10) Business Days prior to the date on which any payment of principal or interest is due hereunder, and all such payments of principal and interest shall accordingly be made to the record holder of this Note as of the Record Date.

The Company will make required repayments, prepayments or repurchases of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, and subject to the terms of the Note Purchase Agreement and the Intercreditor Agreement, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note is secured by the Collateral pursuant to the First Lien Security Documents and is subject to the Intercreditor Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

[Signature page follows.]

B-1-2

GSRP PORTFOLIO II LLC

By:
Name:
Title:	Authorized Person

[Signature Page to GSRP II Senior Note]

EXHIBIT B-2

to Note Purchase Agreement

FORM OF ADDITIONAL SENIOR NOTE

[            ]% SENIOR NOTE DUE [            ]

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED OR REGISTERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. NO DISTRIBUTION, SALE, OFFER FOR SALE, TRANSFER, DELIVERY, PLEDGE, OR OTHER DISPOSITION OF THESE SECURITIES MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH THE ACT, ANY APPLICABLE STATE LAWS AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND STATE AGENCIES PROMULGATED THEREUNDER.

GSRP PORTFOLIO II LLC

[ ]% Senior Note Due [ ]
No. [__]	[ ], 20[__]
$[ ]	PPN [ ]

For VALUE RECEIVED, the undersigned, GSRP PORTFOLIO II LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or its registered assigns, the principal sum of [                    ] Dollars (or so much thereof as shall not have been repaid or prepaid) on [            ] (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of [            ]% per annum from the date hereof, payable quarterly on the 31st day of March, the 30th day of June, the 30th day of September and the 31st day of December in each year, commencing with [            ], and ending on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Notes Agent or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

B-2-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Company, the Guarantors party thereto, GSRP Portfolio II HoldCo LLC, a Delaware limited liability company, MUFG Union Bank, N.A., as First Lien Collateral Agent, MUFG Bank, Ltd., as Intercreditor Agent, MUFG Union Bank, N.A., as Notes Agent, and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. The “Record Date” for purposes of all transfers and exchanges of this Note shall be ten (10) Business Days prior to the date on which any payment of principal or interest is due hereunder, and all such payments of principal and interest shall accordingly be made to the record holder of this Note as of the Record Date.

The Company will make required repayments, prepayments or repurchases of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, and subject to the terms of the Note Purchase Agreement and the Intercreditor Agreement, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note is secured by the Collateral pursuant to the First Lien Security Documents and is subject to the Intercreditor Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

[Signature page follows.]

B-2-2

GSRP PORTFOLIO II LLC

By:
Name:
Title:

B-2-3

EXHIBIT B-3

to Note Purchase Agreement

FORM OF SUBORDINATE NOTE

[            ]% SUBORDINATE NOTE DUE [            ]

THE SECURITIES REPRESENTED BY THIS SUBORDINATE NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED OR REGISTERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. NO DISTRIBUTION, SALE, OFFER FOR SALE, TRANSFER, DELIVERY, PLEDGE, OR OTHER DISPOSITION OF THESE SECURITIES MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH THE ACT, ANY APPLICABLE STATE LAWS AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND STATE AGENCIES PROMULGATED THEREUNDER.

THIS SUBORDINATE NOTE IS SUBORDINATE TO THE SENIOR NOTES ON THE TERMS AND CONDITIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT. THE DESIGNATION, RIGHTS, PRIVILEGES, RESTRICTIONS, PREFERENCES AND OTHER TERMS AND PROVISIONS OF THIS SUBORDINATE NOTE REPRESENTED HEREBY SHALL IN ALL RESPECTS BE SUBJECT TO THE PROVISIONS OF THE NOTE PURCHASE AGREEMENT.

[THIS INSTRUMENT AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE “SUBORDINATION AGREEMENT”) DATED AS OF             , 20            BY AND AMONG GSRP PORTFOLIO II LLC, A DELAWARE LIMITED LIABILITY COMPANY, GSRP PORTFOLIO II HOLDCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, CERTAIN OTHER SUBSIDIARIES OF THE COMPANY, AS GUARANTORS, MUFG UNION BANK, N.A., AS THE SENIOR AGENT (AS DEFINED THEREIN) FOR THE SENIOR CREDITORS (AS DEFINED THEREIN) AND THE SUBORDINATE NOTEHOLDER REPRESENTATIVE (AS DEFINED THEREIN), TO THE PRIOR PAYMENT IN FULL (AS DEFINED THEREIN) OF THE SENIOR DEBT (AS DEFINED THEREIN), AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.]1 [NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS INSTRUMENT AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBJECT TO THE PROVISIONS OF THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, DATED AS OF [            ], 2021 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”),

[1]	Insert if Subordinate Notes are unsecured.

B-3-1

AMONG GSRP PORTFOLIO II LLC, GSRP PORTFOLIO II HOLDCO LLC, THE FIRST LIEN COLLATERAL AGENT (AS DEFINED THEREIN), THE LC FACILITY AGENT (AS DEFINED THEREIN), THE NOTES AGENT (AS DEFINED THEREIN), ANY SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN) WHO BECOMES PARTY THERETO, MUFG BANK, LTD., AS INTERCREDITOR AGENT, AND CERTAIN OTHER PERSONS PARTY OR THAT MAY BECOME PARTY THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.]2

GSRP PORTFOLIO II LLC

[ ]% Subordinate Note Due [ ]
No. [__]	[ ], 20[__]
$[ ]	PPN [ ]

For VALUE RECEIVED, the undersigned, GSRP PORTFOLIO II LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or its registered assigns, the principal sum of [                    ] Dollars (or so much thereof as shall not have been repaid or prepaid) on [            ] (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of [            ]% per annum from the date hereof, payable [            ] on [            ], commencing with [            ], and ending on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance [and on any overdue payment of any Make-Whole Amount], at a rate per annum from time to time equal to the Default Rate, payable [            ] as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of [principal of and interest on] [principal of, interest on and any Make-Whole Amount] with respect to this Subordinate Note are to be made in lawful money of the United States of America at the principal office of the Notes Agent or at such other place as the Company shall have designated by written notice to the holder of this Subordinate Note as provided in the Note Purchase Agreement referred to below.

This Subordinate Note is one of a series of Subordinate Notes (herein called the “Subordinate Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Company, the Guarantors party thereto, GSRP Portfolio II HoldCo LLC, a Delaware limited liability company, MUFG Union Bank, N.A., as First Lien

[2]	Insert if Subordinate Notes are secured on a second lien basis.

B-3-2

Collateral Agent, MUFG Bank, Ltd., as Intercreditor Agent, MUFG Union Bank, N.A., as Notes Agent, and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Subordinate Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Subordinate Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Subordinate Note is a registered Subordinate Note and, as provided in the Note Purchase Agreement, upon surrender of this Subordinate Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Subordinate Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Subordinate Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. The “Record Date” for purposes of all transfers and exchanges of this Subordinate Note shall be ten (10) Business Days prior to the date on which any payment of principal or interest is due hereunder, and all such payments of principal and interest shall accordingly be made to the record holder of this Subordinate Note as of the Record Date.

This Subordinate Note is not prepayable or redeemable prior to the repayment in full of all Senior Notes at any time outstanding except under certain circumstances provided for in the Note Purchase Agreement.

If an Event of Default occurs and is continuing, and subject to the terms of the Note Purchase Agreement and the Intercreditor Agreement, the principal of this Subordinate Note may be declared or otherwise become due and payable in the manner, at the price [(including any applicable Make-Whole Amount)] and with the effect provided in the Note Purchase Agreement.

[This Subordinate Note is secured by the Second Lien Collateral pursuant to the Second Lien Security Documents and is subject to the Intercreditor Agreement.]3

This Subordinate Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Subordinate Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

[Signature page follows.]

[3]	Insert if Subordinate Notes are secured on a second lien basis

B-3-3

GSRP PORTFOLIO II LLC

By:
Name:
Title:

B-3-4

EXHIBIT C

to Note Purchase Agreement

[Notwithstanding anything herein to the contrary, this instrument and the indebtedness evidenced hereby are subject to the provisions of the Collateral Agency and Intercreditor Agreement, dated as of October 1, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among GSRP Portfolio II LLC, a Delaware limited liability company, Holdings (as defined therein), the Grantors (as defined therein) party thereto from time to time, the First Lien Collateral Agent (as defined therein), the LC Facility Agent (as defined therein), the Intercreditor Agent (as defined therein), the Notes Agent (as defined therein), each purchaser party thereto from time to time, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.]1

[This instrument and the indebtedness evidenced hereby are subordinated in the manner and to the extent set forth in that certain Subordination Agreement dated as of             , 20            (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Subordination Agreement”), by and among GSRP Portfolio II LLC, a Delaware limited liability company, Holdings (as defined therein), the other Obligors (as defined therein), MUFG Union Bank, N.A., as the First Lien Collateral Agent (as defined therein), the Second Lien Collateral Agent (as defined therein), the Subordinate Noteholder Representative (as defined therein), to the prior Payment in Full (as defined therein) of the Senior Debt (as defined therein), and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.]2

GSRP PORTFOLIO II LLC

[NUMBER] SUPPLEMENTAL NOTE PURCHASE AGREEMENT

Dated as of             , 20

Re:	$ % [Series ][Additional Senior Notes][Subordinate Notes],

due                         , 20

[1]	NTD: Insert if this Supplemental NPA is for the issuance of second lien secured Subordinate Notes.
[2]	NTD: Insert if this Supplemental NPA is for the issuance of unsecured Subordinate Notes.

1

GSRP PORTFOLIO II LLC

200 WEST STREET

NEW YORK, NEW YORK 10282

Dated as of

            , 20

To the Purchaser(s) listed in

the attached Schedule A hereto

Ladies and Gentlemen:

This [Number] Supplemental Note Purchase Agreement (this “Supplemental NPA”) is by and among GSRP Portfolio II LLC, a Delaware limited liability company (the “Company”), GSRP Portfolio II HoldCo LLC, a Delaware limited liability company (“Holdings”), each Guarantor party hereto[, and] each of the purchasers under the caption “PURCHASERS” on the signature pages hereof (the “Purchasers”) [and [            ], not in its individual capacity but solely as [Second Lien Collateral Agent][Noteholder Representative]3.

Reference is hereby made to that certain Note Purchase Agreement dated as of October 1, 2021 (the “Note Purchase Agreement”), among the Company, the other Obligors, Holdings, the Initial Purchasers, the Intercreditor Agent, the Notes Agent and the First Lien Collateral Agent. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 1.3 of the Note Purchase Agreement which requires, prior to the delivery of any [Additional Senior Notes][Subordinate Notes], the execution and delivery of a Supplemental NPA.

The Company hereby agrees with the Purchaser(s) as follows:

1. The Company has authorized the issue and sale, subject to the terms and conditions of this Supplemental NPA, of up to $[            ] aggregate principal amount of its [guaranteed/secured/unsecured]             % [Series             ] [Additional Senior Notes][Subordinate Notes], due             , 20            (the “Series             Notes”). The Series              Notes shall constitute [Additional Senior Notes][Subordinate Notes] under the Note Purchase Agreement. The Series             Notes, together with the Initial Notes initially issued pursuant to the Note Purchase Agreement [and [the Series             Notes] issued pursuant to the [Number] Supplemental NPA dated [            ], respectively,] and each series of [Additional Senior Notes][Subordinate Notes] which may from time to time hereafter be issued pursuant to the provisions of Section 1.3 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 14.2 of the Note Purchase Agreement). The Series             Notes shall be substantially in the form set out in Exhibit B4 hereto, with such changes therefrom, if any, as may be approved by each Purchaser and the Company.

[3]	NTD: Insert if applicable.
[4]

NTD: Exhibit B to be substantially in the form of Exhibit B-2 of the Note Purchase Agreement for any Additional Senior Notes and in the form of Exhibit B-3 of the Note Purchase Agreement for any Subordinate Notes.

2

2. Subject to the terms and conditions of this Supplemental NPA and the Note Purchase Agreement, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Series             Notes in the principal amount specified opposite such Purchaser’s name in Schedule A hereto at a price of [__]% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or nonperformance of any obligation by any other Purchaser hereunder.

3. The sale and purchase of the Series             Notes to be purchased by each Purchaser shall occur at the offices of [Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020] at 10:00 a.m. New York time, at a closing (the “Closing”) on                         , 20        . At the Closing, the Company will deliver to each Purchaser the Series             Notes to be purchased by such Purchaser in the form of a single Series             Note (or such greater number of Series             Notes in denominations of at least $2,000,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds for the account of the Company to the account specified in the funding instructions delivered to the Purchasers pursuant to Section 4(e) below. If, at the Closing, the Company shall fail to tender such Series             Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Supplemental NPA, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Series             Notes or any of the conditions specified in Section 4 hereof or Section 4.2 of the Note Purchase Agreement not having been fulfilled to such Purchaser’s satisfaction.

4. Each Purchaser’s obligation to purchase and pay for the Series             Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the conditions set forth in Section 1.3 and Section 4.2 of the Note Purchase Agreement with respect to the Series             Notes to be purchased at the Closing, and to the following additional conditions:

(a)

Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series             Notes to be purchased by it at the Closing as specified in Schedule A.

(b)

Representations and Warranties. Except as supplemented, amended or superseded by the representations and warranties of the Obligors set forth in Exhibit A hereto and in any schedule to the Note Purchase Agreement permitted to be updated in accordance with the terms of the Note Purchase Agreement, each of the representations and warranties of the Obligors set forth in Section 5 of the Note

3

Purchase Agreement shall be true and correct as of the date of the Closing (except for representations and warranties which are as of a specific date, which shall be true and correct as of such date) and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that such condition has been fulfilled.

(c)

[Purchase Permitted by Applicable Law. On the date of the Closing, such Purchaser’s purchase of Series             Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any penalty or liability (other than any Tax liability) under or pursuant to any applicable law or regulation. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.][5]

(d)

Payment of Fees; Taxes. Without limiting Section 16.1 of the Note Purchase Agreement or any other expense reimbursement obligation under the Note Documents, the Company shall have paid on or before the Closing (i)[6] the reasonable and documented fees, charges and disbursements of the Placement Agents, the First Lien Collateral Agent, [the Second Lien Collateral Agent,] the Notes Agent, [the Noteholder Representative,] the Depositary Bank, the Intercreditor Agent, consultants to the First Lien Secured Parties and [Latham & Watkins LLP], special counsel to the Purchasers and the other First Lien Secured Parties [and Second Lien Secured Parties], in each case, to the extent reflected in a statement of such Person rendered to the Company at least two Business Days prior to the Closing, (ii) all recording, documentary, filing, intangible, stamp or other similar Taxes and other expenses related to such filings, registrations and recordings necessary for the consummation of the transactions contemplated by this Supplemental NPA and the other Note Documents and (iii) all other fees and expenses then due and payable by the Obligors pursuant to the Financing Documents to the extent reflected in a statement of the applicable payee rendered to the Company at least two Business Days prior to the date of the Closing.

(e)

Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser (or its representative) shall have received written instructions signed by an Authorized Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Series             Notes is to be deposited.

[5]	NTD: Update as appropriate in the event of changes in law since Closing.
[6]	NTD: Revise clause as applicable.

4

(f)

KYC and USA Patriot Act. To the extent requested by any Purchasers that do not hold any prior series of Notes at least 10 Business Days prior to the date of the Closing, such Purchasers shall have received all documentation and other information with respect to the Obligors and their Subsidiaries required to allow such Purchaser to comply with Applicable Law and related internal procedures relating to “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, which are applicable to the Purchasers.

(g)

[Second Lien Security Documents. Such Purchaser, the First Lien Collateral Agent and the Second Lien Collateral Agent shall have received certified, complete and correct copies of all of the Second Lien Security Documents (together with any amendments, supplements, schedules and exhibits thereto), duly executed and delivered by each Obligor party thereto.][7]

(h)

[Security. Valid and perfected second priority security interests (subject only to Permitted Liens) in the Collateral shall have been created in favor of the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties, in each case, in form and substance reasonably satisfactory to such Purchaser, and such Purchaser shall have received evidence of the filing or registration of all appropriate documents and payment of all related fees and expenses in accordance with Applicable Law necessary for the creation and perfection of the Liens intended to be created by the Second Lien Security Documents, all in form and substance reasonably satisfactory to such Purchaser.][8]

(i)

Opinion of Counsel. Such Purchaser shall have received an opinion from [Skadden, Arps, Slate, Meagher & Flom LLP], special counsel for the Obligors, covering the authorization, execution and delivery [and customary UCC security interest matters] with respect to this Supplemental NPA [and the Second Lien Security Documents].][9]

(j)	[Insert any other applicable conditions precedent for the issuance of the Series Notes]

5. [Here insert special provisions for Series             Notes including prepayment provisions applicable to Series             Notes (including Make-Whole Amount) and any other provisions permitted by the Note Purchase Agreement (any of which may be set forth in an attachment hereto)].

[7]	NTD: To be included in respect of the first issuance of second lien Subordinate Notes
[8]	NTD: To be included in respect of the first issuance of second lien Subordinate Notes
[9]	NTD: To be included in respect of the first issuance of second lien Subordinate Notes

5

6. [The Series             Notes shall rank pari passu in right of payment with the Notes of each other Series of Senior Notes.]10

7. [Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series             Notes by such Purchaser.]11

8. Each Obligor and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

9. All references in the Note Purchase Agreement and all other instruments, documents and agreements relating to, or entered into in connection with the foregoing documents and agreements, to the Note Purchase Agreement shall be deemed to refer to the Note Purchase Agreement, as supplemented by this             Supplemental NPA.

10. Except as expressly supplemented by this             Supplemental NPA, all terms and provisions of the Note Purchase Agreement remain unchanged and continue, unabated, in full force and effect and each Obligor hereby reaffirms its obligations and liabilities under the Note Purchase Agreement.

11. [In order to bind all of the Purchasers as a group hereunder, each Purchaser, by its execution hereof and/or acceptance of the Series         Notes, hereby designates and appoints (a) [                    ], as noteholder representative in respect of the Series             Notes (in such capacity, the “Noteholder Representative”), to act as its representative and attorney-in-fact under this Agreement and the Series             Notes and each Purchaser hereby irrevocably authorizes the Noteholder Representative to take such action or to refrain from taking such action on its behalf under the provisions of the Note Purchase Agreement, this Supplemental NPA, the Series             Notes and the Subordination Agreement and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Noteholder Representative agrees to make all such arrangements as are reasonably required to ensure each Purchaser shall promptly receive all notices, consents, amendments, waivers and other writings, however evidenced, received or sent by such Noteholder Representative in connection with the Note Purchase Agreement, this Supplemental NPA, the Series             Notes or the Subordination Agreement. The Noteholder Representative (a) is acting solely on behalf of Purchasers, with duties that are entirely administrative in nature, (b) is not assuming any obligation under the Note Purchase Agreement, this Supplemental NPA, the Series             Notes or the Subordination Agreement other than as expressly set forth herein and therein, or any role as agent, fiduciary or trustee of or for any Purchaser or any other Person and (c) shall have no implied functions, responsibilities, duties, obligations or other liabilities under the Note Purchase Agreement, this Supplemental NPA, the Series             Notes or the Subordination Agreement, and each Purchaser hereby waives and agrees not to assert any claim against Noteholder Representative based on the roles, duties and legal relationships expressly disclaimed in clauses (a) through (c) above. Noteholder Representative may perform any of its duties under the Note Purchase Agreement, this

[10]	NTD: Insert if this Supplemental NPA is for the issuance of Additional Senior Notes.
[11]	NTD: Update as appropriate in the event of changes in law since Closing.

6

Supplemental NPA, the Series             Notes or the Subordination Agreement, by or through its agents, representatives or employees. Each Purchaser hereby irrevocably authorizes and directs the Noteholder Representative to execute, deliver and perform the obligations of the Noteholder Representative under the Subordination Agreement and to take such action on behalf of the Purchaser under the Subordination Agreement as are expressly provided therein.]12

12. [Each of the Purchasers hereby irrevocably designates and appoints [                    ], as the second lien collateral agent (in such capacity, the “Second Lien Collateral Agent”) under this Agreement, the Intercreditor Agreement and the other Second Lien Documents (as defined in the Intercreditor Agreement), and each of the Purchasers irrevocably authorizes and directs [                    ], in the capacity of Second Lien Collateral Agent, and each of its successors and assigns in such capacity, to (i) execute, deliver and perform the obligations, if any, of the Second Lien Collateral Agent under the Note Purchase Agreement, this Supplemental NPA, each Second Lien Security Document and each other applicable Financing Document, (ii) take such action on its behalf under the provisions of the Note Purchase Agreement, this Supplemental NPA and the Second Lien Security Documents and (iii) exercise such powers and perform such duties as are expressly delegated to the Second Lien Collateral Agent by the terms of the Note Purchase Agreement, this Supplemental NPA and the Second Lien Security Documents, together with such other powers as are reasonably incidental thereto. The Second Lien Collateral Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Financing Documents, as applicable. Each Obligor hereby acknowledges the appointment of the Second Lien Collateral Agent pursuant to this Section [12].]13

13. This Supplemental NPA shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

14. Any provision of this Supplemental NPA that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

15. All covenants and other agreements contained in this Supplemental NPA by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Series             Note) whether so expressed or not.

16. This Supplemental NPA may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page of this Supplemental NPA or any document or instrument delivered in connection herewith (other than any Series             Note) by telecopy or “.pdf” shall be effective as delivery of a manually executed counterpart of this Supplemental NPA or such other document or instrument, as applicable.

[12]	NTD: Insert if this Supplemental NPA is for the issuance of unsecured Subordinate Notes.
[13]	NTD: Insert if this Supplemental NPA is for the issuance of second lien secured Subordinate Notes.

7

The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth.

GSRP PORTFOLIO II LLC

By
Name:
Title

[INSERT OTHER OBLIGORS]

[INSERT SECOND LIEN COLLATERAL AGENT OR NOTEHOLDER REPRESENTATIVE AS APPLICABLE]

PURCHASERS:

[INSERT PURCHASER SIGNATURES]

8

SCHEDULE A

to Supplemental Note Purchase Agreement

INFORMATION RELATING TO PURCHASERS

PRINCIPAL
NAME AND ADDRESS OF PURCHASER	AMOUNT OF SERIES
NOTES
TO BE PURCHASED
[NAME OF PURCHASER]	$

(1) All payments by wire transfer of immediately available funds to:

with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

(3) All other communications:

Schedule A - 1

EXHIBIT A

to Supplemental Note Purchase Agreement

SUPPLEMENTAL REPRESENTATIONS14

Each Obligor represents and warrants to each Purchaser that, except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality or Material Adverse Effect in the text thereof) as of the date hereof (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date) with respect to the Series             Notes with the same force and effect as if each reference to “Initial Notes” set forth therein was modified to refer to the “Series             Notes,” each reference to “this Agreement” therein was modified to refer to “the Note Purchase Agreement as supplemented by this             Supplemental NPA” and each reference to “the Purchasers” set forth therein was modified to refer to “the purchasers named on Schedule A to this Supplemental NPA.” The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.12 Private Offering by the Obligors. Neither such Obligor nor anyone acting on its behalf (other than the Series             Placement Agents) has offered the Series             Notes or any similar Securities for sale to, or solicited any offer to buy the Series             Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than             other Persons that are both (a) an “accredited investor” within the meaning of Regulation D under the Securities Act and (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, each of which has been offered the Series             Notes at a private sale for investment. Neither such Obligor nor anyone acting on its behalf (other than the Series             Placement Agents) has (i) solicited offers for, or offered or sold, the Series             Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) otherwise taken, or will take, any action that would subject the issuance or sale of the Series             Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.13 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series             Notes as set forth in [insert of use of proceeds acceptable to the Purchasers]. No part of the proceeds from the sale of the Series             Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section 5.13, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

[14]	NTD: Update as appropriate in the event of changes in law since Closing.

Exhibit A - 1

[Add any additional representations as appropriate at the time the Series             Notes are issued]

[Include and reference any updated disclosure schedules]

A-2

EXHIBIT B

to Supplemental Note Purchase Agreement

FORM OF SERIES 20            -_ NOTE

GSRP PORTFOLIO II LLC

[Form of Notes to Supplement to be based on applicable Note Purchase Agreement Exhibit]

Exhibit B -1

CONFIDENTIAL

October 1, 2021

To the Addressees Listed

On Schedule I hereto

RE:	GSRP Portfolio II LLC

Ladies and Gentlemen:

We have acted as special counsel to GSRP Portfolio II LLC, a Delaware limited liability company (“Our Client” or the “Issuer”), in connection with the preparation, execution and delivery of (i) the Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), among the Issuer, GSRP Portfolio II Holdco LLC, a Delaware limited liability company (“Holdings”), MUFG Union Bank, N.A., as the first lien collateral agent (the “First Lien Collateral Agent”), MUFG Union Bank, N.A., as the notes agent (the “Notes Agent”), MUFG Bank, Ltd., as the intercreditor agent (the “Intercreditor Agent”), the Purchasers referred to therein (the “Purchasers”) and GSRP Bond 2 Holdco LLC, a Delaware limited liability company, GSRP Chambers Holdco LLC, a Delaware limited liability company, GSRP Great Jones 2 Holdco LLC, a Delaware limited liability company, GSRP HDS TEB Holdco LLC, a Delaware limited liability company, GSRP Kenmare Holdco LLC, a Delaware limited liability company, GSRP King Holdco LLC, a Delaware limited liability company, GSRP Lafayette Holdco LLC, a Delaware limited liability company, GSRP Spruce Holdco LLC, a Delaware limited liability company and GSRP Park 2 Holdco LLC, a Delaware limited liability company (collectively, the “Initial Guarantors”, and each individually, an “Initial Guarantor”; and together with the Issuer, Holdings, ST Holdco (as defined below), the Blockers (as defined below) and GSOC (as defined below), the “Opinion Parties”, and each, an “Opinion Party”), relating to the sale by the Issuer to the Purchasers of $597,500,000 aggregate principal amount of the Issuer’s 3.10% Senior Secured Notes due June 29, 2046 (the “Notes”), to be issued under the Note Purchase Agreement, (ii) the Credit and Guaranty Agreement, dated as of the date hereof (the “LC Facility Agreement”), among the Issuer, Holdings, each Initial Guarantor, MUFG Bank, Ltd., as a joint lead arranger, a lender and an issuing bank, HSBC Bank USA, N.A., as a joint lead arranger, a lender and an issuing bank, MUFG Bank, Ltd., as the administrative agent (the “Administrative Agent”), and the First Lien Collateral Agent, and (iii) certain other agreements, instruments and documents related to the Note Purchase Agreement and the LC Facility Agreement. This opinion is being furnished to you pursuant to Section 4.1(e) of the Note Purchase Agreement and Section 3.1(e) of the LC Facility Agreement. Neither the delivery of this opinion nor anything in connection with the preparation, execution or delivery of the Transaction Documents (as defined below) or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

To the Addressees Listed

On Schedule I hereto

October 1, 2021

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) an executed copy of the Note Purchase Agreement that includes certain guaranty obligations of the Initial Guarantors in Section 13 thereof (such guaranty obligations, the “Guarantees”);

(b) executed copies of the certificates evidencing the Notes (together, the “Note Certificates”);

(c) an executed copy of the LC Facility Agreement;

(d) an executed copy of the First Lien Pledge and Security Agreement, dated as of the date hereof (the “Security Agreement”), by and among the Issuer, Holdings, each Initial Guarantor, GSRP HDS TEB Blocker LLC, a Delaware limited liability company (“HDS TEB Blocker”), GSRP MT Solar II Blocker LLC, a Delaware limited liability company (“MT Solar II Blocker” and together with HDS TEB Blocker, the “Blockers”), GSRP ST Holdco Corp LLC, a Delaware limited liability company (“ST Holdco”) and the First Lien Collateral Agent;

(e) an executed copy of the Depositary Agreement, dated as of the date hereof (the “Depositary Agreement”), by and among the Issuer, the First Lien Collateral Agent, the Administrative Agent and MUFG Union Bank, N.A., as depositary bank (the “Depositary”);

(f) an executed copy of the Collateral Agency and Intercreditor Agreement, dated as of the date hereof, by and among the Issuer, Holdings, each Initial Guarantor, each Blocker, ST Holdco, the Administrative Agent, the First Lien Collateral Agent, the Notes Agent, the Intercreditor Agent, MUFG Union Bank, N.A., as registrar, paying agent and transfer agent, each Purchaser party thereto and each other person party thereto;

(g) an executed copy of the Limited Guarantee, dated as of the date hereof (the “Limited Guarantee”), by Goldman Sachs Renewable Power Operating Company LLC, a Delaware limited liability company (“GSOC”), for the benefit of the First Lien Collateral Agent;

(h) an executed copy of a certificate for each Opinion Party of Jon Yoder, as an Authorized Representative of Goldman Sachs Renewable Power LLC (“GSRP Parent”), dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Opinion Certificate”);

(i) an executed copy of a certificate for each Opinion Party of Jon Yoder, as an Authorized Representative of GSRP Parent, dated the date hereof (the “Organizational Certificate”);

(j) copies of each Opinion Party’s Certificate of Formation, certified by the Secretary of State of the State of Delaware as of September 27, 2021, and certified pursuant to the Organizational Certificate (collectively, the “Certified Charters” and each individually, a “Certified Charter”);

To the Addressees Listed

On Schedule I hereto

October 1, 2021

(k) a copy of each Opinion Party’s Limited Liability Company Agreement, as described on Schedule III hereto (collectively, the “LLC Agreements”, and each individually, an “LLC Agreement”), certified pursuant to the Organizational Certificate;

(l) copies of certain resolutions of the Board of Directors of GSRP Parent, adopted on October 1, 2021, certified pursuant to the Organizational Certificate;

(m) copies of certain resolutions of the sole member or managing member of each Opinion Party, adopted on October 1, 2021, certified pursuant to the Organizational Certificate;

(n) copies of certificates, dated September 27, 2021, and bringdown verifications thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to each Opinion Party’s existence and good standing in the State of Delaware (collectively, the “Delaware Certificates”);

(o) the financing statements attached hereto as Exhibit B (the “Delaware Financing Statements”); and

(p) an executed copy of an offeree letter, dated as of the date hereof, from each of the Placement Agents (as defined below) to, inter alia, the Issuer and us (collectively, the “Offeree Letters”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials, including the facts and conclusions set forth in the Opinion Certificate and the Organizational Certificate and the factual representations and warranties contained in the Transaction Documents.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the federal laws of the United States of America, (iii) the Delaware Limited Liability Company Act (the “DLLCA”) and (iv) the UCC (as defined below).

To the Addressees Listed

On Schedule I hereto

October 1, 2021

As used herein:

(i) “California UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of California.

(ii) “Delaware Filing Office” means the office of the Secretary of State of the State of Delaware.

(iii) “Delaware UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware.

(iv) “Depositary Accounts” means (A) account number, with account name “GSRP PORTFOLIO II LLC PRJ REVENUE”; (B) account number, with account name “GSRP PORTFOLIO II LLC PRJ DSR ACCT”; (C) account number, with account name “GSRP PORTFOLIO II LLC PRJ DIST RES”; (D) account number, with account name “GSRP PORTFOLIO II LLC PRJ MAND PREP”; (E) account number, with account name “GSRP PORTFOLIO II LLC PRJ LC REIMB”; (F) account number, with account name “GSRP PORTFOLIO II LLC PRJ SUPP RES”; (G) account number, with account name “GSRP PORTFOLIO II LLC PRJ HD RES AC”; (H) account number, with account name “GSRP PORTFOLIO II LLC PRJ BUY RES”; and (I) account number, with account name “GSRP PORTFOLIO II LLC PRJ SUPP BUY”, each established at the Depositary.

(v) “Grantor” means each of the Issuer, each Initial Guarantor and each Blocker.

(vi) “Grantor UCC Collateral” means that portion of the Article 9 Collateral (as defined in the Security Agreement) in which a security interest may be created under Article 9 of the New York UCC.

(vii) “Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, July 5, 2006, 17 U.S.T. 401, 46 I.L.M. 649, as in effect on the date hereof in the United States of America.

(viii) “NAIC” means the National Association of Insurance Commissioners.

(ix) “New York UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

(x) “Organizational Documents” means, collectively, the Certified Charters and the LLC Agreements.

(xi) “Placement Agents” means, collectively, Goldman Sachs & Co. LLC, MUFG Securities Americas Inc., HSBC Securities (USA) Inc., PNC Capital Markets LLC, Truist Securities, Inc., CIBC World Markets Corp. and KeyBanc Capital Markets Inc., each in its capacity as a placement agent under the applicable Engagement Letter (as defined in the applicable Offeree Letter).

To the Addressees Listed

On Schedule I hereto

October 1, 2021

(xii) “Pledged Collateral” means all Pledged Equity (as defined in the Security Agreement) in the Issuer, to the extent a security interest may be created therein under Article 9 of the New York UCC.

(xiii) “Possessory Certificates” means those certificates identified on Schedule II hereto, to the extent a security interest may be created therein under Article 9 of the New York UCC.

(xiv) “Securities” means the Guarantees and the Notes.

(xv) “ST Holdco Pledged Collateral” means all Pledged Equity (as defined in the Security Agreement) in Wilbur Wright LLC, a Delaware limited liability company, to the extent a security interest may be created therein under Article 9 of the New York UCC.

(xvi) “Transaction Documents” means the documents listed in paragraphs (a) through (g) above.

(xvii) “UCC” means (a) the New York UCC, (b) the Delaware UCC and/or (c) the California UCC, as applicable.

(xviii) “UCC Collateral” means the Pledged Collateral, the ST Holdco Pledged Collateral and the Grantor UCC Collateral. Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. Based solely on our review of the Delaware Certificates, each Opinion Party is duly formed and is validly existing and in good standing under the DLLCA.

2. Each of GSOC, Holdings, ST Holdco, each Initial Guarantor and each Blocker has the limited liability company power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents (other than the Note Certificates) to which such Opinion Party is a party under the DLLCA.

3. The Issuer has the limited liability company power and authority to execute and deliver each of the Transaction Documents to which the Issuer is a party and to consummate the issuance and sale of the Notes contemplated thereby under the DLLCA.

4. Each of the Transaction Documents (other than the Note Certificates) to which an Opinion Party is a party has been duly authorized, executed and delivered by all requisite limited liability company action on the part of such Opinion Party under the DLLCA.

5. Each of the Transaction Documents (other than the Note Certificates) to which an Opinion Party is a party constitutes the valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its terms under the laws of the State of New York.

To the Addressees Listed

On Schedule I hereto

October 1, 2021

6. Neither the (i) execution and delivery by each Opinion Party of the Transaction Documents to which such Opinion Party is a party nor (ii) the performance by such Opinion Party of its obligations under the Transaction Documents (other than the Note Certificates) to which such Opinion Party is a party conflicts with the Organizational Documents of such Opinion Party or violates the DLLCA, or any law, rule or regulation of the State of New York or the United States of America.

7. The consummation by the Issuer of the issuance and sale of the Notes contemplated by the Note Purchase Agreement and the Note Certificates does not: (a) conflict with the Organizational Documents of the Issuer or (b) violate the DLLCA, or any law, rule or regulation of the State of New York or the United States of America.

8. None of the (i) execution and delivery by each Opinion Party of the Transaction Documents to which such Opinion Party is a party, (ii) the enforceability of each of the Transaction Documents (other than the Note Certificates) to which such Opinion Party is a party against such Opinion Party, or (iii) the consummation by the Issuer and the Initial Guarantors of the issuance and sale of the Securities contemplated by the Note Purchase Agreement and the Note Certificates requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the DLLCA or any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

9. Each Opinion Party is not and, solely after giving effect to the offering and sale of the Notes, the extensions of credit made on the date hereof pursuant to the Transaction Documents, and the application of the proceeds of the sale of the Notes as described in the Note Purchase Agreement, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

10. The Note Certificates have been duly authorized by all requisite limited liability company action on the part of the Issuer and duly executed by the Issuer under the DLLCA and, when issued and delivered by the Issuer against payment therefor in accordance with the terms of the Note Purchase Agreement, the Note Certificates will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Note Purchase Agreement and enforceable against the Issuer in accordance with their terms under the laws of the State of New York.

11. Assuming (i) the accuracy of the representations and warranties of the Opinion Parties party thereto set forth in Section 5.12 of the Note Purchase Agreement and of each of the Purchasers set forth in Section 6 of the Note Purchase Agreement, (ii) the due performance by such Opinion Parties of the covenants and agreements set forth in Section 14.2 of the Note Purchase Agreement and the due performance by the Purchasers of the covenants and agreements set forth in Section 6 of the Note Purchase Agreement, and (iii) the accuracy of the representations and warranties of the Placement Agents and compliance by the Placement Agents with the covenants and agreements of the Placement Agents, in each case contained in the Offeree Letters, the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by the Note Purchase Agreement does not require registration under the Securities Act of 1933, as amended or qualification under the Trust Indenture Act of 1939.

To the Addressees Listed

On Schedule I hereto

October 1, 2021

12. Assuming that each Opinion Party complies with the provisions of the LC Facility Agreement relating to the use of proceeds, the making of the loans or the other extensions of credit under the LC Facility Agreement will not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

13. Under the New York UCC, the provisions of the Security Agreement are effective to create a security interest in each Grantor’s rights in the Grantor UCC Collateral in favor of the First Lien Collateral Agent to secure the First Lien Obligations (as defined in the Intercreditor Agreement).

14. Under the New York UCC, the provisions of the Security Agreement are effective to create a security interest in (i) Holdings’ rights in the Pledged Collateral in favor of the First Lien Collateral Agent to secure the First Lien Obligations (as defined in the Intercreditor Agreement) and (ii) ST Holdco’s rights in the ST Holdco Pledged Collateral in favor of the First Lien Collateral Agent to secure the First Lien Obligations (as defined in the Intercreditor Agreement).

15. Under the Delaware UCC, each Delaware Financing Statement is in sufficient form for filing in the Delaware Filing Office.

16. Under the Delaware UCC, the security interest of the First Lien Collateral Agent will be perfected in each Grantor’s rights in that portion of the Grantor UCC Collateral in which a security interest can be perfected under the Delaware UCC by the filing of a financing statement in the Delaware Filing Office upon the later of the attachment of the security interest and the filing of the Delaware Financing Statement identifying such Grantor as debtor in the Delaware Filing Office.

17. Under the Delaware UCC, the security interest of the First Lien Collateral Agent will be perfected in (i) Holdings’ rights in that portion of the Pledged Collateral in which a security interest can be perfected under the Delaware UCC by the filing of a financing statement in the Delaware Filing Office upon the later of the attachment of the security interest and the filing of the Delaware Financing Statement identifying Holdings as debtor in the Delaware Filing Office and (ii) ST Holdco’s rights in that portion of the ST Holdco Pledged Collateral in which a security interest can be perfected under the Delaware UCC by the filing of a financing statement in the Delaware Filing Office upon the later of the attachment of the security interest and the filing of the Delaware Financing Statement identifying ST Holdco as debtor in the Delaware Filing Office.

18. Under the California UCC, upon the delivery to the First Lien Collateral Agent on the date hereof of the Possessory Certificates, the security interest of the First Lien Collateral Agent in each Opinion Party’s rights in the Possessory Certificates pledged by such Opinion Party will be perfected.

19. Under the New York UCC, the provisions of the Depositary Agreement are effective to perfect the security interest of the First Lien Collateral Agent in the Issuer’s rights in the Depositary Accounts.

To the Addressees Listed

On Schedule I hereto

October 1, 2021

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Documents;

(c) except to the extent expressly stated in paragraphs 9 and 12, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d) except to the extent expressly stated in paragraphs 9, 11 and 12, we do not express any opinion with respect to any securities, antifraud, consumer credit, debt collection, privacy, derivatives or commodities laws, rules or regulations, Regulations T, U or X of the Board of Governors of the Federal Reserve System or laws, rules or regulations relating to national security;

(e) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(f) the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto);

(g) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(h) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document purporting to prohibit, restrict or condition the assignment of rights under such Transaction Document to the extent that such prohibition, restriction or condition on assignability is ineffective pursuant to the Uniform Commercial Code;

To the Addressees Listed

On Schedule I hereto

October 1, 2021

(i) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(j) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(k) we call to your attention that pursuant to Section 12.23 of the LC Facility Agreement the parties have contractually agreed to the override of certain rights under the LC Facility Agreement and to future actions that may be taken by the Federal Deposit Insurance Corporation in connection therewith; we do not express any opinion with respect to the enforceability of such section or the effect of any such future actions on any of the opinions herein stated;

(l) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document granting any person any right to set off or apply any deposit, property or indebtedness except to the extent that the debt between any Opinion Party and such person is a mutual debt;

(m) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document to the extent any such provision purports to, or has the effect of, waiving any statute of limitations;

(n) we have assumed that all conditions precedent contained in Section 4.1 of the Note Purchase Agreement and Section 3.1 of the LC Facility Agreement, which conditions require the delivery of documents, evidence or other items satisfactory in form, scope and/or substance to the Purchasers, the Administrative Agent, any LC Issuing Bank (as defined in the LC Facility Agreement) or any Lender (as defined in the LC Facility Agreement) or the satisfaction of which is otherwise in the discretion or control of the Purchasers, the Administrative Agent, any LC Issuing Bank (as defined in the LC Facility Agreement) or any Lender (as defined in the LC Facility Agreement), have been, or contemporaneously with the delivery hereof will be, fully satisfied or waived;

(o) we call to your attention that pursuant to Section 12.21 of the LC Facility Agreement (the “Bail-In Clause”) the parties have agreed that, notwithstanding any other provisions of the LC Facility Agreement, the terms of the LC Facility Agreement may be unilaterally modified, repudiated or terminated in the future by the EEA Resolution Authority (as such term is defined in the Bail-In Clause) and we do not express any opinion with respect to the enforceability of the Bail-In Clause or the effect of any such future actions on any of the opinions herein stated;

To the Addressees Listed

On Schedule I hereto

October 1, 2021

(p) we do not express any opinion with respect to the enforceability of Section 13.2 of the Note Purchase Agreement, Section 7.1 of the LC Facility Agreement or Section 3 of the Limited Guarantee to the extent that any such section provides that the obligations of the Initial Guarantors or GSOC are absolute and unconditional irrespective of the enforceability or genuineness of the Note Purchase Agreement, the LC Facility Agreement or the Limited Guarantee, as applicable, or the effect thereof on the opinions herein stated;

(q) we do not express any opinion with respect to the enforceability of the provisions contained in Section 13.4 of the Note Purchase Agreement, Section 7.10 of the LC Facility Agreement or Section 5 of the Limited Guarantee to the extent that such provisions limit the obligation of the Initial Guarantors or GSOC under the Note Purchase Agreement, the LC Facility Agreement or the Limited Guarantee, as applicable, or any right of contribution of any party with respect to Section 13 of the Note Purchase Agreement, Article VII of the LC Facility Agreement or Section 5 of the Limited Guarantee, as applicable;

(r) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document to the extent that such provision excuses the issuer of a letter of credit from liability to the extent that such provision is unenforceable pursuant to Section 5-103 of the Uniform Commercial Code;

(s) certain of the remedial and procedural provisions with respect to the security contained in the Transaction Documents may be unenforceable in whole or in part, but the Transaction Documents, taken as a whole, together with applicable law, contain adequate provisions for the practical realization of the benefits of the security created thereby;

(t) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing any waiver, release, disclaimer or any other variation of any right or duty of any party to the extent that any such waiver, release, disclaimer or other variation is not enforceable pursuant to Sections 1-302 or 9-602 of the Uniform Commercial Code;

(u) we call to your attention that provisions in more than one security agreement purport to govern the rights and remedies of certain secured parties and/or impose obligations on the Opinion Parties with respect to the same collateral, and we advise you that a court may give effect to limitations contained in any one of such agreements;

(v) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the creation, perfection or priority of any security interest;

(w) we do not express any opinion with respect to the enforceability of Section 13.2 of the Note Purchase Agreement, Section 2.5(j) of the LC Facility Agreement, or Section 6.16 of the Security Agreement to the extent that such sections provide that either the rights and remedies of any secured party and/or the liens in favor of any secured party are absolute and unconditional irrespective of the enforceability or genuineness of any Transaction Document or the effect thereof on the opinions herein stated;

To the Addressees Listed

On Schedule I hereto

October 1, 2021

(x) we do not express any opinion with respect to the enforceability of any provisions contained in any Transaction Document to the extent that any Opinion Party is obligated to pay any fee or provide any other compensation or consideration in respect of brokering, soliciting, driving or procuring any loan or forbearance or for making or renewing any bond, bill, note or other security given for or concerning such loan or forbearance in excess of the amount permitted pursuant to New York General Obligations Law Section 5-531;

(y) we do not express any opinion with respect to the enforceability of any provisions contained in any Transaction Document to the extent that such provisions provide for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, interest upon interest or forfeitures or the recovery of amounts deemed to constitute penalties;

(z) for purposes of opinion paragraphs 6, 7 and 8, we have assumed compliance with Section 18-607 of the DLLCA to the extent any proceeds are used for the payment by any Opinion Party of a distribution as referred to in Section 9.11 of the Note Purchase Agreement;

(aa) we have assumed the LLC Agreement of each Opinion Party is the only agreement of the members of such Opinion Party as to the affairs of such Opinion Party and the conduct of its business, and we do not express any opinion with respect to the effect of any other agreement of the members of any such Opinion Party as to the affairs of such Opinion Party and the conduct of its business. Further, we have assumed that each Opinion Party has, and since the time of its formation, has had, at least one validly admitted and existing member of such Opinion Party and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by any such Opinion Party or its respective members, that would result in, the liquidation, dissolution or winding-up of such Opinion Party, (ii) no event has occurred that has adversely affected the good standing of any such Opinion Party under the laws of its jurisdiction of formation, and each such Opinion Party has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of any such Opinion Party’s Certified Charter;

(bb) we have assumed that each of the Grantors has rights or the power to transfer rights, and, with respect to after-acquired property, will have rights or the power to transfer rights, in the Grantor UCC Collateral and we do not express any opinion with respect to the nature or extent of any Grantor’s rights in any of the Grantor UCC Collateral granted by it;

(cc) we have assumed that Holdings has rights or the power to transfer rights, and, with respect to after-acquired property, will have rights or the power to transfer rights, in the Pledged Collateral and we do not express any opinion with respect to the nature or extent of Holdings’ rights in any of the Pledged Collateral;

(dd) we have assumed that ST Holdco has rights or the power to transfer rights, and, with respect to after-acquired property, will have rights or the power to transfer rights, in the ST Holdco Pledged Collateral and we do not express any opinion with respect to the nature or extent of ST Holdco’s rights in any of the ST Holdco Pledged Collateral;

To the Addressees Listed

On Schedule I hereto

October 1, 2021

(ee) the opinions stated herein with respect to any security interest in proceeds are subject to the limitations set forth in Section 9-315 of the UCC;

(ff) we do not express any opinion with respect to any security interest in commercial tort claims, timber to be cut or “cooperative interests” (as defined in the New York UCC);

(gg) we do not express any opinion with respect to any security interest in any goods that are accessions to, or commingled or processed with, other goods to the extent that the security interest therein is limited by Section 9-335 or 9-336 of the UCC;

(hh) for purposes of Article 9 of the UCC, we have assumed that (i) the name of the secured party set forth on the Delaware Financing Statements is sufficient, and (ii) the Certified Charter of each Grantor, Holdings and ST Holdco is the public organic record inclusive of the record most recently filed with or issued or enacted by such Opinion Party’s jurisdiction of organization which purports to state, amend, or restate or correct such Opinion Party’s name, without regard to capitalization;

(ii) we note that the First Lien Collateral Agent is identified as acting in a representative capacity, and we do not represent either the First Lien Collateral Agent or the beneficiaries for whom the First Lien Collateral Agent purports to act. We do not express any opinion with respect to any security interest of the First Lien Collateral Agent for the benefit of any beneficiary for which it purports to act except to the extent the First Lien Collateral Agent is, on the date hereof, the trustee, indenture trustee, agent, collateral agent or other representative (as such terms are used in the definition of “secured party” in the UCC) of such beneficiary for the purposes of obtaining and perfecting the security interests intended to be created pursuant to the Security Agreement;

(jj) we do not express any opinion with respect to any security interest in any UCC Collateral subject to any restriction on or prohibition against assignment or transfer contained in such UCC Collateral unless such restriction or prohibition is rendered ineffective pursuant to Part 4 of Article 9 of the UCC;

(kk) we call to your attention that at the time the secured party exercises its remedies with respect to any UCC Collateral consisting of an interest in a limited liability company, the right of the secured party to become a member in the respective limited liability company may be limited by applicable law and the terms of the limited liability company agreement pursuant to which such limited liability company was formed, as amended from time to time, and that the only remedy may be the right to receive distributions to which the applicable Grantor, Holdings or ST Holdco is otherwise entitled pursuant to such limited liability company agreement;

(ll) we do not express any opinion with respect to any security interest in any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof or money due with respect to the lease, license or use thereof except to the extent that Article 9 of the UCC is applicable to the foregoing;

(mm) we do not express any opinion with respect to any security interest in any UCC Collateral consisting of claims against any government or governmental agency (including without limitation the United States of America or any state or political subdivision thereof or any agency or department of the United States of America or any state or political subdivision thereof);

To the Addressees Listed

On Schedule I hereto

October 1, 2021

(nn) we call to your attention that with respect to any UCC Collateral consisting of licenses or permits issued by governmental authorities, the respective Grantor, as applicable, may not have sufficient rights therein for the security interest of the secured party to attach and, even if the applicable Grantor has sufficient rights for the security interest to attach, the exercise of remedies with respect thereto may be limited by the terms of the license or permit or require the consent of the governmental authority issuing such license or permit;

(oo) we do not express any opinion (i) whether the description of the Article 9 Collateral (as defined in the Security Agreement) is sufficient to create and perfect a security interest in such collateral, except with respect to such items or portions of the description that describe such collateral as a type of collateral exactly as defined in the New York UCC (without modifications thereto or exclusions therefrom), or (ii) on the effect of excluding Excluded Assets (as defined in the Security Agreement) on the sufficiency of the description of the collateral;

(pp) we have assumed that each Depositary Account is either (i) a “securities account” (as defined in the New York UCC) and the Depositary is a “securities intermediary” (as defined in the New York UCC) and is acting in such capacity in maintaining each Depositary Account or (ii) a “deposit account” (as defined in the New York UCC) and the Depositary is a “bank” (as defined in the New York UCC) and is acting in such capacity in maintaining the applicable Depositary Accounts;

(qq) we have assumed that none of the Possessory Certificates, the Pledged Collateral, the ST Holdco Pledged Collateral or the Depositary Accounts constitute Excluded Assets (as defined in the Security Agreement);

(rr) we do not express any opinion with respect to the perfection of any security interest in any Possessory Certificate except to the extent such Possessory Certificate is a “certificated security” (as defined in the UCC);

(ss) we do not express any opinion as to the applicability or effect on the opinions stated herein of the Hague Securities Convention;

(tt) we do not express any opinion with respect to any laws, rules, regulations or orders concerning declared emergencies or the effect thereof on the opinion stated herein; and

(uu) we have assumed that “value” (within the meaning of Section 1-204 of the UCC) was given.

In addition, in rendering the foregoing opinions we have assumed that:

(a) except to the extent expressly stated in the opinions contained herein with respect to the Opinion Parties, neither the authorization, execution and delivery by each Opinion Party of the Transaction Documents to which such Opinion Party is a party, nor the performance by each

To the Addressees Listed

On Schedule I hereto

October 1, 2021

Opinion Party of its obligations under each of the Transaction Documents to which such Opinion Party is a party: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which any Opinion Party or their respective property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which any Opinion Party or its respective property is subject, or (iii) violates or will violate any law, rule or regulation to which any Opinion Party or its respective property is subject; and

(b) except to the extent expressly stated in the opinions contained herein with respect to the Opinion Parties, neither the execution and delivery by each Opinion Party of the Transaction Documents to which such Opinion Party is a party nor the enforceability of each of the Transaction Documents to which such Opinion Party is a party against such Opinion Party requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

This opinion is furnished only to you and is solely for your benefit in connection with the closing occurring today pursuant to the Transaction Documents. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, except that (i) the Lenders and LC Issuing Banks (as each such term is defined in the LC Facility Agreement) who become party to the LC Facility Agreement pursuant to Section 10.14 of the LC Facility Agreement and, upon notice to us, any successor Administrative Agent (as defined in the LC Facility Agreement) who becomes a party to the LC Facility Agreement pursuant to Section 10.6 of the LC Facility Agreement, any successor Collateral Agent (as defined in the Intercreditor Agreement) who becomes a party to the Intercreditor Agreement pursuant to Section 7.8 of the Intercreditor Agreement, and any successor Depositary (as defined in the Depositary Agreement) who becomes a party to the Depositary Agreement pursuant to Section 4.4 of the Depositary Agreement are entitled to rely upon this opinion as though it had been addressed to them on the date hereof, (ii) this opinion may be furnished to, but not relied upon by, bona fide potential assignees of an interest in the Notes under the Note Purchase Agreement in anticipation of an assignment in accordance with the express provisions of Section 14.2 of the Note Purchase Agreement, (iii) this opinion may be furnished to, but not relied upon by, the NAIC and any insurance regulatory authority having jurisdiction over the respective Purchaser to the extent required by applicable law or regulation, and (iv) upon notice to us, this opinion may be disclosed to, but not relied upon by, regulatory authorities having jurisdiction over any addressee hereof.

Very truly yours,

A.M.

Exhibit A

Opinion Certificate

(see attached)

Exhibit B

Delaware Financing Statements

(see attached)

Final Form

EXHIBIT E

to Note Purchase Agreement

FORM OF INSURANCE CONSULTANT CERTIFICATE

Moore-McNeil, LLC 2002 Richard Jones Road Suite A-307 Nashville, TN 37215 W moore-mcneil.com

Insurance Consultant’s Closing Certificate

                    , 2021

MUFG Bank, Ltd.,

as LC Facility Agent

1221 Avenue of the Americas, 6th Floor

New York, NY 10020-1001

Attention: Lawrence Blat

Phone: 212-405-6621

E-mail: lawrence.blat@mufgsecurities.com, Agencydesk@us.sc.mufg.jp

MUFG Union Bank, N.A.,

as First Lien Collateral Agent

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Attention: Institutional Agency Services

Fax: (415) 273-2492

Email: SFCT@unionbank.com

MUFG Bank, Ltd.,

as Intercreditor Agent

1221 Avenue of the Americas, 6th Floor

New York, NY 10020-1001

Attention: Lawrence Blat

Telephone: 212-405-6621

E-mail: lawrence.blat@mufgsecurities.com,

Agencydesk@us.sc.mufg.jp

Re:	Goldman Sachs Renewable Power LLC

Ladies and Gentlemen:

The undersigned, a duly authorized representative of Moore-McNeil, LLC (the “Insurance Consultant”), hereby provides this letter in accordance with (i) Section 4.1(p) of the Note Purchase Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among GSRP Portfolio II LLC (“Borrower”), GSRP Portfolio II HoldCo LLC (“Holdings”), the guarantors from time to time party thereto (“Guarantors”), MUFG Union Bank, N.A., as the first lien collateral agent (in such capacity, the “First Lien Collateral Agent”), MUFG Union Bank, N.A., as the Notes Agent (in such capacity, the “Notes Agent”), MUFG Bank, Ltd., as the Intercreditor Agent (in such capacity, the “Intercreditor Agent”) and each purchaser from time to time party thereto (collectively the “First Lien Purchasers”) and (b) Section 3.1(l) of the Credit and Guaranty Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Guarantors, the several lenders and issuing banks party thereto from time to time (the “LC Facility Lenders” and the “LC Issuing Banks”, respectively), MUFG Bank, Ltd., as administrative agent (in such capacity, the “LC Facility Agent”) and the First Lien Collateral Agent. Capitalized terms used but not otherwise defined in this letter shall have the meanings assigned to such terms (whether directly or by reference to another agreement or document) in that certain Collateral Agency and Intercreditor Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Company, Holdings, Guarantors, the LC Facility Agent, the First Lien Collateral Agent, the Notes Agent, the Intercreditor Agent, the purchasers party thereto and other persons from time to time party thereto.

The Insurance Consultant hereby makes the following statements in favor of the Relying Parties (as defined below) with respect to the Borrower and the Projects as of the date first mentioned above:

(1)

The Insurance Consultant acknowledges that pursuant to the Financing Documents, the LC Facility Lenders, LC Issuing Banks and First Lien Purchasers are providing financing to the Borrower, and in so doing are relying on this Insurance Consultant’s Certificate and the Insurance Consultant’s report dated July 26, 2021 (the “Insurance Consultant’s Report”), with respect to the Projects.

(2)	Attached hereto as Appendix I is an accurate and complete copy of the Insurance Consultant’s Report.

(3)

The Insurance Consultant’s Report was prepared in good faith by the Insurance Consultant pursuant to the scope of services in accordance with generally accepted consulting practices using information provided to the Insurance Consultant by the Borrower and its Affiliates, counsel to the Borrower, and the Borrower’s insurance broker in respect of the Projects, the accuracy of which has not been independently verified by the Insurance Consultant.

Trusted Independent Insurance Advisor

(4)

Since the date of the Insurance Consultant’s Report, nothing has come to the Insurance Consultant’s attention which would materially affect, or cause it to change, the findings and conclusions included in the Insurance Consultant’s Report. The Insurance Consultant’s Report has not been modified, edited, altered or amended in any respect by the Insurance Consultant since the date of the Insurance Consultant’s Report.

(5)

The Insurance Consultant hereby confirms, as of the date hereof, the evaluation, conclusions and recommendations contained in the Insurance Consultant’s Report represent the Insurance Consultant’s professional opinion and that such opinions are subject to the legal notice therein.

(6)

In connection with the preparation of the Insurance Consultant’s Report, personnel of the Insurance Consultant have participated in telephonic and/or email discussions with representatives of the Borrower, their Affiliates, and the Borrower’s insurance broker in respect of the Projects.

(7)

The Insurance Consultant hereby confirms, as of the date hereof, that based upon the information provided to it by or on behalf of the Borrower, insurance required to be obtained by the Borrower as outlined in Sections 4.1(p), and 9.2 of the Note Purchase Agreement and Sections 3.1(l), 4.24, and 5.2 of the Credit Agreement (the “Required Insurance”) has been obtained, such Required Insurance is: (i) in full force and effect and complies in all material respects with the Required Insurance, (ii) all premiums due and payable on all such Required Insurance have been paid in full or are not in arrears, (iii) evidence of insurance provided is reasonably consistent (except to the extent expressly noted in the Insurance Consultant’s Report) with the types and amounts noted in the insurance requirements as set in the Material Project Documents that have been reviewed and summarized in Appendix B of the Insurance Consultant’s Report, except as otherwise stated therein, and (iv) the costs of such insurance coverage for the first year of operation as shown in the Base Case Projections is reasonable and consistent with the Insurance Consultant’s Report for such period.

(8)

Statements from the Borrower’s insurance broker as well as certificates of insurance and/or other information representing compliance with the Required Insurance, copies of which are attached hereto as Appendix II, provide satisfactory evidence that the Borrower has complied with the terms and conditions of Sections 4.1(p), and 9.2 of the Note Purchase Agreement and Sections 3.1(l), 4.24, and 5.2 of the Credit Agreement.

(9)

The Insurance Consultant has reviewed the Required Insurance and is familiar with the terms stated therein. It is the Insurance Consultant’s opinion that the types and amounts of insurance specified in Sections 4.1(p), and 9.2 of the Note Purchase Agreement and Sections 3.1(l), 4.24, and 5.2 of the Credit Agreement are reasonable and consistent with prudent industry standards for power generation projects of similar size and scope as the Projects.

(10)

The Insurance Consultant’s liability hereunder is limited as set forth in the Client Services Agreement, dated as of [ ● ] and the Schedule of Work No. 01, dated as of [ ● ], between Alliant Services, Inc. and Goldman Sachs Asset Management L.P.

Trusted Independent Insurance Advisor

The undersigned, on behalf of the Insurance Consultant, hereby confirms that the Relying Parties shall be permitted to rely on the Insurance Consultant’s Report as if the Insurance Consultant’s Report was specifically addressed to the Relying Parties.

This letter is not to be construed as legal advice or a legal opinion, nor shall any statement made herein be deemed to be relied upon as legal advice. This letter is not to be deemed as a warranty or guaranty that the insurance currently in force or required to be in full force will remain in full force and effect.

The Insurance Consultant disclaims any obligation to update this reliance letter after the date hereof. This reliance letter is not intended to be, and may not be, relied upon by any parties other than the Secured Parties and their respective affiliates, successors and permitted assigns (collectively, the “Relying Parties”). A copy of the Insurance Consultant’s Report and this reliance letter may be furnished (i) to any governmental authority to whose regulations any Relying Party is subject or as otherwise required by law, rule or regulation and (ii) in private communications to counsel, accountants or financial advisors of any Relying Party (it being understood that such persons to whom such disclosure is being made will be informed of the confidential nature of this reliance letter and the Insurance Consultant’s Report and instructed to keep such information confidential).

SIGNATURE PAGE FOLLOWS

Trusted Independent Insurance Advisor

IN WITNESS WHEREOF, the Insurance Consultant has caused this Insurance Consultant’s Certificate to be duly executed and delivered by an authorized officer of the Insurance Consultant as of the date first above written.

Respectfully submitted,

MOORE-MCNEIL LLC, a Tennessee limited liability company

By:
Name:
Title:

Trusted Independent Insurance Advisor

APPENDIX I

Insurance Consultant’s Report

(see attached)

Trusted Independent Insurance Advisor

APPENDIX II

Evidence of Insurance Compliance

(see attached)

Trusted Independent Insurance Advisor

EXHIBIT F

to Note Purchase Agreement

FORM OF INDEPENDENT ENGINEER CERTIFICATE

One Hallidie Plaza, Suite 401

San Francisco, CA. 94102

RELIANCE LETTER

OCTOBER 1, 2021

MUFG Bank, Ltd.,

as LC Facility Agent

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

Attention: Lawrence Blat

Phone: 212-405-6621

E-mail: lawrence.blat@mufgsecurities.com, Agencydesk@us.sc.mufg.jp

MUFG Union Bank, N.A.,

as First Lien Collateral Agent

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Attention: Institutional Agency Services

Phone: (415) 273-2492

Email: SFCT@unionbank.com

MUFG Bank, Ltd.,

as Intercreditor Agent

1221 Avenue of the Americas, 6th Floor

New York, NY 10020-1001

Attention: Lawrence Blat

Telephone: 212-405-6621

E-mail: lawrence.blat@mufgsecurities.com,

Agencydesk@us.sc.mufg.jp

Ladies and Gentlemen:

Re:	Independent Engineering Report on the Greenbond II Portfolio (the “Report”)

In order to finance the development, acquisition, construction, installation, testing, operation and use of a portfolio of solar photovoltaic projects (the “Portfolio”), GSRP Portfolio II LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Borrower”), entered into (a) that certain Note Purchase Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase

1

Agreement”), among the Borrower, GSRP Portfolio II HoldCo LLC (“Holdings”), the guarantors from time to time party thereto, MUFG Union Bank, N.A, as first lien collateral agent (together with its successors, designees and assigns in such capacity, the “First Lien Collateral Agent”), MUFG Union Bank, N.A., as the notes agent (in such capacity, the “Notes Agent”), MUFG Bank, Ltd., as the Intercreditor Agent (in such capacity, the “Intercreditor Agent”), and each purchaser from time to time party thereto and (b) that certain Credit and Guaranty Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the guarantors from time to time party thereto, the several lenders and issuing banks party thereto from time to time, the First Lien Collateral Agent and MUFG Bank, Ltd., as LC facility agent (in such capacity, the “LC Facility Agent”). Capitalized terms used but not defined herein shall have the meaning given in that certain Collateral Agency and Intercreditor Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, Holdings, the guarantors from time to time party thereto, the LC Facility Agent, the First Lien Collateral Agent, the Notes Agent, the Intercreditor Agent and other Persons from time to time party thereto.

The Secured Parties, together with their respective directors, officers, employees, representatives, agents, consultants, attorneys, successors and assigns, collectively shall be referred to herein as the “Reliance Parties”.

The undersigned, a duly authorized representative of Enertis Solar Inc., (the “Consultant”), acknowledges that the Reliance Parties will be relying on the Report, a true, correct and complete copy of which is attached hereto as Appendix A, and the Consultant consents to such reliance. The Report was prepared in good faith by the Consultant in accordance with generally accepted consulting and industry practices. Nothing has come to the attention of the Consultant as of the date hereof that causes the Consultant to believe that the Report contains any untrue statements of material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Consultant hereby confirms, as of the date hereof that the evaluation, conclusions and recommendations contained in the Report are accurate and complete in all material respects.

The Report has no other purpose and should not be relied on by any other persons or entities other than the Reliance Parties. The Reliance Parties are advised that (a) the Report was originally prepared for the sole use of Goldman Sachs Asset Management, and (b) reliance by the Reliance Parties upon the Report or any information, opinions or assertions therein, and all rights and liability arising therefrom, will be governed exclusively by the terms of the Proposal by and among Enertis and The Renewable Power Group of Goldman Sachs Asset Management, L.P., dated as of July 8, 2021, a true, correct and complete copy of which is attached hereto as Appendix B.

[Signature page follows]

2

IN WITNESS WHEREOF, the undersigned, a duly qualified representative of the Independent Engineer, has caused this Reliance Letter to be duly executed as of the date first above written.

Very truly yours,

ENERTIS SOLAR INC.

By:

Name:
Title:

[Signature Page to Independent Engineer Certificate]

Appendix A

Report

[Signature Page to Independent Engineer Certificate]

Appendix B

Proposal

[Signature Page to Independent Engineer Certificate]

EXHIBIT G

to Note Purchase Agreement

FORM OF MARKET CONSULTANT CERTIFICATE

Leidos Proprietary

Agreement with Leidos Engineering, LLC for

Use of Work Products in connection with

GSRP II Portfolio

            , 2021

This serves to document the acknowledgement and agreement (the “Use Agreement”) between MUFG Bank, Ltd., as Intercreditor Agent on behalf of, for the benefit of and with the authority to bind the First Lien Secured Parties under and as defined in that certain Intercreditor Agreement (in such capacity, the “Intercreditor Agent”), to be entered into among MUFG Bank, Ltd., as LC facility agent, MUFG Union Bank, N.A., as the First Lien Collateral Agent, the Intercreditor Agent, GSRP Portfolio II LLC, the purchasers party thereto and the other parties thereto (the Intercreditor Agent and First Lien Secured Parties (with the exception of the First Lien Collateral Agent and Depositary Bank) collectively, the “Recipients”) and Leidos Engineering, LLC (“Leidos”), with respect to the use of documents prepared by Leidos when providing Independent Market Consulting Services related to the GSRP solar photovoltaic portfolio, including operating plants located in California, Colorado, Connecticut, Illinois, Massachusetts, Maryland, New Jersey, Nevada, Oregon, Rhode Island and Vermont (the “Portfolio”).

Effective February 17, 2021, Goldman Sachs Renewables Power LLC (the “Client” or “GSRP”) and Leidos executed a Task Authorization (the “TA”), under a Master Professional Services Agreement, dated as of March 21, 2014 (as amended, the “MPSA”), for Leidos to provide an Independent Market Consultant’s Report (the “Report”) for the purpose of supporting the investment of the Portfolio.

The Recipients intend to rely on the Report prepared under the TA with Client and/or other analyses, data or information prepared by Leidos (collectively “Work Products”). In consideration of Leidos providing Work Products to the Recipients, the Recipients agree as follows:

1.

The services provided by Leidos pursuant to the TA, and any Work Products, are intended to be used as described in such Work Product and solely in connection with the Recipients’ financings of the Portfolio (the “Intended Purpose”). The Recipients shall have the right to use and rely on the Work Products for the Intended Purpose under the terms of this Use Agreement. The Recipients agree that they will not use the Work Products in furtherance of any purpose other than the Intended Purpose.

2.	The Recipients agree not to make any changes to the Work Products without the prior written approval of Leidos.

3.

Leidos acknowledges that the Recipients may provide copies of the Work Products for informational purposes to its attorneys and consultants, potential financial parties, investors, underwriters, purchasers, advisors, representatives, insurance regulators or other parties in connection with the Intended Purpose or as required by law, regulation, legal, administrative or regulatory process (the “Recipient Parties”) without Leidos’ prior consent and without changing the limitation of liability as defined below. However, the Recipients acknowledge and agree that the Recipient Parties may only have the right to rely on the Work Products provided Leidos and the Recipient Parties enter into a use agreement substantially in the form of this Use Agreement or as otherwise agreed to in writing. For the avoidance of doubt, no such agreement shall be required of persons receiving the Work Products from any Recipient or any Recipient Party as a result of a disclosure required by law, regulation, legal, administrative or regulatory process.

The information in this document is proprietary to Leidos.

It may not be used, reproduced, disclosed, or exported without the written approval of Leidos.

Leidos Proprietary

4.

No employee of Leidos shall have individual liability to the Recipients. To the extent permitted by law, the total aggregate liability of Leidos for any and all claims arising out of the MPSA, TA, this Use Agreement, and all other use agreements related to the Portfolio and any party’s use of or reliance upon the Work Products, including any claims based upon negligence, errors, omissions, strict liability, breach of contract, contribution, or indemnity, shall not exceed one hundred fifty thousand dollars (U.S. $150,000.00), which limitation of liability shall not apply to any claims arising from fraud, gross negligence or willful misconduct by Leidos. Leidos agrees that its costs related to developing the Report and the other Work Products are for the account of Client.

5.

In no event and under no circumstances shall Leidos be liable to the Recipients for any principal, interest, loss of anticipated revenues, earnings, profits, increased expense of operations, loss by reason of shutdown or non-operation due to late completion or otherwise or for any other economic, consequential, indirect or special damages.

6.

Any dispute or action which arises under this Use Agreement or which relates in any way to this Use Agreement, the subject matter of this Use Agreement, or the Recipients’ use of or reliance upon the Work Products shall be subject to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York State located in the City and County of New York or, if that court does not have subject matter jurisdiction, in any State court located in the City and County of New York. Each party to this Use Agreement (i) agrees that such party shall bring any and all claims which arise under this Use Agreement or which relate in any way to this Use Agreement, the subject matter of this Use Agreement, or the Recipients’ use of or reliance upon the Work Products (whether based on contract, tort or otherwise) solely in such courts and that such claims shall be heard and determined exclusively in such courts, (ii) waives, to the fullest extent such party may effectively do so, the defense of an inconvenient forum, and (iii) agrees that a final judgment of such courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.

This Use Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties also agree that New York law will apply to any claim and/or litigation arising out of, or in any way related to, the use of or reliance upon the Work Products.

8.

The parties to this Use Agreement shall comply with all applicable United States export, sanctions, and foreign import laws, rules, and regulations in the performance of the parties’ responsibilities and obligations under this Use Agreement. Without limiting the generality of the foregoing, the parties shall not provide or disclose any U.S.-origin products, know-how, technical data, documentation, or other products or materials furnished to it pursuant to this Use Agreement, to any person, party, or in any manner which would constitute a violation of the export control or sanctions regulations of the United States then in effect.

Leidos Proprietary

ACKNOWLEDGED & AGREED

MUFG BANK, LTD., not in its individual capacity, but solely as the Intercreditor Agent

Signature
Name
Title

LEIDOS ENGINEERING, LLC

Signature
Name
Title

[GSRP - Signature Page to Leidos Use Agreement]

EXHIBIT H

to Note Purchase Agreement

FORM OF OPERATING STATEMENT

See attached.

GSRP Portfolio II LLC	Historical Financials					Budgeted Financials					Variance (TTM)
OPERATING STATEMENT	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021
Key Metrics
Technical
Production (MWh)
Investment Performance Index (IPI)
Operating Performance Index (OPI)
Availability (%)
Financial Summary
PPA revenue
SREC / REC revenue
Net metering revenue
Merchant revenue
Capacity revenue
Rental income
Other revenue

Total Revenue	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
(-) O&M
(-) 3rd-party asset management fees
(-) Administrative expense (incl. insurance)
(-) Property tax
(-) Land lease
(-) Other

Total Expenses	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

EBITDA Margin (%)
(+) Interest income					—					—	—	—	—	—	—
(-) Project-level debt service					—					—	—	—	—	—	—
(-) Capex					—					—	—	—	—	—	—
(+/-) Change of working capital & reserves					—	—	—	—	—	—	—	—	—	—	—

Cash flow from operations at portfolios	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

(-) Distributions to third parties
(-) Management fee
(-) Sponsor expenses

CFADS	—	—	—	—	—					—	—	—	—	—	—

(-) Interest expense					—					—	—	—	—	—	—
(-) Amortization					—					—	—	—	—	—	—

Cash flow available to Equity	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Senior Secured Debt

Debt — BoP

(+) Issuance
(-) Amortization

Debt — EoP	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Interest Accrued
Interest Expense

EXHIBIT I

to Note Purchase Agreement

FORM OF

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”), dated as of [            ], 20[__] is made by [INSERT NAME OF NEW GUARANTOR], (the “New Guarantor”) in favor of MUFG Union Bank, N.A., as First Lien Collateral Agent (in such capacity, together with its permitted successors in such capacity, “First Lien Collateral Agent”), and each of the Purchasers under the Note Purchase Agreement referred to below.

Reference is made to that certain Note Purchase Agreement, dated as of October 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among GSRP Portfolio II LLC, a Delaware limited liability company, GSRP Portfolio II HoldCo LLC, a Delaware limited liability company, the Guarantors from time to time party thereto, the purchasers from time to time party thereto, MUFG Bank, Ltd., as Intercreditor Agent, the First Lien Collateral Agent and MUFG Union Bank, N.A., as Notes Agent. All capitalized terms used herein shall have the respective meanings specified, directly or by reference, in Exhibit A to the Note Purchase Agreement unless otherwise defined herein or unless the context requires otherwise.

The undersigned is entering into this Agreement in order to become a Guarantor under the Note Purchase Agreement.

The undersigned hereby becomes a Guarantor under the Note Purchase Agreement and agrees to comply with the terms thereof.

The undersigned hereby acknowledges, agrees and confirms that, by the execution of this Agreement, the undersigned will be deemed to be a party to the Note Purchase Agreement, and, from and after the date hereof, shall have all of the rights and obligations of a Guarantor thereunder as if it had executed the Note Purchase Agreement and this Agreement shall be deemed a Note Document under the Note Purchase Agreement. The undersigned hereby ratifies, as of the date hereof, and accedes to and agrees to be bound by, all of the terms, provisions and conditions applicable to a Guarantor contained in the Note Purchase Agreement.

The New Guarantor hereby makes the representations and warranties set forth in the Note Purchase Agreement with respect to itself and its obligations under this Agreement, as if each reference in such articles and sections in the Note Purchase Agreement included reference to this Agreement, in each case solely with respect to such New Guarantor and its Subsidiaries. Subject to the execution of this Agreement by the First Lien Collateral Agent, the Schedules to the Note Purchase Agreement shall be updated (i) to revise any existing Schedule to reflect the activities, events and other matters applicable to such New Guarantor and its Subsidiaries required to be disclosed in order to make such representations and warranties, in each case to the extent that any such matters do not violate or contravene the provisions of the Financing Documents and (ii) otherwise to the reasonable satisfaction of the Required Holders, in each case as set forth on Attachment 1 hereto.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

This Agreement shall be governed by, and construed under, the laws of the State of New York. THE NEW GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the New Guarantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

[ ],
as New Guarantor

By:
Name:
Title:

GSRP PORTFOLIO II LLC

By:
Name:
Title:

GSRP PORTFOLIO II HOLDCO LLC

By:
Name:
Title:

GSRP BOND 2 HOLDCO LLC

By:
Name:
Title:

GSRP CHAMBERS HOLDCO LLC

By:
Name:
Title:

GSRP GREAT JONES 2 HOLDCO LLC

By:
Name:
Title:

GSRP HDS TEB HOLDCO LLC

By:
Name:
Title:

GSRP KENMARE HOLDCO LLC

By:
Name:
Title:

GSRP KING HOLDCO LLC

By:
Name:
Title:

GSRP LAFAYETTE HOLDCO LLC

By:
Name:
Title:

GSRP SPRUCE HOLDCO LLC

By:
Name:
Title:

GSRP PARK 2 HOLDCO LLC

By:
Name:
Title:

Accepted and agreed:

MUFG UNION BANK, N.A., as First Lien Collateral Agent

By:
Name:
Title:

Attachment 1

to Joinder Agreement

Schedules

FORM OF SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT, dated as of ___________, 20__ (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), by and among GSRP Portfolio II LLC, a Delaware limited liability company (the “Company”), GSRP Portfolio II HoldCo LLC, a Delaware limited liability company (“Holdings”), certain other subsidiaries of the Company, as guarantors under the Note Purchase Agreement (as defined below) (the “Guarantors” and together the Company, the “Obligors”), MUFG Union Bank, N.A., in its capacity as first lien collateral agent for the First Lien Secured Parties (in such capacity, together with its successors and assigns, the “First Lien Collateral Agent”), [_________, in its capacity as second lien collateral agent for the Second Lien Secured Parties (as defined in the Intercreditor Agreement) (in such capacity, together with its successors and assigns, the “Second Lien Collateral Agent”)]1 and __________, as the noteholder representative (the “Subordinate Noteholder Representative”) for the holders of the Series _____ Notes (defined below) under that certain Supplemental NPA (as defined below). Capitalized terms used in this Agreement (including in this introductory paragraph) have the meanings assigned to them in Section 1.1 below.

R E C I T A L S:

WHEREAS, the Obligors, Holdings, the purchasers party thereto, the First Lien Collateral Agent, MUFG Bank, Ltd., in its capacity as Intercreditor Agent (as defined in the Note Purchase Agreement), and MUFG Union Bank, N.A., in its capacity as Notes Agent (as defined in the Note Purchase Agreement) have entered into that certain Note Purchase Agreement, dated as of October 1, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which, subject to the terms and conditions thereof, the Company issued and sold to each initial purchaser and each initial purchaser party thereto purchased from the Company senior secured notes in an aggregate principal amount set forth therein (the “Senior Notes”);

WHEREAS, the Company, the other Obligors, Holdings, MUFG Bank, Ltd., as administrative agent (the “Administrative Agent”), the First Lien Collateral Agent, and the issuing banks and lenders party thereto have entered into that certain Credit and Guaranty Agreement, dated as of [                    ], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LC Facility Credit Agreement”), providing, subject to the terms and conditions thereof, for letters of credit, the reimbursement of amounts drawn on such letters of credit, and other financial accommodations to the Company in an aggregate principal amount set forth therein;

[INSERT ADDITIONAL RECITALS AS NEEDED RELATING TO ANY OTHER INTERIM ISSUANCES OF ADDITIONAL PERMITTED SECURED INDEBTEDNESS OR ADDITIONAL SECURED NOTES OR SUBORDINATE NOTES UNDER THE NOTE PURCHASE AGREEMENT PRIOR TO THIS SUBORDINATION AGREEMENT]

[1]	Note to Draft: To be inserted to the extent any second lien Subordinate Notes have been issued prior to the date of this Subordination Agreement.

WHEREAS, pursuant to the terms, conditions and provisions of the Collateral Agency and Intercreditor Agreement, dated as of October 1, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among the Company, the other Obligors, Holdings, MUFG Bank, Ltd., in its capacity as Intercreditor Agent (as defined in the Note Purchase Agreement), the Administrative Agent, MUFG Union Bank, N.A., in its capacity as Notes Agent (as defined in the Note Purchase Agreement), the First Lien Collateral Agent, each purchaser party thereto and each of the other party from time to time party thereto, the parties have agreed to, among other things, determine certain rights, obligations and priorities in respect of the liens thereunder;

WHEREAS, pursuant to the terms of the Note Purchase Agreement, the Company may issue and sell, subject to the terms of the Note Purchase Agreement, an unlimited amount of subordinate notes in accordance with the terms of the Note Purchase Agreement and one or more supplemental note purchase agreements;

WHEREAS, pursuant to that certain [Number] Supplemental Note Purchase Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Supplemental NPA”), by and among the Company, the other Obligors, Holdings, the [Second Lien Collateral Agent][Subordinate Noteholder Representative] and the Purchasers party thereto, the Purchasers have agreed to purchase Series          unsecured [fixed] rate term notes issued by the Company in an aggregate principal amount of up to $             (the “Series             Notes”);

WHEREAS, in accordance with the Senior Debt Documents, the Senior Creditors have required the execution and delivery of this Agreement by the Subordinate Noteholder Representative, on behalf of each Subordinated Creditor, in order to set forth the relative rights and priorities of Senior Agent, the other First Lien Secured Parties, the Subordinate Noteholder Representative and the Subordinated Creditors under the Financing Documents; and

WHEREAS, as of the date hereof, the First Lien Collateral Agent is the Applicable Collateral Agent (under and as defined in the Intercreditor Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions and Interpretation.

1.1 Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings attributed to them in the Supplemental NPA as in effect on the date hereof, including, to the extent applicable, by reference to the Note Purchase Agreement, or, if not defined herein or therein, the meanings given to those terms in the Uniform Commercial Code as in effect from time to time in the State of New York. The following terms used herein (including in the introductory paragraph hereof and the recitals hereto) shall have the following respective meanings:

“Act of Required Secured Parties” has the meaning given in the Intercreditor Agreement.

“Administrative Agent” has the meaning given in the recitals.

2

“Agreement” has the meaning given in the introductory paragraph.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Collateral” has the meaning given in the Intercreditor Agreement.

“Company” has the meaning given in the introductory paragraph.

“Depositary Agreement” shall mean that certain Depositary Agreement, dated as of October 1, 2021, among the Company, the Administrative Agent, the First Lien Collateral Agent, the Depositary Bank and the other Persons from time to time party thereto.

“Depositary Bank” shall mean MUFG Union Bank, N.A., as the depositary bank, and its successors and assigns in such capacity.

“Distribution” shall mean, with respect to any indebtedness, ownership interest or other obligations, (a) any payment or distribution by any Obligor of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, ownership interest or obligation, including, without limitation, any adequate protection payments, reimbursement of fees and expenses and indemnities, or (b) any redemption, purchase or other acquisition of such indebtedness, ownership interest or obligation by any Obligor.

“Enforcement Action” shall mean (a) to take from or for the account of any Obligor, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Obligor (other than Permitted Payments expressly permitted to be paid in accordance with Section 2.2), (b) to sue for payment of all or any portion of the Subordinated Debt, or to initiate or participate with others in any suit, action or proceeding against any Obligor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt, (ii) commence or participate with others in commencing a Proceeding in respect of any Obligor or any assets of any Obligor or (iii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to cause any Obligor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document (other than Permitted Payments expressly permitted to be paid in accordance with Section 2.2) or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Obligor.

“First Lien Collateral Agent” has the meaning given in the introductory paragraph.

“Holdings” has the meaning given in the recitals.

“Intercreditor Agreement” has the meaning given in the recitals.

“LC Facility Credit Agreement” has the meaning given in the recitals.

“Note Purchase Agreement” has the meaning given in the recitals.

3

“Obligors” has the meaning given in the recitals.

“Paid in Full” or “Payment in Full”, when used in connection with the Senior Debt, shall mean the occurrence of all of the following: (i) termination or expiration of all commitments to extend credit that would constitute Senior Debt, (ii) payment in full in cash of all of the Senior Debt (other than outstanding letters of credit (which shall be addressed as provided in clause (iii) below) and contingent reimbursement or indemnity obligations as to which no claim has been asserted), including interest, fees or other amounts accruing (or which would, absent the commencement of any Proceeding of any Obligor, accrue) on or after the commencement of any Proceeding of any Obligor, whether or not such amounts would be allowed in any Proceeding of any Obligor, and including any make-whole amount or other premium on any such Senior Debt and (iii) termination, cancellation, expiration or cash collateralization at 102.5% of the available amount (in a manner reasonably acceptable to the Secured Debt Representative of the relevant Senior Creditors that have reimbursement obligations with respect thereto and the applicable issuing banks) of all outstanding letters of credit and obligations in connection therewith or alternative arrangements satisfactory to the applicable Senior Creditors, the applicable issuing bank and the other applicable Secured Parties that have reimbursement obligations with respect thereto have been made; provided that Senior Debt shall be deemed to be Paid in Full at such time as the applicable Secured Debt Representative thereof has expressly acknowledged in a “payoff letter” or comparable written document the termination of the Senior Debt Documents, the payment in full of all outstanding obligations thereunder (excluding contingent obligations to the extent no claim giving rise thereto has been asserted), the collateralization (or termination) of all outstanding letters of credit (if any) in accordance with the Senior Debt Documents and the termination of all commitments under the Senior Debt Documents.

“Permitted Judgment Liens” shall mean any Lien arising as a result of any judgment received in an Enforcement Action otherwise permitted hereunder; provided, that, such judgment Lien shall be subordinated to the Senior Debt to the extent set forth herein.

“Permitted Payments” has the meaning given in Section 2.2.

“Post-Petition Interest” shall mean interest accruing in respect of Senior Debt after the commencement of any Proceeding by or against any Obligor, at the rate applicable to such Senior Debt pursuant to the applicable Senior Debt Documents, whether or not such interest is allowed as a claim enforceable against such Obligor in a bankruptcy case under the Bankruptcy Code, and any other interest that would have accrued but for commencement of such Proceedings.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Recovery” has the meaning given in Section 2.3(h).

“Second Lien Collateral Agent” has the meaning given in the introductory paragraph.

“Secured Debt Representative” has the meaning given in the Intercreditor Agreement.

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“Senior Agent” shall mean the Applicable Collateral Agent under and as defined in the Intercreditor Agreement.

“Senior Creditors” shall mean the First Lien Secured Parties (as defined in the Intercreditor Agreement) and, from and after the joinder of a Second Lien Collateral Agent to the Intercreditor Agreement, the Second Lien Secured Parties (as defined in the Intercreditor Agreement).

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Obligors from time to time owed to any Senior Creditor under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest, and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding, including a Proceeding under the Bankruptcy Code, together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any Post-Petition Interest.

“Senior Debt Documents” shall mean the First Lien Documents (as defined in the Intercreditor Agreement) and, from and after the joinder of a Second Lien Collateral Agent to the Intercreditor Agreement, the Second Lien Documents (as defined in the Intercreditor Agreement).

“Senior Notes” has the meaning given in the recitals.

“Series             Notes” has the meaning given in the recitals.

“Subordinate Noteholder Representative” has the meaning given in the introductory paragraph.

“Subordinated Creditor” shall mean the Subordinate Noteholder Representative and all purchasers and holders of the Subordinate Notes.

“Subordinated Debt” shall mean all of the obligations, liabilities and indebtedness of the Obligors to the Subordinated Creditors evidenced by or incurred pursuant to the Subordinate Notes and the other the Subordinated Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, including, without limitation, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with any amendments, modifications, refinancings, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement.

“Subordinated Debt Documents” shall mean this Agreement, the Subordinate Notes, the [Number] Supplemental NPA, the Note Purchase Agreement solely as it relates to the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

[”Subordinated Debt Final Maturity Date”shall mean             .]

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“Supplemental NPA” has the meaning given in the recitals.

1.2 Interpretation. Except as otherwise expressly provided or unless the context otherwise requires, the rules of interpretation set forth in Section 23.4 of the Note Purchase Agreement shall apply to this Agreement.

2. Subordination.

2.1 Subordination of Subordinated Debt to Senior Debt. Each Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of all Senior Debt, whether now outstanding or hereafter incurred; provided that nothing contained herein shall modify the obligations of the Obligors to Subordinated Creditors set forth in the Subordinated Debt Documents. Each Senior Creditor, whether its Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement, and the subordination contemplated by this Section 2 shall be for the benefit of, and enforceable by, each such Senior Creditor.

2.2 Permitted Subordinated Debt Payments. Except as expressly set forth in this Section 2, unless and until the Senior Debt is Paid in Full, no Obligor shall directly or indirectly, declare, order, pay, make or set apart any sum or any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to the Subordinated Debt except in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof and only to the extent such redemption, purchase, defeasance or payment is made with Permitted Payments, and the Subordinated Creditors shall not accept, take, receive or retain, by payment, in cash or in kind, by way of setoff, or in any other manner, from or on behalf of any Obligor the whole or any part of any sums which may now or hereafter be owing to the Subordinated Creditors, other than, in each case, payments made pursuant to and in accordance with Section 3.1(b)(xiii) of the Depositary Agreement as in effect on the date hereof or with amounts to the extent permitted to be distributed by the Company pursuant to Section 3.3(b) of the Depositary Agreement as in effect on the date hereof (collectively, the “Permitted Payments”). Subject to the conditions set forth herein, the Obligors may pay to the Subordinated Creditors, and the Subordinated Creditors may accept and receive on account of the Subordinated Debt, Permitted Payments.

2.3 Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding with respect to any Obligor:

(a) All Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to any Subordinated Creditor on account of any Subordinated Debt.

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(b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Senior Agent (to be held and/or applied by Senior Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is Paid in Full. Each Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Agent. Each Subordinated Creditor hereby irrevocably authorizes, empowers and appoints Senior Agent as its agent and attorney in fact to demand, sue for, collect and receive any and all such Distributions upon prior written demand from the Senior Agent to such Subordinated Creditor; provided that such Distributions are to be held and/or applied by Senior Agent in accordance with the terms of the Senior Debt Documents until all Senior Debt is Paid in Full, and provided further that Senior Agent shall not have any obligation to demand, sue for, collect and receive any such Distributions.

(c) The Subordinated Creditors shall retain, exclusively, all rights to enforce and to vote all proofs of claim and otherwise to act in any Proceeding in their capacity as Subordinated Creditors (including the right to vote to accept or reject any plan of reorganization, composition, arrangement or liquidation) to the fullest extent provided by applicable law (it being understood that such rights shall not be interpreted to modify the rights, agreements and obligations of Subordinated Creditors under this Agreement). Each Subordinated Creditor agrees that it will not vote its claim, or take any other action, in such Proceeding in any manner inconsistent with the terms of this Agreement. Without limiting the generality of the foregoing, each Subordinated Creditor agrees that it will not (i) contest or object to any request by or on behalf of the Senior Creditors for adequate protection, (ii) support, endorse, propose, submit, whether directly or indirectly, any plan of reorganization for any Obligor or any subsidiary thereof that provides for or contemplates the impairment of repayment of the Senior Debt (or any portion thereof) unless the Required Secured Parties (acting in their sole discretion) shall have consented thereto in writing, (iii) take (or support any Person in taking) any action, vote any proofs of claim, or vote on any plan of reorganization in any manner that would have the effect of impairing or reducing the amount of or the interest rate on or delaying the time of payment of any Senior Debt or be inconsistent with the terms of this Agreement, (iv) take (or support any Person in taking) any action to (A) contest the validity, perfection, priority or enforceability of any Senior Debt, any Lien or security interest of any Senior Creditor in any assets or property of any Obligor or any guarantee thereof, (B) contest the relative rights and duties of the Senior Creditors with respect to any collateral securing or purporting to secure the Senior Debt, or (C) contest, impair, reduce or adversely affect the Subordinated Creditors’ obligations and agreements set forth in this Agreement, (v) seek or request relief from or modification of the automatic stay or any other stay in any Proceeding with respect to any Obligor or (vi) oppose or seek to challenge (or support any Person in opposing or seeking to challenge) any claim by the Senior Agent or any other Senior Creditor for allowance in any Proceeding of Senior Debt consisting of Post-Petition Interest, premiums, fees or expenses.

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(d) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditors and Subordinated Creditors even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

(e) Upon any payment or distribution of assets of any Obligor, the Subordinated Creditors shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such Proceeding is pending for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or this Section 2.2.

(f) Until the Senior Debt is Paid in Full, no Subordinated Creditor shall consent to the use of “cash collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) nor provide any financing that would be senior to or pari passu with the Senior Debt under Section 364 of the Bankruptcy Code, or support any other Person in providing such financing, unless the Senior Agent (acting upon an Act of Required Secured Parties (acting in their sole discretion)) shall have agreed to such use of cash collateral or financing, and no Subordinated Creditor shall raise any objection (or support any other Person objecting) to any such use of cash collateral or financing supported by the Senior Agent or other Senior Creditors.

(g) If, in any Proceeding, debt securities of any reorganized Obligor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan on account of the Senior Debt and/or the Subordinated Debt, then any such debt securities distributed to the Senior Creditors shall constitute Senior Debt hereunder and any such debt securities distributed to any Subordinated Creditor shall constitute Subordinated Debt hereunder, and the provisions of this Agreement will survive the distribution of such debt securities pursuant to such plan and will apply with like effect to such debt securities.

(h) If any Senior Creditor is required in any Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor any amount paid in respect of Senior Debt (a “Recovery”), then such Senior Creditor shall be entitled to a reinstatement of its Senior Debt with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Senior Debt shall be deemed not to have been Paid in Full for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 2.3(h) shall survive termination of this Agreement.

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2.4 Subordinated Debt Standstill Provisions.

(a) No Subordinated Creditor shall, without the prior written consent of Senior Agent (acting upon an Act of Required Secured Parties), take any Enforcement Action with respect to the Subordinated Debt, until the earliest to occur of the following:

(i) the acceleration or final maturity (after giving effect to any extensions thereof) of the Senior Debt;

(ii) the commencement of any Proceeding with respect to any Obligor (other than any such Proceeding initiated by a Subordinated Creditor);

(iii) the date the Senior Debt is Paid in Full;

(iv) the commencement by the Senior Agent (acting upon an Act of Required Secured Parties) of any foreclosure proceedings or other exercise of remedies against any Obligor to realize upon any material portion of the Collateral;

(v) any sale of all or substantially all of the assets of the Obligors (whether by merger, consolidation, recapitalization, sale of assets, foreclosure or otherwise) in connection with the exercise of remedies by the Senior Agent under the Senior Debt Documents;

(vi) the Subordinated Debt Final Maturity Date; and

(vii) the passage of two hundred seventy (270) days from the date of Senior Agent’s receipt of a written notice from any Subordinated Creditor if the event of default under the Subordinated Debt Documents described in reasonable detail therein shall not have been cured or waived within such period.

Notwithstanding the foregoing, each Subordinated Creditor (i) subject to the terms of this Agreement, may file and vote proofs of claim against each Obligor in any Proceeding involving such Person, (ii) subject to the terms of this Agreement, may take such actions as are reasonably necessary in such Proceeding to establish and preserve such claim, (iii) may commence legal proceedings to the extent, but only to the extent, necessary to toll the running of any applicable statute of limitations or similar restriction on claims, or to assert a compulsory crossclaim or counterclaim against any Obligor, (iv) may exercise rights and remedies for specific performance or equitable relief to compel any Obligor to comply with any non-payment obligations under the Subordinated Debt Documents to which such Obligor is a party so long as it is not accompanied by any collection action, (v) may take any non-judicial procedural action that may be required or desired as a precondition to acceleration or relating to preservation of rights (such as giving a notice of default or reservation of rights (including reservation of acceleration rights subject to the terms of this Agreement)), (vi) may impose a default rate of interest that is otherwise permitted pursuant to the terms of this Agreement (provided that such default interest may be paid only with the proceeds of Permitted Payments in accordance with this Agreement), (vii) upon the occurrence and during the continuance of an “Event of Default” under the Subordinated Debt Documents, may deliver to the Company a notice of acceleration

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(provided that such acceleration is not effective until the earliest of the dates specified in clauses (i) through (vi) of this Section 2.4), (viii) may take any action to enforce the terms of any subordination agreement with respect to any indebtedness or other obligation subordinated to the Subordinated Debt (other than to exercise any turnover rights thereunder which shall be subject to the terms of this Agreement), (ix) may bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral, or (x) receive any remaining proceeds of Collateral after the Senior Debt has been Paid in Full and all commitments to lend under the Senior Debt Documents shall be terminated. Any Distributions or other proceeds of any Enforcement Action obtained by any Subordinated Creditor which do not constitute Permitted Payments or are received by any Subordinated Creditor at any time that an Event of Default has occurred and is continuing under the Senior Debt Documents shall in any event be held in trust by it for the benefit of Senior Agent and Senior Creditors and promptly paid or delivered to Senior Agent for the benefit of Senior Creditors in the form received until all Senior Debt is Paid in Full.

Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by Senior Creditors such acceleration is rescinded (whether or not any existing “Event of Default” under any Senior Debt Document has been cured or waived), then any and all Enforcement Actions that were permitted to be taken by each Subordinated Creditor under Section 2.4(a)(i) solely as a result of such acceleration shall likewise be rescinded, and such rescission by Subordinated Creditors shall not prejudice the rights of Subordinated Creditors except as may otherwise be contemplated under or consistent with this Agreement.

(b) Each Obligor hereby agrees that in the event that any holder of Subordinated Debt commences any Enforcement Action within ten (10) days after the expiration of any remedy standstill period imposed pursuant to this Agreement, it will not assert, and hereby waives (to the extent permitted by applicable law) any right to assert, as a defense or otherwise, that such exercise of rights, remedies and/or enforcement actions by such Subordinated Creditor are untimely or that such Subordinated Creditor’s delay in commencing such Enforcement Action constitutes a waiver of any of its rights or remedies or is otherwise commercially unreasonable. Furthermore, each Obligor agrees that any applicable statute of limitations that would otherwise prevent any holder of Subordinated Debt from pursuing any claim with respect to the Subordinated Debt shall be tolled upon the commencement of, and until the expiration of, any remedy standstill period imposed pursuant to this Agreement, and each Obligor hereby agrees not to assert, and hereby waives (to the extent permitted by applicable law) any right to assert as a defense, any applicable statute of limitations without giving effect to such tolling.

(c) No Subordinated Creditor will contest, protest or object to any exercise of remedies or other foreclosure proceeding or action brought by the Senior Agent or any Senior Creditor or any other exercise by the Senior Agent or any Senior Creditor of any rights and remedies relating to the Collateral under the Senior Debt Documents and will not object to the forbearance by the Senior Agent or any Senior Creditor from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral.

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2.5 Incorrect Payments. If any payment or Distribution (whether in the form of cash, securities or other property) on account of the Subordinated Debt not permitted to be made by the Obligors or received by any Subordinated Creditor under this Agreement is made and received by any Subordinated Creditor, the full amount of such payment or Distribution shall be held in trust (but shall not be required to be segregated) by such Subordinated Creditor for the benefit of Senior Agent and Senior Creditors and shall be paid over to Senior Agent, within 10 days after the earlier of (i) written demand therefor from Senior Agent; and (ii) any officer of such Subordinated Creditor having responsibility for managing the investment evidenced by the Subordinated Debt obtaining knowledge of the receipt of such prohibited payment.

2.6 Legend. Until the termination of this Agreement in accordance with Section 15, each Subordinated Creditor will cause to be inserted on the face of each Subordinate Note as well as any renewals or replacements thereof, the following legend:

“This instrument and the indebtedness evidenced hereby are subordinated in the manner and to the extent set forth in that certain Subordination Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Subordination Agreement”) dated as of                 , 20         by and among GSRP Portfolio II LLC, a Delaware limited liability company, GSRP Portfolio II HoldCo LLC, a Delaware limited liability company, certain other subsidiaries of the Company, as guarantors, MUFG Union Bank, N.A., as the Senior Agent (as defined therein) for the Senior Creditors (as defined therein) and the Subordinate Noteholder Representative (as defined therein), to the prior Payment in Full (as defined therein) of the Senior Debt (as defined therein), and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

2.7 Obligations Hereunder Not Affected. All rights and interest of the Senior Creditors and the Senior Agent hereunder, and all agreements and obligations of each Subordinated Creditor and each Obligor, shall (subject in any case to Sections 3.1 and 3.2) remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any document evidencing Senior Debt, or any lack of validity, perfection, priority or enforceability of any Lien pursuant to any Senior Debt Document;

(b) any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Debt, or any other amendment or waiver of or any release or consent to departure from any of the Senior Debt Documents;

(c) any exchange, release or non-perfection of any security interest in collateral for all or any of the Senior Debt;

(d) any failure of the Senior Agent or any other Senior Creditor to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any other Senior Debt Document;

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(e) any reduction, limitation, impairment or termination of the Senior Debt for any reason (other than the defense of Payment in Full of the Senior Debt), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Obligor and each Subordinated Creditor hereby waives (to the extent not prohibited by applicable law) any right to or claim of) any defense (other than the defense of Payment in Full of the Senior Debt) or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Debt; and

(f) any other circumstance which might otherwise constitute a defense (other than the defense of the Payment in Full of the Senior Debt) available to, or a discharge of, any Obligor in respect of the Senior Debt or any Subordinated Creditor in respect of this Agreement.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Senior Creditor or the Senior Agent upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made. Each Subordinated Creditor acknowledges and agrees that the Senior Creditors and the Senior Agent may in accordance with the terms of any Senior Debt Document, without notice or demand and without affecting or impairing such Subordinated Creditor’s obligations hereunder, but subject to Section 3.1, from time to time (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Debt or any part thereof, including, without limitation, to increase or decrease the rate of interest thereon or the principal amount thereof; (ii) take or hold security for the payment of the Senior Debt and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as the Senior Agent and the Senior Creditors, in their reasonable judgement, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against any Obligor or any other Person.

2.8 Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens. Until such time as the Senior Debt is Paid in Full, no Subordinated Creditor shall at any time take, accept, file, record or require any Lien in or on any or all of the Collateral or any other interest in property of any Obligor other than Permitted Judgment Liens. Until all Senior Debt has been Paid in Full, any Liens of any Subordinated Creditor on account of the Subordinated Debt in the Collateral which may exist in breach of such Subordinated Creditor’s agreement pursuant to Section 3.2(a) or Section 4.1(e) of this Agreement and any Permitted Judgment Liens shall in each case be and hereby are subordinated for all purposes and in all respects to the Liens of Senior Agent and Senior Creditors in the Collateral, any and all Liens granted by any Obligor in favor of the Senior Agent shall in all respects be first and senior Liens, superior to any Liens in favor of Subordinated Creditors regardless of the time, manner or order of perfection of any such liens and security interests. Without limiting any other rights and remedies available to the Senior Agent, Subordinated Creditors agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted to them shall be held and paid over to Senior Agent in accordance with Sections 2.3, 2.5 and 5 or any other provision of this Agreement. Each Subordinated Creditor agrees that it will not directly or indirectly, as a member of a creditors’ committee in a Proceeding or otherwise, at any time initiate, prosecute, participate in any action, objection or other proceeding to challenge or otherwise contest the

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validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Senior Agent and Senior Creditors in the Collateral securing the Senior Debt; provided that, for the avoidance of doubt, such Subordinated Creditor’s status as a member of a creditors’ committee shall not be deemed to be a violation of the foregoing restriction for so long as such Subordinated Creditor does not initiate, prosecute, and participate in (and abstains from) any action, objection or other proceeding to challenge or otherwise contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Senior Agent and Senior Creditors in the Collateral securing the Senior Debt. Each Senior Creditor agrees that, except as may otherwise be contemplated under or consistent with this Agreement, it will not at any time initiate, prosecute or participate in any claim, action, objection or other proceeding challenging the enforceability or validity of the Subordinated Debt or the Subordinated Debt Documents. In the event that any Subordinated Creditor obtains any liens or security interests in the Collateral on account of the Subordinated Debt, such Subordinated Creditor shall (or shall cause its agent to) promptly execute and deliver to Senior Agent such termination statements and releases as Senior Agent shall request to effect the release of the liens and security interests of such Subordinated Creditor in such Collateral. In furtherance of the foregoing, each Subordinated Creditor hereby irrevocably (i) appoints Senior Agent its attorney-in-fact, with full power of substitution and with full authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or otherwise, to execute and deliver any document or instrument which such Subordinated Creditor may be required to deliver pursuant to this Section 2.8 and (ii) authorizes the Senior Agent to file any Uniform Commercial Code termination statement, release or amendment required to be delivered pursuant to this Section 2.8, provided that the Senior Agent shall have no obligation to file any such Uniform Commercial Code termination statement, release or amendment.

3. Modifications.

3.1 Modifications to Senior Debt Documents. Senior Creditors may at any time and from time to time without the consent of or notice to any Subordinated Creditor, without incurring liability to any Subordinated Creditor and without impairing or releasing the obligations of any Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any Senior Debt Document; provided that Senior Creditors shall not, without the prior written consent of the Subordinate Noteholder Representative, agree to any amendment, modification, waiver, supplement or refinancing to or of the Senior Debt Documents, the effect of which is to, (a) increase the principal amount of the Senior Debt to an amount greater than ten percent (10%) in excess of the amount of Senior Debt permitted to be incurred under the Note Purchase Agreement as in effect on the date hereof; (b) amend Section 3.1 of the Depositary Agreement in a manner that would adversely impact the priority of Permitted Payments or otherwise add any direct restrictions on the ability of any Obligor to repay the Subordinated Debt in addition to those set forth in the Senior Debt Documents in effect on the date hereof (provided that any modification of any existing covenants or defaults, which has the effect of making them more restrictive, shall not be deemed, in and of itself, to be an additional restriction on the payment of the Subordinated Debt); or (c) change or amend any term of the Senior Debt Documents relating to the purchase, assignment or participation of all or any portion of the Senior Debt to any Obligor or any of its respective Affiliates in a manner adverse to the Subordinated Creditor. The Senior Agent shall promptly notify Subordinated Creditors in writing upon the Senior Agent’s exercise of remedies with respect to the Senior Debt Documents, provided that the failure to so notify Subordinated Creditors shall in no way impair the rights of the Senior Agent or the Senior Creditors hereunder or thereunder or impose any liability upon Senior Agent.

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3.2 Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, no Subordinated Creditor shall, without the prior written consent of the Required Secured Parties, agree to any amendment, modification or supplement to the Subordinated Debt Documents (a) the effect of which is to take any liens or security interests in any assets of any Obligor or any Affiliate of any Obligor other than Permitted Judgment Liens, (b) in any manner if, after giving effect to such amendment, modification or supplement, such Subordinated Debt Document will no longer satisfy the terms of Sections 1.3, 1.4, 1.5, and 13.6 of the Note Purchase Agreement, (c) the effect of which is to increase the obligations of any Obligor of the Subordinated Debt or to confer additional material rights on any Subordinated Creditor or any other holder of the Subordinated Debt in a manner adverse to any Obligor or the Senior Creditors, and (d) the effect of which is otherwise materially adverse to the interests of the Senior Creditors.

4. Representations and Warranties.

4.1 Representations and Warranties of Subordinate Noteholder Representative. The Subordinate Noteholder Representative, hereby represents and warrants to Senior Agent and Senior Creditors, as to itself and on behalf of the Subordinated Creditors, that as of the date hereof: (a) the Subordinate Noteholder Representative, on behalf of the Subordinated Creditors, has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by the Subordinate Noteholder Representative, on behalf of the Subordinated Creditors, will not require any consent or approval which has not been obtained; (c) this Agreement is the legal, valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (d) the Subordinated Creditors are the sole owner, beneficially and of record, of all of the Subordinated Debt; and (e) the Subordinated Debt held by each Subordinated Creditor is, and at all times prior to the termination of this Agreement shall remain, an unsecured obligation of each Obligor other than Permitted Judgment Liens.

4.2 Representations and Warranties of Senior Agent. Senior Agent hereby represents and warrants to each Subordinated Creditor that as of the date hereof: (a) Senior Agent, on behalf of Senior Creditors, has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; and (b) this Agreement is the legal, valid and binding obligation of Senior Agent, enforceable against Senior Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

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5. Subrogation. Each Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by such Subordinated Creditor with respect to the Subordinated Debt at any time after the date that such payment is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by such Subordinated Creditor in trust for the benefit of the holders of the Senior Debt and such Subordinated Creditor shall forthwith deliver the same to the Senior Agent for the benefit of the Senior Creditors for application to the Senior Debt until the Senior Debt is Paid in Full. For purposes of this Section 5, a Distribution made pursuant to this Agreement to Senior Agent or Senior Creditors which otherwise would have been made to any Subordinated Creditor is not, as between the Company and such Subordinated Creditor, a payment by the Company to or on account of the Senior Debt.

6. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by each of the parties hereto (and in the case of the Senior Agent, acting upon an Act of Required Secured Parties), and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things (at the sole cost and expense of the Company) as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8. Notices. Unless otherwise provided in this Agreement, all notices or demands provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

If to Subordinated Creditors:

If to Senior Agent:

MUFG Union Bank, N.A.,

as First Lien Collateral Agent

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Attention: Institutional Agency Services

Fax: (415) 273-2492

Email: SFCT@unionbank.com

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or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) business days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed; and (D) if delivered by electronic mail, when delivered. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

To the extent that any amount due and payable under this Agreement by the Company or any Obligor has not been paid within the time period set forth hereunder or, if applicable, as set forth in any invoice delivered pursuant to the terms hereof, the First Lien Collateral Agent or Subordinated Creditors, as applicable, shall provide written notice thereof to the Company and such written notice shall be identified therein as a “notice of default” and refer specifically to Section 11(c)(ii) of the Note Purchase Agreement and Section 8.1(c)(ii) of the LC Facility Credit Agreement.

9. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Agent, Senior Creditors, Subordinated Creditors, and each Obligor. To the extent permitted under the Senior Debt Documents, Senior Creditors may, from time to time, without notice to any Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. The Subordinate Noteholder Representative agrees that any Person that becomes a Senior Creditor after the date of this Agreement may rely on and enforce this Agreement.

10. Relative Rights. This Agreement shall define the relative rights of Senior Agent, Senior Creditors and Subordinated Creditors. Nothing in this Agreement shall (a) impair, as between the Obligors and Senior Agent and Senior Creditors and as between the Obligors and Subordinated Creditors, the obligation of the Obligors with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Senior Agent, Senior Creditors or Subordinated Creditors with respect to any other creditors of the Obligors.

11. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Senior Debt Documents or the Subordinated Debt Documents, the provisions of this Agreement shall control and govern; provided that, notwithstanding the foregoing, for the avoidance of doubt, the failure of any Obligor to comply with the provisions of the Senior Debt Documents by reason of the operation of any provision of this Agreement shall not be construed as preventing the occurrence of a breach, “Default” and/or “Event of Default” under and as defined in any Senior Debt Document; provided that, notwithstanding the foregoing, for the avoidance of doubt, the failure of any Obligor to comply with the provisions of any Subordinated Debt Document by reason of the operation of any provision of this Agreement shall not be construed as preventing the occurrence of a breach, “Default” and/or “Event of Default” under and as defined in any Subordinated Debt Document.

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12. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be deemed to be effective delivery of an original signature hereto.

14. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15. Continuation of Subordination; Termination of Agreement. This Agreement and the obligations of Subordinated Creditors hereunder shall remain in full force and effect until the Payment in Full of the Senior Debt after which this Agreement shall terminate without further action on the part of the parties hereto; provided that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Senior Creditor or the Senior Agent (or any representative thereof) upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made, and any Distribution received by such Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be subject to Section 2.5.

16. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

17. Consent to Jurisdiction.

(a) Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other Note Document. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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(b) Each of the parties hereto agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 17(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) Each of the parties hereto consents to process being served by or on behalf of any party hereto in any suit, action or proceeding of the nature referred to in Section 17(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 8 or at such other address of which such holder shall then have been notified pursuant to said Section. Each of the parties hereto agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 17 shall affect the right of any party to serve process in any manner permitted by law, or limit any right that the parties may have to bring proceedings in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

18. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

19. Subordination Agreement. This Agreement is intended to be a subordination agreement within the meaning of section 510(a) of the Bankruptcy Code.

20. Additional Subordinate Debt. Any purchaser and holder of any additional Series of unsecured Subordinate Notes shall sign onto this Agreement as an additional Subordinated Creditor by executing a joinder to this Agreement in the form of Exhibit A attached hereto and such additional Series of Subordinate Notes shall constitute “Subordinated Debt” for all purposes hereunder.

21. Specific Performance. Senior Agent (acting upon an Act of Required Secured Parties) and each of the Subordinated Creditors may demand specific performance of this Agreement, and each of the Subordinated Creditors and Senior Agent waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action brought by any of the Subordinated Creditors or the Senior Agent, respectively.

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22. No Third Party Beneficiaries. This Agreement is for the sole benefit of the Subordinated Creditors, Senior Creditors and Senior Agent and their respective successors and permitted assigns. There are no third party beneficiaries. No trustee in bankruptcy for, or bankruptcy estate of, or unsecured creditor of, any Obligor will have or acquire or be entitled to exercise any right of a Senior Creditor or Subordinated Creditor under this Agreement, whether upon an avoidance or equitable subordination of a Lien of any Senior Creditor or any Subordinated Creditor or otherwise. Other than pursuant to the second sentence of this Section, no Obligor or any other creditor thereof has any rights hereunder, and no Obligor may rely on the terms hereof. Nothing in this Agreement impairs the obligations of any Obligor to pay principal, interest, fees, and other amounts as provided in the Senior Debt Documents and the Subordinated Debt Documents.

23. Creditors’ Capacities. For the avoidance of doubt, each of the Senior Agent, on behalf of itself and the Senior Creditors, and the Subordinated Creditors acknowledge and agree that this Agreement only applies to the parties hereto in their capacities as holders of the Senior Debt and the Subordinated Debt, as applicable, or as agent, as the case may be; this Agreement does not affect any party hereto in any different capacity, including as an equity holder or as a party to any agreement or instrument other than the Senior Debt Documents and the Subordinated Debt Documents. Further, for the avoidance of doubt, this Agreement shall not constrain any party hereto from, or give rise to a default upon any party hereto, taking any action in any capacity other than that as holders of the Senior Debt and the Subordinated Debt permitted under any agreement or document governing rights of a party hereto in any other capacity.

24. Several Obligations of Subordinated Creditors, Etc. The rights and obligations of the Subordinated Creditors are several and not joint and several. No Subordinated Creditor shall be liable directly or indirectly, on account of any act or omission of any other Subordinated Creditor.

25. Subordination May Not Be Impaired. No right of any holder of Senior Debt to enforce the subordination of the Subordinated Debt may be impaired by any act or failure to act by any Obligor, any Senior Creditor or Senior Agent.

26. Defense to Enforcement. If a Subordinated Creditor, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against any Obligor, then such Person may interpose as a defense or plea the making of this Agreement, and Senior Agent (acting upon an Act of Required Secured Parties) or any other Senior Creditor may intervene and interpose such defense or plea in its name or in the name of any such Obligor. If a Subordinated Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Debt Documents, then Senior Agent (acting upon an Act of Required Secured Parties), any other Senior Creditor or any Obligor may, by virtue of this Agreement, restrain the enforcement thereof in the name of Senior Agent or such Senior Creditor (as applicable), or any such Obligor.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SENIOR AGENT:

MUFG UNION BANK, N.A., not in its individual capacity but solely in its capacity as Senior Agent and First Lien Collateral Agent

By:

Name:
Title:

[SECOND LIEN COLLATERAL AGENT:
, not in its individual capacity but solely in its capacity as Second Lien Collateral Agent

By:

Name:
Title: ][2]

[2]	Insert if applicable.

[Signature Page to Subordination Agreement]

[SUBORDINATE NOTEHOLDER REPRESENTATIVE:

__________, as Subordinate Noteholder Representative

By:

Name:
Title: ][3]

[3]	Insert if applicable.

[Signature Page to Subordination Agreement]

ACKNOWLEDGED AND AGREED:

COMPANY:

GSRP PORTFOLIO II LLC

By:
Name:
Title:

[INSERT OTHER OBLIGORS]

Signature Page to Subordination Agreement

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”) dated as of                     , 20         is executed by the undersigned in connection with that certain Subordination Agreement dated as of                     , 20         by and among the Obligors (as defined therein), MUFG Union Bank, N.A., as the First Lien Collateral Agent (as defined therein) for the First Lien Secured Parties (as defined therein), [                    , in its capacity as Second Lien Collateral Agent (as defined therein) for the Second Lien Secured Parties (as defined therein)] and                     , as the Subordinate Noteholder Representative for the holders of Series          Notes (as defined therein) (as amended, restated, supplemented or modified from time to time, the “Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1.

Each such signatory acknowledges receipt of the Agreement, assumes all the rights and obligations of a Subordinated Creditor under the Agreement and agrees that such signatory shall be bound as a Subordinated Creditor under the terms of the Agreement as if it had been an original signatory to the Agreement.

2.	Each signatory hereby gives as of the date hereof the representation and warranties in Section 4.1 of the Agreement.

3.

Each such signatory’s address for notices under the Agreement shall be as set forth beneath its signature hereto (or such other address as such signatory may designate in writing from time to time pursuant to Section 8 of the Agreement).

4.	Each such signatory hereby waives notice of acceptance of this Joinder Agreement by the other parties to the Agreement.

[add signature block and address]

Execution Version

SCHEDULE 5.4

TO NOTE PURCHASE AGREEMENT

SUBSIDIARIES OF THE OBLIGORS AND OWNERSHIP OF SUBSIDIARY STOCK

Subsidiaries:

SCHEDULE 5.8

TO NOTE PURCHASE AGREEMENT

TAXES

Schedule 5.8

(to Note Purchase Agreement)

SCHEDULE 5.15

TO NOTE PURCHASE AGREEMENT

INDEBTEDNESS

Schedule 5.15

(to Note Purchase Agreement)

SCHEDULE 5.17

TO NOTE PURCHASE AGREEMENT

ENERGY REGULATORY MATTERS

Schedule 5.17

(to Note Purchase Agreement)

SCHEDULE 10.1

TO NOTE PURCHASE AGREEMENT

TRANSACTIONS WITH AFFILIATES

Schedule 10.1

(to Note Purchase Agreement)

SCHEDULE 10.5

TO NOTE PURCHASE AGREEMENT

PERMITTED LIENS

Schedule 10.5

(to Note Purchase Agreement)

SCHEDULE 10.6

TO NOTE PURCHASE AGREEMENT

PERMITTED INDEBTEDNESS

Schedule 10.6

(to Note Purchase Agreement)

SCHEDULE 10.12

TO NOTE PURCHASE AGREEMENT

TAX CREDITS AND OTHER TAX RELATED MATTERS

Schedule 10.12

(to Note Purchase Agreement)

SCHEDULE A-1

TO NOTE PURCHASE AGREEMENT

KNOWLEDGE PERSONS

Schedule A-1

(to Note Purchase Agreement)

SCHEDULE A-2

TO NOTE PURCHASE AGREEMENT

PROJECTS

Schedule A-2

(to Note Purchase Agreement)

SCHEDULE A-3

TO NOTE PURCHASE AGREEMENT

CERTAIN POWER PURCHASE AGREEMENTS

Schedule A-3

(to Note Purchase Agreement)

SCHEDULE A-5

TO NOTE PURCHASE AGREEMENT

EPC CONTRACTORS

Schedule A-5

(to Note Purchase Agreement)

SCHEDULE A-6

TO NOTE PURCHASE AGREEMENT

CASH GRANT PROJECTS

Schedule A-6

(to Note Purchase Agreement)

SCHEDULE A-7

TO NOTE PURCHASE AGREEMENT

RESERVED

Schedule A-7

(to Note Purchase Agreement)

SCHEDULE A-8

TO NOTE PURCHASE AGREEMENT

QUALIFIED REPLACEMENT MANAGER INDIVIDUALS

Schedule A-8

(to Note Purchase Agreement)